The information in this prospectus supplement is subject to completion or amendment. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. No one may sell these securities, or accept offers to buy, without the delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities, nor may anyone sell these securities in any state in which such an offer, solicitation or sale would be unlawful, prior to the registration and qualification of these securities under the securities laws of that state.

                   SUBJECT TO COMPLETION, DATED APRIL 14, 1999

PROSPECTUS SUPPLEMENT DATED APRIL __, 1999
TO PROSPECTUS DATED MARCH 23, 1999

                                  $500,000,000

                         [PROVIDIAN NATIONAL BANK LOGO]

                    PROVIDIAN HOME EQUITY LOAN TRUST 1999-1,
     PROVIDIAN HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1999-PNB1

                             PROVIDIAN NATIONAL BANK
                             TRANSFEROR AND SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                             THE TRUST
  BEFORE YOU DECIDE TO       o     will issue the certificates.
  INVEST, READ THIS          o     will make payments on the certificates primarily from collections on a pool of
  PROSPECTUS SUPPLEMENT            variable rate revolving home equity loans made under account agreements the balances
  AND THE PROSPECTUS,              of which have been assigned to the trust.
  ESPECIALLY THE RISK        THE CERTIFICATES
  FACTORS BEGINNING ON       o     will accrue interest at a certificate rate, which will adjust monthly, based on
  PAGE S-20 HEREIN AND ON          one-month LIBOR plus a fixed margin, subject to the maximum rate described herein.
  PAGE 13 OF THE             o     currently have no trading market.
  PROSPECTUS.                o     are not deposits and are not insured or guaranteed by any governmental agency.
                             CREDIT ENHANCEMENT
  The certificates will be   o     A certificate guaranty insurance policy issued by MBIA Insurance Corporation, which
  obligations of the trust         will protect holders of the certificates against certain shortfalls in amounts due to
  only.  The certificates          be distributed at the times and to the extent described herein;
  and the assets of the                                            [MBIA LOGO]
  trust will not be          o     Subordination of an interest retained by the Transferor to the limited extent
  obligations of Providian         described herein; and
  National Bank, Merrill     o     Overcollateralization resulting from the application of excess interest, as described
  Lynch Mortgage                   herein.
  Investors, Inc., or any
  of their respective
  affiliates.

______________
         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                                                          PRICE TO               UNDERWRITING              PROCEEDS TO
                                                          PUBLIC(1)                DISCOUNT              THE DEPOSITOR(2)
                                                         -----------             ------------            ----------------

     Per certificate.................................              %                       %                         %
     Total...........................................     $                        $                         $

(1) Plus accrued  interest,  if any, from the date the  certificates are issued.
(2) Before deducting expenses, estimated to be approximately $ .

                              --------------------

   Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC are acting as underwriters for the issuance of the certificates. Delivery of the certificates is expected to be made in book entry form on or about April , 1999. The certificates will be offered in the United States and Europe.

                              --------------------
MERRILL LYNCH & CO.

                                           NATIONSBANC MONTGOMERY SECURITIES LLC

                              --------------------

      IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

   We tell you about the certificates in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (ii) this prospectus supplement, which describes the specific terms of your series of certificates and may be different from the information in the prospectus.

   If the terms of your series of certificates vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions can be found.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-66 in this prospectus supplement and under the caption "Index of Principal Definitions" beginning on page 103 in the accompanying prospectus.

   The depositor's principal offices are located at 250 Vesey Street, World Financial Center, North Tower, New York, New York 10281 and its telephone number is (212) 449-1000.

                                TABLE OF CONTENTS

                                                     Page
                                                     ----

SUMMARY OF TERMS......................................S-5
RISK FACTORS.........................................S-22
THE HOME EQUITY LOAN POOL............................S-27
     General.........................................S-27
     The Initial Home Equity Loans...................S-27
     Conveyance of Subsequent Home Equity Loans......S-33
THE TRANSFEROR AND SERVICER..........................S-34
     General.........................................S-34
     Loan Origination................................S-34
     Collections.....................................S-35
     Underwriting Criteria...........................S-35
     Home Protection.................................S-36
     Delinquency and Loss Experience.................S-36
PREPAYMENT AND YIELD CONSIDERATIONS..................S-38
     General.........................................S-38
     Weighted Average Life of the Certificates.......S-39
DESCRIPTION OF THE CERTIFICATES......................S-42
     General.........................................S-42
     Payments on Home Equity Loans; Deposits to Collection
       and Certificate Accounts .....................S-43
     Allocations and Collections.....................S-44
     Distributions on the Certificates...............S-46
         Application of Certificate Interest
          Collections ...............................S-46
         Certificate Rate............................S-47
         Calculation of One-Month LIBOR..............S-47
         Transferor Collections......................S-48
         Principal Payments from Principal CollectionsS-48
     Rapid Amortization Events.......................S-49
     The Certificate Insurance Policy................S-50
         The Certificate Insurer.....................S-50
         The Policy..................................S-52
     Limited Subordination of the Transferor's
       Interest .....................................S-54
     Overcollateralization...........................S-54
     Reports to Holders of the Certificates..........S-55
     Transfer of Home Equity Loans...................S-56
     Amendments to Account Agreements................S-57
     Consent to Senior Liens.........................S-57
     Optional Retransfers of Home Equity Loans
       to the Transferor ............................S-57
     Servicing and Hazard Insurance..................S-58
     Realization Upon Defaulted Home Equity Loans....S-58
     Servicing and Other Compensation and
       Payment of Expenses ..........................S-58
     Termination; Retirement of the Certificates.....S-59
     Miscellaneous...................................S-59
     Registration of the Certificates................S-59
     DTC and Year 2000 Compliance....................S-62
     The Trustee.....................................S-62
     Certain Activities..............................S-62
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS............S-63
STATE TAXES..........................................S-65
ERISA CONSIDERATIONS.................................S-66
     General.........................................S-66
     Availability of Exemptions for Certificates.....S-66
     Review by Plan Fiduciaries......................S-67
USE OF PROCEEDS......................................S-67
LEGAL INVESTMENT CONSIDERATIONS......................S-67
UNDERWRITING.........................................S-67
EXPERTS..............................................S-68
LEGAL MATTERS........................................S-68
CERTIFICATE RATING...................................S-68
INDEX OF PRINCIPAL TERMS.............................S-70
ANNEX I.............................................A-I-1

                                SUMMARY OF TERMS

   The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Prospectus. Reference is made to the Index of Principal Terms herein beginning on page S-66 for the location of the definition of certain capitalized terms used herein, and in the Prospectus beginning on page 103 therein for the location therein of the definitions of certain capitalized terms used herein.

SECURITIES OFFERED                       Providian Home Equity Loan Asset Backed
                                           Certificates,  Series  1999-PNB1 (the
                                           "CERTIFICATES").

ISSUER OF THE CERTIFICATES               Providian Home Equity Loan Trust 1999-1
                                           (the "TRUST").

DEPOSITOR                                Merrill Lynch Mortgage Investors, Inc.,
                                           a   Delaware    corporation   and   a
                                           wholly-owned,     limited     purpose
                                           subsidiary of Merrill Lynch  Mortgage
                                           Capital Inc., which is a wholly-owned
                                           indirect  subsidiary of Merrill Lynch
                                           & Co.,  Inc. The Depositor is also an
                                           affiliate of Merrill  Lynch,  Pierce,
                                           Fenner & Smith  Incorporated,  one of
                                           the Underwriters.  The Depositor will
                                           acquire the variable  rate  revolving
                                           home    equity    loans    from   the
                                           Transferor,  and  will  transfer  and
                                           assign  them to the Trust in exchange
                                           for the Certificates.

TRANSFEROR
  AND SERVICER                          Providian   National  Bank,  a  national
                                           banking association.

TRUSTEE                                 Bankers   Trust   Company,  a  New  York
                                           banking corporation.

AGREEMENT                               The  Trust  will  issue the Certificates
                                           pursuant to a Pooling  and  Servicing
                                           Agreement (the "AGREEMENT")  dated as
                                           of April 1, 1999 among the Depositor,
                                           the Transferor,  the Servicer and the
                                           Trustee.  The Trust  will also  issue
                                           the  Transferor's  Interest  (defined
                                           herein), which is not offered hereby.

STATISTICAL CALCULATION DATE            The  close  of  business on February 28,
                                           1999.

INITIAL CUT-OFF DATE AND
  CLOSING DATE                          On or about April  , 1999.

DESCRIPTION OF THE
  CERTIFICATES                          The Certificates represent an  undivided
                                           interest  in  the  Trust  Fund.  Each
                                           Certificate  represents  the right to
                                           receive monthly  payments of interest
                                           at the variable rate described  below
                                           (the "CERTIFICATE RATE") and payments
                                           of  principal at the times and to the
                                           extent  provided  below.  The Trustee
                                           will   make   distributions   on  the
                                           Certificates  on the 25th day of each
                                           month  or,  if  such  day  is  not  a
                                           Business Day, on the next  succeeding
                                           Business Day (each,  a  "DISTRIBUTION
                                           DATE"), beginning in June 1999, in an
                                           amount   equal   to   each   holder's
                                           Percentage Interest multiplied by the
                                           amount     distributed     on     the
                                           Certificates  on  such   Distribution
                                           Date.

                                        The  initial   principal  balance of the
                                           Certificates   will  be  $500,000,000
                                           (the "ORIGINAL  CERTIFICATE PRINCIPAL
                                           BALANCE").  The  aggregate  principal
                                           balance of the Certificates as of any
                                           date   will   equal   the    Original
                                           Certificate  Principal  Balance minus
                                           the   aggregate    amount    actually
                                           distributed     as    principal    to
                                           Certificateholders  (the "CERTIFICATE
                                           PRINCIPAL   BALANCE").   The   amount
                                           distributed   as   principal  to  the
                                           Certificateholders    will    include
                                           Certificate Interest Collections paid
                                           as Accelerated Principal Distribution
                                           Amounts.   See  "Description  of  the
                                           Certificates" herein and "Description
                                           of the Securities" in the Prospectus.

                                         The   aggregate  undivided  interest in
                                           the  Trust  Fund  represented  by the
                                           Certificates  as of the Closing  Date
                                           will    equal    $500,000,000    (the
                                           "ORIGINAL  INVESTED  AMOUNT"),  which
                                           represents  approximately  87.54%  of
                                           the Statistical Calculation Date Pool
                                           Balance.

                                         After  the  Closing Date, the "INVESTED
                                           AMOUNT" with respect to any date will
                                           equal:

                                           o   the  Original   Invested   Amount
                                               minus

                                           o   the  sum  of  (i)  the  total  of
                                               Principal Collections  previously
                                               distributed to Certificateholders
                                               (other than any such  collections
                                               applied  to  reimburse   Investor
                                               Loss Amounts), (ii) the Aggregate
                                               Investor  Loss  Amount as of such
                                               date  and  (iii)  the   aggregate
                                               amount     of     any      Excess
                                               Overcollateralization     Amounts
                                               released   on  or   before   such
                                               Distribution Date.

                                         As   of   any  date,   the   "AGGREGATE
                                           INVESTOR    LOSS   AMOUNT"   is   the
                                           aggregate  amount  of  Investor  Loss
                                           Amounts  for all  prior  Distribution
                                           Dates  during the  Managed  and Rapid
                                           Amortization    Periods   that   were
                                           previously        allocated        to
                                           Certificateholders,  exclusive of any
                                           Investor  Loss  Amounts (or  portions
                                           thereof)    reallocated    on    such
                                           Distribution  Dates in  reduction  of
                                           the    Transferor's    Interest    as
                                           described   below  under   "--Limited
                                           Subordination   of  the  Transferor's
                                           Interest."

                                         As  to   any   Distribution  Date,  the
                                           "EXCESS OVERCOLLATERALIZATION AMOUNT"
                                           will be the amount,  if any, by which
                                           the Overcollateralization  Amount for
                                           such  Distribution  Date  exceeds the
                                           Required Overcollateralization Amount
                                           for such Distribution Date.

                                         As  to   any   Distribution  Date,  the
                                           "OVERCOLLATERALIZATION  AMOUNT"  will
                                           be  the   excess,   if  any,  of  the
                                           Invested  Amount over the Certificate
                                           Principal    Balance   as   of   such
                                           Distribution   Date   (after   giving
                                           effect   to   the   distribution   of
                                           principal on such  Distribution  Date
                                           (other than any Accelerated Principal
                                           Distribution     Amount)    to    the
                                           Certificateholders).

                                         The    Transferor     will   hold   the
                                           remaining   undivided  interest  (the
                                           "TRANSFEROR'S INTEREST") in the Trust
                                           Fund. The Transferor's Interest as of
                                           any date will equal the Pool  Balance
                                           minus the Invested  Amount,  and will
                                           initially equal approximately  12.46%
                                           of the Statistical  Calculation  Date
                                           Pool Balance.

CERTIFICATE RATE                         As to any  Distribution  Date, the  per
                                           annum rate equal to  One-Month  LIBOR
                                           on  the  second  LIBOR  Business  Day
                                           before  the  preceding   Distribution
                                           Date  (or  as  of  the  second  LIBOR
                                           Business  Day before the Closing Date
                                           in the case of the first Distribution
                                           Date) plus    %, subject to a maximum
                                           Alternate  Certificate Rate described
                                           under     "Description     of     the
                                           Certificates--Distributions   on  the
                                           Certificates" herein.

DENOMINATIONS                            The   Certificates  will be issuable in
                                            minimum denominations of $1,000. The
                                            interest in the Trust Fund evidenced
                                            by a  Certificate  (the  "PERCENTAGE
                                            INTEREST") will equal the percentage
                                            derived  by  dividing   the  initial
                                            principal     balance     of    such
                                            Certificate    by    the    Original
                                            Certificate Principal Balance.

THE TRUST FUND                           The property of the  Trust (the  "TRUST
                                           FUND") will consist  primarily of the
                                           variable rate  revolving  home equity
                                           loans transferred by the Depositor to
                                           the  Trust on the  Closing  Date (the
                                           "INITIAL  HOME  EQUITY   LOANS")  and
                                           certain   additional   variable  rate
                                           revolving     home    equity    loans
                                           transferred  by the Transferor to the
                                           Trust Fund after the Closing Date and
                                           prior  to the  end  of the  Revolving
                                           Period (the  "SUBSEQUENT  HOME EQUITY
                                           LOANS"). The term "HOME EQUITY LOANS"
                                           as used in this Prospectus Supplement
                                           refers  collectively  to the  Initial
                                           Home Equity Loans and any  Subsequent
                                           Home  Equity  Loans.  See  "The  Home
                                           Equity Loan Pool" herein.

                                         The  "SUBSEQUENT SELECTION DATE" is the
                                           related   date   as  of   which   any
                                           Subsequent   Home  Equity  Loans  are
                                           selected   by  the   Transferor   for
                                           inclusion    in   the   Trust.    The
                                           "SUBSEQUENT   CUT-OFF  DATE"  is  the
                                           related   date   as  of   which   any
                                           Subsequent   Home  Equity  Loans  are
                                           transferred to the Trust.

                                         The   term   "CUT-OFF  DATE" as used in
                                           this Prospectus  Supplement refers to
                                           the  Initial  Cut-off  Date  for  the
                                           Initial  Home  Equity  Loans  and the
                                           applicable  Subsequent  Cut-off  Date
                                           for any Subsequent Home Equity Loans.

                                         The   Trust   will  also   include  any
                                           advances relating to each Home Equity
                                           Loan  made  pursuant  to the  related
                                           Account   Agreement  (an  "ADDITIONAL
                                           BALANCE")   at  any  time  after  the
                                           Initial  Cut-off  Date or  Subsequent
                                           Cut-off Date, as the case may be.

                                         With   respect  to any date,  the "POOL
                                           BALANCE"  will  be  the  sum  of  (i)
                                           aggregate  of  the  unpaid  Principal
                                           Balances  of all of the  Home  Equity
                                           Loans,   including   any   Additional
                                           Balances relating  thereto,  and (ii)
                                           amounts,  if any, otherwise allocable
                                           to the  Transferor  that are required
                                           to  be  retained  in  the  Collection
                                           Account    when   the    Transferor's
                                           Interest  is less  than  the  Minimum
                                           Transferor's Interest.

                                         The  assets of the Trust Fund will also
                                           include, among other things:

                                           o   all payments of interest
                                                     and principal  received (x)
                                                     after the  Initial  Cut-off
                                                     Date  in   respect  of  the
                                                     Initial  Home Equity  Loans
                                                     and    (y)     after    the
                                                     applicable       Subsequent
                                                     Cut-off  Date in respect of
                                                     the Subsequent  Home Equity
                                                     Loans;

                                           o   such assets as shall from time to
                                               time be  identified  as deposited
                                               in the Collection and Certificate
                                               Accounts in  accordance  with the
                                               Agreement;

                                           o   the          interest          of
                                               Certificateholders     and    the
                                               Transferor's   Interest   in  (x)
                                               property   that  secured  a  Home
                                               Equity  Loan  and  that  has been
                                               acquired by  foreclosure  or deed
                                               in lieu of  foreclosure,  (y) any
                                               insurance policies related to the
                                               Home  Equity   Loans,   including
                                               hazard  insurance  policies,  and
                                               (z) the related Mortgage, account
                                               agreement      (the      "Account
                                               Agreement")  and  other  mortgage
                                               file   (the   "Mortgage    File")
                                               documents  for each  Home  Equity
                                               Loan.   The    Transferor    will
                                               transfer  its  rights to  receive
                                               payments    under   the   Account
                                               Agreements  but will  retain  its
                                               obligations  to fund future draws
                                               by  borrowers  under the  Account
                                               Agreements;

                                           o   the Policy; and

                                           o   the   proceeds  of  each  of  the
                                               foregoing.

PRINCIPAL BALANCE                        The   "PRINCIPAL  BALANCE"  of  a  Home
                                           Equity Loan (other than a  Liquidated
                                           Home Equity  Loan or a Fully  Charged
                                           Off Home Equity  Loan which,  in both
                                           cases,  has a  Principal  Balance  of
                                           zero) on any day is equal to:

                                           o   its    Initial    Cut-off    Date
                                               Principal  Balance or  Subsequent
                                               Cut-off Date  Principal  Balance,
                                               as applicable, plus

                                           o   the Additional Balances,  if any,
                                               relating thereto, minus

                                           o   all     Principal     Collections
                                               credited  against  the  Principal
                                               Balance of such Home  Equity Loan
                                               in  accordance  with the  related
                                               Account   Agreement  before  such
                                               day, minus

                                           o   all Charged Off Amounts,  if any,
                                               relating thereto.

                                         As  of the Initial  Cut-off  Date,  the
                                           Principal  Balance of an Initial Home
                                           Equity  Loan is referred to herein as
                                           its "INITIAL  CUT-OFF DATE  PRINCIPAL
                                           BALANCE".   The   aggregate   of  the
                                           Principal  Balances  of  the  Initial
                                           Home  Equity  Loans as of the Initial
                                           Cut-off Date is referred to herein as
                                           the   "INITIAL   CUT-OFF   DATE  POOL
                                           BALANCE".

                                         As of  any Subsequent Cut-off Date, the
                                           unpaid   Principal   Balance   of   a
                                           Subsequent   Home   Equity   Loan  is
                                           referred to herein as its "SUBSEQUENT
                                           CUT-OFF DATE PRINCIPAL BALANCE".

                                         A  "LIQUIDATED   HOME EQUITY LOAN" is a
                                           Home  Equity Loan that was in default
                                           during the related  Collection Period
                                           and  with   respect   to  which   the
                                           Servicer  has  determined   that  all
                                           related Liquidation  Proceeds that it
                                           expects  to  recover  from  that Home
                                           Equity  Loan have been  recovered.  A
                                           Liquidated  Home  Equity Loan will be
                                           deemed  to have a  Principal  Balance
                                           equal to the Principal Balance of the
                                           related Home Equity Loan  immediately
                                           prior  to  the  final   recovery   of
                                           related  Liquidation  Proceeds  and a
                                           Principal Balance of zero thereafter.

                                         A  "CHARGED   OFF AMOUNT"  with respect
                                           to  any  Distribution   Date  is  the
                                           portion of the Principal Balance of a
                                           Partially  Charged  Off  Home  Equity
                                           Loan   or   the   entire    remaining
                                           Principal  Balance  of a Home  Equity
                                           Loan that became a Fully  Charged Off
                                           Home  Equity  Loan during the related
                                           Collection  Period that the  Servicer
                                           has  charged  off  on  its  servicing
                                           records during the related Collection
                                           Period   in   accordance   with   the
                                           Servicer's      normal      servicing
                                           procedures.

                                         A  "PARTIALLY   CHARGED OFF HOME EQUITY
                                           LOAN" is a defaulted Home Equity Loan
                                           that is not a Liquidated  Home Equity
                                           Loan and as to which  (i)  collection
                                           procedures   by  the   Servicer   are
                                           ongoing  and  (ii) the  Servicer  has
                                           charged  off a portion,  but not all,
                                           of the related Principal Balance.

                                         A   "FULLY   CHARGED  OFF  HOME  EQUITY
                                           LOAN" is a defaulted Home Equity Loan
                                           that is not a Liquidated  Home Equity
                                           Loan and as to which  (i)  collection
                                           procedures   by  the   Servicer   are
                                           ongoing  and  (ii) the  Servicer  has
                                           charged  off  the  related  Principal
                                           Balance in its entirety.

                                         "LIQUIDATION  LOSS  AMOUNT"  means with
                                           respect to any Distribution  Date and
                                           the related  Collection  Period,  the
                                           amount charged off, either in full or
                                           in   part,   by   the   Servicer   in
                                           accordance with its normal  servicing
                                           procedures,  including  (i) as to any
                                           Liquidated   Home  Equity  Loan,  the
                                           unrecovered Principal Balance thereof
                                           at the end of such Collection  Period
                                           in   which   such   loan   became   a
                                           Liquidated  Home  Equity  Loan (after
                                           giving effect to the  application  of
                                           the  principal  portion  of  any  Net
                                           Liquidation   Proceeds   realized  in
                                           connection  therewith) and (ii) as to
                                           any  Partially  or Fully  Charged Off
                                           Home  Equity  Loan,  the  Charged Off
                                           Amount for such Collection Period.

SUBSEQUENT HOME EQUITY
  LOANS AND ADDITIONAL BALANCES          On  each  Distribution  Date during the
                                           Revolving      Period,      Principal
                                           Collections     for    the    related
                                           Collection Period will be retained by
                                           the Transferor to acquire  Additional
                                           Balances and  Subsequent  Home Equity
                                           Loans, to the extent  available.  All
                                           Additional     Balances    will    be
                                           transferred   to   and   become   the
                                           property    of   the   Trust    Fund.
                                           Additional Balances will be initially
                                           funded  by the  Transferor.  The Pool
                                           Balance  will   generally   fluctuate
                                           during a  Collection  Period  because
                                           the  amount  of  draws  by  borrowers
                                           representing  Additional Balances and
                                           the amount of  principal  payments by
                                           borrowers  will  usually  differ from
                                           day to day.  Because the Transferor's
                                           Interest  represents  the interest in
                                           the Trust Fund not represented by the
                                           Certificates,   the   amount  of  the
                                           Transferor's  Interest will generally
                                           fluctuate during a Collection  Period
                                           as  borrowers   make  draws  and  pay
                                           principal   under  the  Home   Equity
                                           Loans.

THE HOME EQUITY LOANS                    The  statistical  information presented
                                           in   this    Prospectus    Supplement
                                           reflects  the  pool of  Initial  Home
                                           Equity  Loans  as of the  Statistical
                                           Calculation   Date.   The   aggregate
                                           Principal Balance of the Initial Home
                                           Equity  Loans  as of the  Statistical
                                           Calculation  Date is  $571,157,597.32
                                           (the  "STATISTICAL  CALCULATION  DATE
                                           POOL  BALANCE").  With respect to the
                                           pool of Initial  Home Equity Loans as
                                           to which  statistical  information is
                                           presented  herein,  some amortization
                                           of the pool  balance will occur prior
                                           to the Closing  Date.  As a result of
                                           the   foregoing,    the   statistical
                                           distribution        of        certain
                                           characteristics  as  of  the  Closing
                                           Date for the  final  pool of  Initial
                                           Home Equity  Loans may vary  somewhat
                                           from the statistical  distribution of
                                           such   characteristics   as  of   the
                                           Statistical   Calculation   Date   as
                                           presented    in    this    Prospectus
                                           Supplement.  Unless  otherwise noted,
                                           all  statistical  percentages in this
                                           Prospectus  Supplement  are  measured
                                           either   as  a   percentage   of  the
                                           Statistical   Calculation  Date  Pool
                                           Balance or the number of Initial Home
                                           Equity  Loans  in the  pool as of the
                                           Statistical Calculation Date.

                                         The  Initial   Home  Equity  Loans are,
                                           and the Subsequent  Home Equity Loans
                                           will be, variable rate revolving home
                                           equity loans  secured by Mortgages on
                                           residential   one-   to   four-family
                                           properties.  Substantially all of the
                                           Mortgages  relating  to  the  Initial
                                           Home   Equity    Loans   are   junior
                                           Mortgages,   and  the  remainder  are
                                           first  Mortgages.  The  Initial  Home
                                           Equity Loans were, and the Subsequent
                                           Home Equity Loans will be, originated
                                           or acquired by the  Transferor in the
                                           ordinary course of its business.  See
                                           "The Home  Equity  Loan Pool"  herein
                                           for a description  of the Home Equity
                                           Loans.

                                         The   Trust   Fund  will  include  Home
                                           Equity  Loans  that are less  than 90
                                           days delinquent as of the Statistical
                                           Calculation  Date  or the  applicable
                                           Subsequent  Selection  Date,  as  the
                                           case  may be.  As of the  Statistical
                                           Calculation Date, approximately 1.55%
                                           of  the   Home   Equity   Loans   (by
                                           principal  balance)  were  between 30
                                           and   59    days    delinquent    and
                                           approximately   0.33%   of  the  Home
                                           Equity Loans (by  principal  balance)
                                           were   between   60   and   89   days
                                           delinquent.

                                         Each   Initial  Home Equity Loan bears,
                                           and each  Subsequent Home Equity Loan
                                           will  bear,  interest  at a  variable
                                           rate  that may  change  monthly  (or,
                                           during   a   Home    Equity    Loan's
                                           amortization    period,   every   six
                                           months),   subject   to  a   lifetime
                                           minimum   and   maximum   per   annum
                                           interest     rate.    The    combined
                                           loan-to-value  ratio  (the  "COMBINED
                                           LOAN-TO-VALUE  RATIO") (computed as a
                                           percentage, the numerator of which is
                                           the  Home   Equity   Loan's   maximum
                                           permitted principal amount or "CREDIT
                                           LIMIT" plus the outstanding  balances
                                           or credit limits,  as applicable,  of
                                           any related  senior  mortgage  loans,
                                           and the  denominator  of which is the
                                           valuation of the  Mortgaged  Property
                                           used by the  Transferor to underwrite
                                           the Home Equity Loan) of each Initial
                                           Home  Equity Loan did not exceed 125%
                                           at  the  time  of  execution  of  the
                                           related Account Agreement, based upon
                                           a valuation of the related  Mortgaged
                                           Property  obtained by the  Transferor
                                           in the course of processing  the loan
                                           application.  The term to maturity of
                                           each  Initial  Home  Equity  Loan  at
                                           origination was approximately fifteen
                                           years.  During  the  first  ten years
                                           following the  origination  of a Home
                                           Equity Loan,  the loan is a revolving
                                           line of  credit,  but such  revolving
                                           period   may  be   extended   at  the
                                           Transferor's  sole  discretion.   The
                                           Transferor's  decision  to extend the
                                           revolving period may include a review
                                           of  specific  credit  criteria.   Any
                                           principal  amounts  outstanding  on a
                                           date that is approximately  ten years
                                           following the  origination  of a Home
                                           Equity Loan (the  "CONVERSION  DATE")
                                           will  convert  to  a   non-revolving,
                                           fully-amortizing five year term loan.
                                           After  the   Conversion   Date,   the
                                           interest  rate on a Home  Equity Loan
                                           will   adjust   on   each   six-month
                                           anniversary of the  Conversion  Date,
                                           rather  than  monthly,  and  will  be
                                           rounded up to the nearest 0.125%.

                                         Required  payments  on each Home Equity
                                           Loan are  payable on varying  days of
                                           the month and are computed daily at a
                                           floating  rate per annum  (the  "LOAN
                                           RATE")  equal,  at any  time  and for
                                           each  monthly  billing  cycle (to the
                                           extent not limited by its  applicable
                                           interest  rate  cap)  to a  specified
                                           margin (the "MARGIN") over the "prime
                                           rate"  as   published   on  the  last
                                           business  day of the month  preceding
                                           the  current  billing  cycle  in  the
                                           "Money  Rates"  section  of The  Wall
                                           Street  Journal.  Interest  is billed
                                           monthly in arrears based on the daily
                                           outstanding  Principal Balance of the
                                           related  Home  Equity Loan during the
                                           related billing cycle.  Borrowers may
                                           draw down (up to the Credit Limit) or
                                           repay   principal   under  each  Home
                                           Equity Loan from time to time.  There
                                           are no required payments of principal
                                           during the first ten years  following
                                           the  origination  of  a  Home  Equity
                                           Loan.  During the Home Equity  Loan's
                                           five   year   amortization    period,
                                           principal payments are required to be
                                           made in  approximately  equal monthly
                                           installments.  The  entire  remaining
                                           outstanding Principal Balance of each
                                           Home   Equity  Loan  is  due  in  the
                                           fifteenth year following origination.
                                           See  "The  Home   Equity  Loan  Pool"
                                           herein.

                                         The   Statistical    Calculation   Date
                                           Principal  Balances  of  the  Initial
                                           Home Equity  Loans  ranged from $0 to
                                           $245,488.00,  and averaged $31,580.09
                                           for those  Initial  Home Equity Loans
                                           with a Statistical  Calculation  Date
                                           Principal  Balance  greater  than $0.
                                           Credit Limits ranged from  $10,000.00
                                           to    $250,000.00     and    averaged
                                           $35,591.64.   The  weighted   average
                                           Credit   Limit    utilization    rate
                                           (computed by dividing the Statistical
                                           Calculation Date Principal Balance by
                                           the related  Credit Limit) was 86.94%
                                           for those  Initial  Home Equity Loans
                                           with a Statistical  Calculation  Date
                                           Principal  Balance  greater  than $0.
                                           The weighted  average  remaining term
                                           to   stated   maturity   as  of   the
                                           Statistical   Calculation   Date  was
                                           151.64   months,   and   the   latest
                                           scheduled  maturity  of  any  Initial
                                           Home Equity Loan was October 1, 2013.
                                           The   weighted    average    Combined
                                           Loan-to-Value  Ratio  of the  Initial
                                           Home Equity Loans at origination  was
                                           approximately  90.40%.  The  weighted
                                           average  Junior  Lien  Ratio  of  the
                                           Initial Home Equity Loans in a junior
                                           lien position was 30.41%. The "JUNIOR
                                           LIEN  RATIO" of a Home Equity Loan is
                                           the ratio, expressed as a percentage,
                                           calculated by dividing:

                                           o   its Credit Limit by

                                           o   the sum of its  Credit  Limit and
                                               the   outstanding   balances   or
                                               credit limits, as applicable,  of
                                               any related  senior  mortgages as
                                               of the date of the origination of
                                               such Home Equity Loan.

                       SUMMARY OF INITIAL HOME EQUITY LOAN
             CHARACTERISTICS AS OF THE STATISTICAL CALCULATION DATE
Statistical Calculation Date Pool Balance                                                                    $571,157,597.32
Number of Initial Home Equity Loans                                                                                   18,458
Weighted Average Loan Rate                                                                                            12.14%
Weighted Average Maximum Loan Rate                                                                                    19.90%
Range of Margins                                                                                              0.90% to 7.00%
Weighted Average Margin                                                                                                4.38%
Weighted Average Combined Loan-to-Value Ratio at Origination                                                          90.40%
Range of Remaining Terms to Stated Maturity                                                                 64 to 175 months
Weighted Average Remaining Term to Stated Maturity                                                             151.64 months
Weighted Average Seasoning                                                                                      28.36 months
Range of Principal Balances                                                                                $0 to $245,488.00
Average Principal Balance (1)                                                                                     $31,580.09
Latest Maturity Date                                                                                         October 1, 2013
Weighted Average Credit Limit Utilization Rate (1)                                                                    86.94%
Weighted Average Junior Lien Ratio(2)                                                                                 30.41%
______________
(1)      For those Initial Home Equity Loans with a Statistical Calculation Date
         Principal Balance greater than $0.
(2)      For those Initial Home Equity Loans in a junior lien position.


REMOVAL OF CERTAIN
  HOME EQUITY LOANS                        The Transferor  may, but will not be
                                           obligated  to, remove from the Trust
                                           Fund on the last Business Day of any
                                           Collection   Period   prior  to  the
                                           commencement     of    the     Rapid
                                           Amortization   Period  (a   "REMOVAL
                                           DATE"), the entire Principal Balance
                                           of certain Home Equity Loans without
                                           notice  to  the  Certificateholders.
                                           The   Transferor   is  permitted  to
                                           designate  the Home Equity  Loans to
                                           be so removed.  Home Equity Loans so
                                           designated will only be removed upon
                                           satisfaction  of certain  conditions
                                           specified    in    the    Agreement,
                                           including:

                                           o   the  Transferor's  Interest as of
                                               the Removal  Date  (after  giving
                                               effect to such  removal)  exceeds
                                               the     Minimum      Transferor's
                                               Interest;

                                           o   the    Transferor    shall   have
                                               delivered  to the  Trustee a Home
                                               Equity Loan Schedule containing a
                                               list  of all  Home  Equity  Loans
                                               remaining in the Trust Fund after
                                               such removal;

                                           o   the  Transferor  shall  represent
                                               and  warrant  that  no  selection
                                               procedures  that  the  Transferor
                                               reasonably  believes  are adverse
                                               to   the    interests    of   the
                                               Certificateholders     or     the
                                               Certificate  Insurer were used by
                                               the  Transferor in selecting such
                                               Home Equity Loans;

                                           o   in connection with the first such
                                               removal  of  Home  Equity  Loans,
                                               each  Rating  Agency  shall  have
                                               been  notified  of  the  proposed
                                               transfer   and,   prior   to  the
                                               Removal Date, shall have notified
                                               the  Transferor  in writing  that
                                               such transfer would not result in
                                               a  qualification,   reduction  or
                                               withdrawal    of   the    ratings
                                               assigned   to  the   Certificates
                                               without regard to the Policy; and

                                           o   the    Transferor    shall   have
                                               delivered  to the Trustee and the
                                               Certificate  Insurer an officer's
                                               certificate     confirming    the
                                               conditions set forth in the above
                                               clauses.

                                         The  "MINIMUM   TRANSFEROR'S  INTEREST"
                                           as of any date is an amount  equal to
                                           the  greater  of  (i)  2.00%  of  the
                                           Invested Amount on such date and (ii)
                                           the Transferor Subordinated Amount on
                                           such date.

COLLECTIONS                              Collections  on  the  Home Equity Loans
                                           will be allocated in accordance  with
                                           the   related   Account    Agreements
                                           between amounts  collected in respect
                                           of interest and amounts  collected in
                                           respect of principal.

                                         As  to  any  payment  on a Home  Equity
                                           Loan  during  a  Collection   Period,
                                           "INTEREST  COLLECTIONS"  will  be the
                                           amount    collected    during    such
                                           Collection  Period that is  allocated
                                           to  interest in  accordance  with the
                                           terms   of   the   related    Account
                                           Agreement,  including Net Liquidation
                                           Proceeds  allocable  to  interest  on
                                           such  Home  Equity  Loan and  certain
                                           other amounts described herein.

                                         As  to   any  Distribution  Date  other
                                           than the first Distribution Date, the
                                           "COLLECTION  PERIOD" is the  calendar
                                           month  preceding  the  month in which
                                           such  Distribution  Date occurs.  The
                                           Collection   Period   for  the  first
                                           Distribution  Date will  begin on the
                                           Closing Date and end on May 31, 1999.

                                         As   to   any  Home   Equity  Loan  and
                                           Collection     Period,     "PRINCIPAL
                                           COLLECTIONS" will be the sum of:

                                           o   the   portion   of  the   payment
                                               received from the borrower during
                                               such   Collection    Period   and
                                               applied  in   reduction   of  the
                                               Principal  Balance  of such  Home
                                               Equity  Loan in  accordance  with
                                               the terms of the related  Account
                                               Agreement;

                                           o   the  principal   portion  of  Net
                                               Liquidation      Proceeds     and
                                               Insurance   Proceeds   for   such
                                               Collection Period; and

                                           o   the  principal   portion  of  any
                                               Transfer   Deposit  Amount  of  a
                                               retransferred Home Equity Loan.

                                         "NET    LIQUIDATION    PROCEEDS"   with
                                           respect to any Liquidated Home Equity
                                           Loan and  Collection  Period  will be
                                           the  Liquidation   Proceeds  (net  of
                                           related     Liquidation     Expenses)
                                           realized by the Servicer  during such
                                           Collection Period.

                                         "INSURANCE   PROCEEDS"  with respect to
                                           any Home Equity  Loan and  Collection
                                           Period  will  be  insurance  proceeds
                                           paid  to  the  Servicer  during  such
                                           Collection  Period  pursuant  to  any
                                           insurance  policy  covering such Home
                                           Equity  Loan  (net  of  any  expenses
                                           incurred  by  or  on  behalf  of  the
                                           Servicer in connection with obtaining
                                           such  insurance  proceeds)  that  are
                                           not:

                                           o   Liquidation Proceeds;

                                           o   applied  to  the  restoration  or
                                               repair  of the  related  one-  to
                                               four-family  residential property
                                               securing  such Home  Equity  Loan
                                               (the "MORTGAGED PROPERTY"); or

                                           o   released to the related  borrower
                                               in  accordance  with  the  normal
                                               servicing   procedures   of   the
                                               Servicer.

                                         Insurance  Proceeds  will be applied by
                                           the  Servicer  in  reduction  of  the
                                           Principal Balance of the related Home
                                           Equity Loan.

                                         "TRANSFER     DEPOSIT    AMOUNT"   with
                                           respect to any  Distribution  Date is
                                           the  amount  of  any  cash  that  the
                                           Transferor  is  required  to  deposit
                                           into  the   Certificate   Account  to
                                           maintain  the  Minimum   Transferor's
                                           Interest    with    respect    to   a
                                           repurchased   Defective  Home  Equity
                                           Loan,  after  taking into account any
                                           transfer  of an  Eligible  Substitute
                                           Home  Equity  Loan  to the  Trust  in
                                           replacement  of such  Defective  Home
                                           Equity Loan.

APPLICATION OF
  CERTIFICATE INTEREST
  COLLECTIONS                            As    to    any    Distribution   Date,
                                           interest     allocable     to     the
                                           Certificates  ("CERTIFICATE  INTEREST
                                           COLLECTIONS")  will equal the product
                                           of  Interest   Collections   for  the
                                           related  Collection  Period  and  the
                                           Floating Allocation  Percentage.  The
                                           remaining    amount    of    Interest
                                           Collections  will be allocated to the
                                           Transferor's  Interest, as more fully
                                           described herein.

                                         With   respect   to  any   Distribution
                                           Date,   the   "FLOATING    ALLOCATION
                                           PERCENTAGE"    is   the    percentage
                                           equivalent  (but  not  in  excess  of
                                           100%)  of a  fraction  determined  by
                                           dividing the  Invested  Amount by the
                                           Pool  Balance as of the  beginning of
                                           the related Collection Period.

                                         On     each      Distribution     Date,
                                           Certificate Interest Collections will
                                           be applied in the following  order of
                                           priority:

                                           o   first,  to pay the  Servicer  any
                                               accrued   and  unpaid   Servicing
                                               Fees;

                                           o   second,  to pay the  premium  for
                                               the Policy;

                                           o   third, as payment for the accrued
                                               interest  due at the  Certificate
                                               Rate on the Certificate Principal
                                               Balance for the  related  Accrual
                                               Period  and any  overdue  accrued
                                               interest;

                                           o   fourth,  to pay to the Transferor
                                               during the  Revolving  Period and
                                               to  pay   to   Certificateholders
                                               during  the   Managed  and  Rapid
                                               Amortization     Periods,     the
                                               "INVESTOR  LOSS AMOUNT"  equal to
                                               the      Floating      Allocation
                                               Percentage   of   the   aggregate
                                               amount  of any  Liquidation  Loss
                                               Amounts  for  such   Distribution
                                               Date;

                                           o   fifth,  to pay to the  Transferor
                                               during the  Revolving  Period and
                                               to  pay   to   Certificateholders
                                               during  the   Managed  and  Rapid
                                               Amortization Periods any Investor
                                               Loss    Amount   that   was   not
                                               previously:

                                               -  paid from Certificate Interest
                                                  Collections;

                                               -  paid from Interest Collections
                                                  and   Principal    Collections
                                                  allocable to the  Transferor's
                                                  Interest   or   reallocated to
                                                  reduce      the   Transferor's
                                                  Interest up to the  Transferor
                                                  Subordinated     Amount     as
                                                  described   under   "--Limited
                                                  Subordination      of      the
                                                  Transferor's Interest"  below;
                                                  or

                                               -  funded by draws on the Policy;

                                           o   sixth,  to reimburse  prior draws
                                               from the  Policy,  together  with
                                               interest thereon,  and to pay any
                                               amounts  owed to the  Certificate
                                               Insurer pursuant to the Insurance
                                               Agreement, together with interest
                                               thereon;

                                           o   seventh,  to pay principal on the
                                               Certificates   (such  payment  is
                                               referred  to as the  "ACCELERATED
                                               PRINCIPAL  DISTRIBUTION  AMOUNT")
                                               until the Invested Amount exceeds
                                               the Certificate Principal Balance
                                               by  an   amount   equal   to  the
                                               Required    Overcollateralization
                                               Amount; and

                                           o   eighth, to or at the direction of
                                               the  owner  of  the  Transferor's
                                               Interest.

                                         Payments     to      Certificateholders
                                           pursuant to the third item above will
                                           be    interest    payments   on   the
                                           Certificates.       Payments       to
                                           Certificateholders  under the fourth,
                                           fifth and seventh items above will be
                                           principal     payments     on     the
                                           Certificates   and  will  reduce  the
                                           Certificate     Principal    Balance.
                                           However,          payments         to
                                           Certificateholders of the Accelerated
                                           Principal     Distribution     Amount
                                           pursuant  to the  seventh  item above
                                           will not reduce the Invested  Amount.
                                           In     addition,      payments     to
                                           Certificateholders  pursuant  to  the
                                           fifth  item above will not reduce the
                                           Invested    Amount.    Payments    to
                                           Certificateholders     of    Interest
                                           Collections and Principal Collections
                                           allocable    to   the    Transferor's
                                           Interest  as   described   under  "--
                                           Limited    Subordination    of    the
                                           Transferor's   Interest"  below  will
                                           also reduce the Certificate Principal
                                           Balance of the related  Certificates.
                                           Payments of the Accelerated Principal
                                           Distribution   Amount   are   neither
                                           guaranteed    by   the   Policy   nor
                                           supported    by    the     Transferor
                                           Subordinated Amount. No interest will
                                           accrue on any  Investor  Loss  Amount
                                           not paid to  Certificateholders  on a
                                           Distribution Date.

                                         An     "ACCRUAL     PERIOD"   for   any
                                           Distribution  Date will be the actual
                                           number  of days  (based  on a 360-day
                                           year) in the period  beginning on the
                                           preceding  Distribution  Date (or the
                                           Closing Date in the case of the first
                                           Distribution  Date) and ending on the
                                           day before such Distribution Date.

                                         With   respect   to  any   Distribution
                                           Date,          the          "REQUIRED
                                           OVERCOLLATERALIZATION AMOUNT" will be
                                           the  amount,  if any,  by  which  the
                                           Required  Enhancement Amount for such
                                           Distribution    Date    exceeds   the
                                           Transferor  Subordinated  Amount  for
                                           such Distribution Date.

                                         On  the  Closing  Date,  the  "REQUIRED
                                           ENHANCEMENT     AMOUNT"    will    be
                                           $10,000,000  (2.00%  of the  Original
                                           Certificate  Principal Balance).  For
                                           each  Distribution  Date  thereafter,
                                           the Required  Enhancement Amount will
                                           be an amount  equal to the product of
                                           the Required  Enhancement  Percentage
                                           and   the    Certificate    Principal
                                           Balance;  provided  that in no  event
                                           will the Required  Enhancement Amount
                                           be less than a floor  amount equal to
                                           the greater of (i) $7,500,000  (1.50%
                                           of the Original Certificate Principal
                                           Balance)  and  (ii)  the  sum  of (a)
                                           1.00%  of  the  Original  Certificate
                                           Principal  Balance and (b)  aggregate
                                           Principal  Balance of all Home Equity
                                           Loans  that  are  180  or  more  days
                                           delinquent.

                                         With   respect   to  any   Distribution
                                           Date,   the   "REQUIRED   ENHANCEMENT
                                           PERCENTAGE"  will  be the  percentage
                                           specified in the Insurance Agreement.

PRINCIPAL PAYMENTS FROM
  PRINCIPAL COLLECTIONS                  For the period (the "REVOLVING PERIOD")
                                           beginning  on the  Closing  Date  and
                                           ending   on   the   day   immediately
                                           preceding   the  day  on  which   the
                                           Managed  Amortization  Period  begins
                                           (or, if earlier,  upon the occurrence
                                           of a Rapid  Amortization  Event),  no
                                           principal   will  be  distributed  to
                                           Certificateholders     other     than
                                           Accelerated  Principal   Distribution
                                           Amounts    described    below   under
                                           "--Overcollateralization."   Instead,
                                           during    such    period    Principal
                                           Collections  will be available to the
                                           Transferor   to  acquire   Additional
                                           Balances and  Subsequent  Home Equity
                                           Loans.  For the period (the  "MANAGED
                                           AMORTIZATION  PERIOD")  beginning  on
                                           the earlier of (i)  September 1, 1999
                                           and  (ii)  the   first   day  of  the
                                           calendar   month   during   which   a
                                           Deficiency Amount exists,  and ending
                                           on August 31,  2004 (or,  if earlier,
                                           upon  the   occurrence   of  a  Rapid
                                           Amortization  Event),  the  amount of
                                           Principal   Collections   payable  to
                                           Certificateholders       on      each
                                           Distribution  Date  will  be,  to the
                                           extent funds are  available  therefor
                                           from   Principal   Collections,   the
                                           Scheduled    Principal    Collections
                                           Payment for such  Distribution  Date.
                                           On any  Distribution  Date during the
                                           Managed   Amortization   Period,  the
                                           "SCHEDULED   PRINCIPAL    COLLECTIONS
                                           PAYMENT"  will be the  lesser  of the
                                           Maximum  Principal  Payment  and  the
                                           Alternative Principal Payment.

                                         For    the     period    (the    "RAPID
                                           AMORTIZATION  PERIOD")  beginning  on
                                           September  1, 2004 (or,  if  earlier,
                                           upon  the   occurrence   of  a  Rapid
                                           Amortization  Event) and ending  upon
                                           the  termination  of the  Trust,  the
                                           amount   of   Principal   Collections
                                           payable to Certificateholders on each
                                           Distribution  Date  will  be,  to the
                                           extent funds are  available  therefor
                                           from   Principal   Collections,   the
                                           Maximum Principal Payment.

                                         With  respect  to any Distribution Date
                                           after   the  end  of  the   Revolving
                                           Period,    the   "MAXIMUM   PRINCIPAL
                                           PAYMENT"   will  be  the  product  of
                                           Principal Collections for the related
                                           Collection   Period   and  the  Fixed
                                           Allocation  Percentage.  With respect
                                           to any  Distribution  Date during the
                                           Managed   Amortization   Period,  the
                                           "ALTERNATIVE  PRINCIPAL PAYMENT" will
                                           be the  amount  (but  not  less  than
                                           zero) of  Principal  Collections  for
                                           the  related  Collection  Period less
                                           the aggregate of Additional  Balances
                                           created during the related Collection
                                           Period.

                                         With    respect    to   any   date   of
                                           determination,  the "FIXED ALLOCATION
                                           PERCENTAGE"  will be the  greater  of
                                           (i)  98.00%  and (ii) the  percentage
                                           equivalent  (but  not  in  excess  of
                                           100%) of a fraction, the numerator of
                                           which is the Invested  Amount and the
                                           denominator  of  which  is  the  Pool
                                           Balance  as of the  beginning  of the
                                           related Collection Period.

                                         On  the  Distribution Date in June 2025
                                           (the "SCHEDULED  MATURITY DATE"),  to
                                           the extent  funds are  available  for
                                           such purpose, Certificateholders will
                                           be  entitled to receive as payment of
                                           principal  an  amount  equal  to  the
                                           Certificate Principal Balance. To the
                                           extent  funds are not  available  for
                                           all or a portion of such payment, the
                                           Trustee  will  make  a  draw  on  the
                                           Policy on the Scheduled Maturity Date
                                           for the amount of the insufficiency.

                                         Distributions        of       Principal
                                           Collections   based  upon  the  Fixed
                                           Allocation  Percentage  may result in
                                           distributions    of    principal   to
                                           Certificateholders  in  amounts  that
                                           are greater relative to the declining
                                           Pool  Balance  than would be the case
                                           if the Floating Allocation Percentage
                                           were used to determine the percentage
                                           of Principal Collections  distributed
                                           to Certificateholders.

                                         The    aggregate     distributions   of
                                           principal to Certificateholders  will
                                           not exceed the  Original  Certificate
                                           Principal Balance.

                                         The   Transferor   will be  entitled to
                                           the portion of Principal  Collections
                                           on each Distribution Date that is not
                                           distributable on the Certificates, so
                                           long as such  distribution  will  not
                                           reduce  the   Transferor's   Interest
                                           below   the   Minimum    Transferor's
                                           Interest  as  of  such   Distribution
                                           Date.   See   "Description   of   the
                                           Certificates--Distributions   on  the
                                           Certificates--Transferor Collections"
                                           herein

CERTIFICATE INSURANCE
  POLICY                                 On  or  before  the Closing  Date,  the
                                           Certificate  Insurer  will  issue the
                                           Certificate   Insurance  Policy  (the
                                           "POLICY")  pursuant to the  Insurance
                                           and   Reimbursement   Agreement  (the
                                           "INSURANCE   AGREEMENT")   among  the
                                           Transferor,    the   Servicer,    the
                                           Depositor,   the   Trustee   and  the
                                           Certificate Insurer.

                                         The  Policy  will  unconditionally  and
                                           irrevocably  guarantee  principal and
                                           interest payments on the Certificates
                                           at  the  times  and  in  the  amounts
                                           described below. On each Distribution
                                           Date, the Trustee will make a draw on
                                           the Policy equal to the sum of:

                                           o   the  amount,  if  any,  by  which
                                               accrued and unpaid  interest  due
                                               on   the   Certificates   at  the
                                               Certificate   Rate   exceeds  all
                                               amounts   on   deposit   in   the
                                               Certificate  Account available to
                                               be      distributed      therefor
                                               (including      any      Interest
                                               Collections     and     Principal
                                               Collections  otherwise  allocable
                                               to  the   Transferor's   Interest
                                               applied  to cover any  Deficiency
                                               Amount); and

                                           o   after the Transferor Subordinated
                                               Amount has been  reduced to zero,
                                               the amount,  if any, by which the
                                               Certificate  Principal Balance as
                                               of such Distribution Date exceeds
                                               the  Invested  Amount  as of such
                                               Distribution  Date,  in each case
                                               after giving  effect to all other
                                               amounts  distributed as principal
                                               on the Certificates.

                                         In    addition,     the   Policy   will
                                           guarantee    the   payment   of   the
                                           Certificate  Principal Balance on the
                                           Scheduled Maturity Date, after giving
                                           effect   to   all    other    amounts
                                           distributable  as  principal  on  the
                                           Certificates.

                                         In  the  absence of payments  under the
                                           Policy,    Certificateholders    will
                                           directly  bear the  credit  and other
                                           risks associated with their undivided
                                           interest in the Trust Fund.

                                         The   Policy   does  not  guarantee  to
                                           Certificateholders,   and   does  not
                                           protect     against    any    adverse
                                           consequences caused by, any specified
                                           rate  of   prepayments  of  the  Home
                                           Equity Loans. See "Description of the
                                           Certificates--The         Certificate
                                           Insurance Policy" herein.

CERTIFICATE INSURER                      MBIA   Insurance   Corporation.     See
                                           "Description of the Certificates--The
                                           Certificate   Insurance   Policy--The
                                           Certificate Insurer" herein.

LIMITED SUBORDINATION
  OF THE TRANSFEROR'S
  INTEREST                               If  Certificate Interest Collections on
                                           any     Distribution     Date     are
                                           insufficient  (such  insufficiency is
                                           referred   to  as   the   "DEFICIENCY
                                           AMOUNT") to pay the sum of:

                                                 1.   accrued     and     unpaid
                                                      Servicing Fees;

                                                 2.   the    premium   for   the
                                                      Policy;

                                                 3.   accrued  interest  due and
                                                      any  overdue  interest  on
                                                      the Certificates;

                                                 4.   the  Investor  Loss Amount
                                                      on such Distribution Date;
                                                      and

                                                 5.   the Investor  Loss Amounts
                                                      for previous  Distribution
                                                      Dates not previously paid;

                                           then   Interest    Collections    and
                                           Principal    Collections    otherwise
                                           allocable    to   the    Transferor's
                                           Interest  (but not in  excess  of the
                                           then current Transferor  Subordinated
                                           Amount,   determined   as   described
                                           below)  will be  applied to cover the
                                           Deficiency Amount. The portion of the
                                           Deficiency  Amount in  respect of the
                                           fourth  and  fifth  items  above  not
                                           covered  by such  collections  (up to
                                           the remaining Transferor Subordinated
                                           Amount  and  not  in  excess  of  the
                                           Investor   Loss   Amount)   will   be
                                           reallocated   to   the   Transferor's
                                           Interest    and   will   reduce   the
                                           Transferor   Subordinated  Amount  as
                                           described  below. If such Certificate
                                           Interest  Collections plus the amount
                                           of   collections   allocable  to  the
                                           Transferor's  Interest that have been
                                           so  applied  to cover the  Deficiency
                                           Amount are together  insufficient  to
                                           pay  the  amount  in  respect  of the
                                           third item  above,  then the  Trustee
                                           will  make a draw  on the  Policy  to
                                           cover  such   shortfall.   After  the
                                           Transferor  Subordinated  Amount  has
                                           been reduced to zero,  the Deficiency
                                           Amount  will no longer be  covered by
                                           the    Transferor's    Interest    as
                                           described above.

                                         With   respect   to  any   Distribution
                                           Date,  the  "TRANSFEROR  SUBORDINATED
                                           AMOUNT" will be the least of:

                                           o   $10,000,000    (2.00%    of   the
                                               Original  Invested  Amount) minus
                                               the  sum  of  (i)  the  aggregate
                                               amount  of  Transferor   Interest
                                               Collections     and    Transferor
                                               Principal  Collections  otherwise
                                               allocable  to  the   Transferor's
                                               Interest  that   previously  have
                                               been        distributed        to
                                               Certificateholders   to  cover  a
                                               Deficiency  Amount  as  described
                                               above  and  (ii)  the   aggregate
                                               amount of Investor  Loss  Amounts
                                               that    previously    have   been
                                               reallocated  in  reduction of the
                                               Transferor's      Interest     as
                                               described above;

                                           o   the    Transferor    Subordinated
                                               Amount     on    the     previous
                                               Distribution Date; and

                                           o   the Required Enhancement Amount.

OVERCOLLATERALIZATION                    The  payment  of  Accelerated Principal
                                           Distribution        Amounts        to
                                           Certificateholders will result in the
                                           Invested  Amount  being  greater than
                                           the  Certificate  Principal  Balance,
                                           thereby                      creating
                                           overcollateralization.     On     any
                                           Distribution        Date,        such
                                           overcollateralization     will     be
                                           available to absorb any Investor Loss
                                           Amount not covered either by:

                                           o   Certificate  Interest Collections
                                               remaining  after the  payment  of
                                               Servicing  Fees,  the premium for
                                               the Policy  and the  distribution
                                               of interest on the  Certificates;
                                               or

                                           o   the limited  subordination of the
                                               Transferor's      Interest     as
                                               described above.

                                         Any  Investor  Loss Amounts not covered
                                           by Certificate Interest  Collections,
                                           the  limited   subordination  of  the
                                           Transferor's    Interest    or   such
                                           overcollateralization will be covered
                                           by draws on the  Policy to the extent
                                           provided therein.

                                         Overcollateralization   will   arise or
                                           increase primarily as a result of the
                                           payment  of   Accelerated   Principal
                                           Distribution   Amounts.   As  of  the
                                           Closing  Date,  the  Invested  Amount
                                           will  be   equal   to  the   Original
                                           Certificate  Principal  Balance  and,
                                           accordingly,  there  will  not be any
                                           initial        overcollateralization.
                                           Commencing     with     the     first
                                           Distribution  Date,  the Trustee will
                                           pay   the    Accelerated    Principal
                                           Distribution  Amount,  to the  extent
                                           Certificate  Interest Collections are
                                           available     therefor     on    each
                                           Distribution  Date,  up to an  amount
                                           equal to the  excess,  if any, of the
                                           Required Overcollateralization Amount
                                           over    the     Overcollateralization
                                           Amount.

SERVICING FEE                            On each Distribution Date, the Servicer
                                           will be entitled to receive a monthly
                                           fee  (the   "SERVICING   FEE")  at  a
                                           specified annual rate (the "SERVICING
                                           FEE RATE") on the Invested  Amount as
                                           of the first  day of the  immediately
                                           preceding   Collection   Period.  The
                                           Servicing  Fee Rate will be 0.65% per
                                           annum.  The portion of the  Servicing
                                           Fee  allocable  to  the  Certificates
                                           will  be  payable  from   Certificate
                                           Interest   Collections   and  certain
                                           other amounts.  See  "Description  of
                                           the Certificates--Servicing and Other
                                           Compensation and Payment of Expenses"
                                           and     "--Distributions    on    the
                                           Certificates" herein.

SUBSTITUTION OR
  REPURCHASE OF
  HOME EQUITY LOANS                      The Transferor has the option either to
                                           substitute   one  or  more  new  Home
                                           Equity Loans or to  repurchase a Home
                                           Equity  Loan  immediately  prior to a
                                           Distribution Date if:

                                           o   there   is   a   breach    of   a
                                               representation or warranty of the
                                               Transferor  regarding  such  Home
                                               Equity Loan that  materially  and
                                               adversely  affects the  interests
                                               of the Certificateholders; or

                                           o   there is a material defect in the
                                               related loan documentation  (each
                                               Home  Equity  Loan  described  in
                                               these two clauses is a "DEFECTIVE
                                               HOME EQUITY LOAN").

                                         Any  Home  Equity  Loan so  substituted
                                           (each,  an "ELIGIBLE  SUBSTITUTE HOME
                                           EQUITY LOAN") must have,  among other
                                           things:

                                           o   a Principal Balance substantially
                                               the same as the Principal Balance
                                               of the Defective Home Equity Loan
                                               it replaces; and

                                           o   a Margin not less than the Margin
                                               of the Defective Home Equity Loan
                                               it replaces.

TERMINATION; RETIREMENT
  OF THE CERTIFICATES                    The  Trust  Fund  will terminate on the
                                           Distribution Date following the later
                                           of (i) payment in full of all amounts
                                           owing to the Certificate Insurer, and
                                           (ii) the earliest of:

                                           o   the  Distribution  Date on  which
                                               the Certificate Principal Balance
                                               has been reduced to zero;

                                           o   the   final   payment   or  other
                                               liquidation   of  the  last  Home
                                               Equity Loan in the Trust Fund;

                                           o   the  optional   purchase  of  all
                                               remaining  Home Equity Loans,  as
                                               described below; and

                                           o   the Scheduled Maturity Date.

                                         At   any   time  when  the  Certificate
                                           Principal  Balance  is  less  than or
                                           equal   to   5%   of   the   Original
                                           Certificate  Principal  Balance,  the
                                           Servicer,  or in the  absence  of the
                                           exercise thereof by the Servicer, the
                                           Certificate   Insurer,  may  purchase
                                           from the  Trust  all  remaining  Home
                                           Equity Loans and other  property held
                                           by the Trust. The purchase price will
                                           be  the   sum   of  the   Certificate
                                           Principal  Balance  and  accrued  and
                                           unpaid   interest   thereon   at  the
                                           Certificate   Rate  through  the  day
                                           before the Distribution Date on which
                                           such    purchase    is   made.    See
                                           "Description          of          the
                                           Certificates--Termination; Retirement
                                           of the Certificates" herein.

                                         In    addition,    the   Trust  may  be
                                           liquidated  as a  result  of  certain
                                           events of insolvency, receivership or
                                           conservatorship   relating   to   the
                                           Transferor.  See  "Description of the
                                           Certificates--Rapid      Amortization
                                           Events" herein.

TAX STATUS                               In  the  opinion of special tax counsel
                                           to the  Depositor  and counsel to the
                                           Underwriters,  the Certificates  will
                                           be    properly    characterized    as
                                           indebtedness  for federal  income tax
                                           purposes.  Under the  Agreement,  the
                                           Depositor and the  Certificateholders
                                           will agree to treat the  Certificates
                                           as  indebtedness   for  all  federal,
                                           state and local income and  franchise
                                           tax  purposes.  Furthermore,  special
                                           tax  counsel  to  the  Depositor  and
                                           counsel to the Underwriters is of the
                                           opinion  that the  Trust  will not be
                                           treated as either an association or a
                                           publicly traded  partnership  taxable
                                           as a  corporation  or  as  a  taxable
                                           mortgage pool.  See "Certain  Federal
                                           Income Tax Considerations" herein and
                                           "Material    Federal    Income    Tax
                                           Consequences" in the Prospectus.

ERISA CONSIDERATIONS                     An   employee  benefit  plan (a "PLAN")
                                           subject  to the  requirements  of the
                                           fiduciary  responsibility  provisions
                                           of  the  Employee  Retirement  Income
                                           Security  Act  of  1974,  as  amended
                                           ("ERISA"),   or  the   provisions  of
                                           Section 4975 of the Internal  Revenue
                                           Code    of    1986,    as    amended,
                                           contemplating  the  purchase  of  the
                                           Certificates   should   consult   its
                                           counsel before making a purchase, and
                                           the  fiduciary and such legal advisor
                                           should    consider     whether    the
                                           Certificates  will satisfy all of the
                                           requirements of the "publicly offered
                                           securities"    exception    described
                                           herein and the  possible  application
                                           of other ERISA prohibited transaction
                                           exemptions described herein. Although
                                           the   Depositor   expects   that  the
                                           "publicly     offered     securities"
                                           exception   will   apply  to  certain
                                           purchases of the  Certificates  by or
                                           with plan assets of Plans,  there can
                                           be no assurance  that such  exception
                                           will  apply or that  there will be an
                                           exemption    for    all    prohibited
                                           transactions   that   may   arise  in
                                           connection   with  purchases  of  the
                                           Certificates  by or with plan  assets
                                           of Plans. See "ERISA  Considerations"
                                           herein and in the Prospectus.

LEGAL INVESTMENT
  CONSIDERATIONS                         The  Certificates  will  not constitute
                                           "mortgage  related   securities"  for
                                           purposes  of the  Secondary  Mortgage
                                           Market  Enhancement  Act of 1984,  as
                                           amended,    because,    among   other
                                           reasons,  a majority of the Mortgages
                                           securing  the Home  Equity  Loans are
                                           not  first  Mortgages.   Accordingly,
                                           many    institutions    with    legal
                                           authority  to  invest  in  comparably
                                           rated   securities   based  on  first
                                           mortgages    may   not   be   legally
                                           authorized    to    invest   in   the
                                           Certificates.  See "Legal  Investment
                                           Considerations" herein.

USE OF PROCEEDS                          The Depositor  will apply substantially
                                           all of the net proceeds from the sale
                                           of the  Certificates  to the purchase
                                           price  of  the  Initial  Home  Equity
                                           Loans and to pay  expenses  connected
                                           with  pooling the Initial Home Equity
                                           Loans and issuing the Certificates.

CERTIFICATE RATING                       It  is  a  condition to the issuance of
                                           the  Certificates   that  Standard  &
                                           Poor's Ratings  Services,  a division
                                           of The  McGraw-Hill  Companies,  Inc.
                                           ("S&P"),  rates them "AAA",  and that
                                           Moody's   Investors   Service,   Inc.
                                           ("MOODY'S"  and,  together  with S&P,
                                           the  "RATING  AGENCIES")  rates  them
                                           "Aaa".  A  security  rating  is not a
                                           recommendation  to buy,  sell or hold
                                           securities,  and the assigning Rating
                                           Agency may revise or  withdraw  it at
                                           any time.  There can be no  assurance
                                           that the  assigning  Rating  Agencies
                                           will  not  lower  or   withdraw   the
                                           ratings  assigned to the Certificates
                                           on  the  date  the  Certificates  are
                                           initially  issued.  A security rating
                                           does not  address  the  frequency  of
                                           prepayments  on the Home Equity Loans
                                           or the corresponding  effect on yield
                                           to   investors.    See   "Certificate
                                           Rating" herein.

REGISTRATION OF THE
  CERTIFICATES                           The  Trust  will  initially  issue  the
                                           Certificates   in  book-entry   form.
                                           Persons     acquiring      beneficial
                                           ownership     interests     in    the
                                           Certificates  ("CERTIFICATE  OWNERS")
                                           may elect to hold  their  Certificate
                                           interests   through  The   Depository
                                           Trust  Company  ("DTC") in the United
                                           States or  through  Cedelbank  or the
                                           Euroclear  System   ("EUROCLEAR")  in
                                           Europe.    Transfers    within   DTC,
                                           Cedelbank or  Euroclear,  as the case
                                           may be,  will be in  accordance  with
                                           the   usual   rules   and   operating
                                           procedures of the relevant system. So
                                           long   as   the    Certificates   are
                                           Book-Entry     Certificates,     such
                                           Certificates will be evidenced by one
                                           or more  Certificates  registered  in
                                           the name of Cede & Co.  ("CEDE"),  as
                                           the  nominee  of  DTC,  or one of the
                                           other      relevant      depositaries
                                           (collectively,      the     "EUROPEAN
                                           DEPOSITARIES"). The Certificates will
                                           initially be  registered  in the name
                                           of    Cede.    The    interests    of
                                           Certificateholders       will      be
                                           represented  by book  entries  on the
                                           records  of  DTC  and   participating
                                           members     thereof.     Cross-market
                                           transfers   between  persons  holding
                                           directly or  indirectly  through DTC,
                                           on the one hand,  and  counterparties
                                           holding    directly   or   indirectly
                                           through  Cedelbank or  Euroclear,  on
                                           the other,  will be  effected  within
                                           DTC through  Citibank  N.A. or Morgan
                                           Guaranty  Trust  Company of New York,
                                           the    relevant    depositaries    of
                                           Cedelbank or Euroclear, respectively,
                                           and each a  participating  member  of
                                           DTC.

                                         No  Certificate  Owner will be entitled
                                           to receive a  definitive  certificate
                                           representing such person's  interest,
                                           except  in the  event  that the Trust
                                           issues Definitive  Certificates under
                                           the limited  circumstances  described
                                           herein.   All  references  herein  to
                                           "holders"   or   "Certificateholders"
                                           will    reflect    the    rights   of
                                           Certificate   Owners   only  as  such
                                           rights may be  exercised  through DTC
                                           and participating  members of DTC for
                                           so long as such Certificates are held
                                           by DTC.  See "Risk  Factors  -- There
                                           May Be  Difficulty  in  Pledging  the
                                           Certificates" and "Description of the
                                           Certificates  --  Registration of the
                                           Certificates"  herein  and  "Annex I"
                                           hereto.

                                  RISK FACTORS

THE CERTIFICATES HAVE LIMITED LIQUIDITY

     There is currently no market for the Certificates. While the Underwriters currently intend to make a market in the Certificates, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or that it will continue for the life of the Certificates. The Certificates will not be listed on any securities exchange.

     Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     See "Description of the Certificates--Registration of the Certificates" herein.

THERE ARE RISKS INHERENT IN THE NATURE OF SUBORDINATE HOME EQUITY LOANS AS SECURITY

     Substantially all of the Home Equity Loans are secured by junior mortgages on residential properties. In the case of liquidations, Home Equity Loans secured by junior mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgages have been satisfied in full (including any related foreclosure costs). In the event that such proceeds are insufficient to satisfy all loans in the aggregate, the Trust, as the holder of the junior mortgage (and, accordingly, each Certificateholder), bears the risk of loss unless a deficiency judgment is obtained and realized upon and, even if there is full realization upon a deficiency judgment, the risk of delay in distributions pending such realization. In addition, deficiency judgments may not be legally permitted or practical in some states.

     See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     When a Home Equity Loan begins its amortization period, the borrower may not be able to make the required principal payments and repayment may be dependent on the borrower's ability to refinance the Home Equity Loan. In general, each Home Equity Loan is a revolving line of credit for the first ten years following origination, but such revolving period may be extended at the Transferor's sole discretion. The Transferor's decision to extend the revolving period may include a review of specific credit criteria.

     In addition, an increase in interest rates over the Loan Rate applicable at the time a Home Equity Loan was originated may have an adverse effect on the related borrower's ability to pay the required monthly interest payment. Such an increase in interest rates may also reduce such borrower's ability to obtain refinancing and to pay the balance of such Home Equity Loan at its maturity.

     Even assuming that the Mortgaged Properties provide adequate security for the Home Equity Loans, substantial delays could be encountered in connection with the liquidation of defaulted Home Equity Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. Further, liquidation expenses (such as legal fees, appraisals, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Home Equity Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Home Equity Loans, required payments under the Policy were not made, and the protection provided by the limited subordination of the Transferor's Interest and the availability of overcollateralization has been exhausted, Certificateholders could experience a loss on their investment.

THERE IS A RISK THAT LOCAL REAL ESTATE MARKETS MAY DECLINE

     An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect their values such that the outstanding Principal Balances of the related Home Equity Loans, together with the outstanding balances of any senior liens thereon, may exceed the values of the Mortgaged Properties. Such declines would adversely affect the position of a junior mortgage before having such an effect on that of the related senior mortgage and could extinguish the interest of the holder of a junior mortgage on the related Mortgaged Property. Residential real estate markets in many states have softened or declined in recent years. The Transferor can neither quantify the impact of such declines in property values nor predict how long such decline may continue or when such declines will end. In addition, there have been recent indications that the United States economy may be entering a period of slower growth and predictions that an economic recession may occur. These developments could also adversely effect real estate values. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Home Equity Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     Moreover, in many cases, borrowers have primary residences with above average values, and those properties may experience greater relative declines in value than other properties with lower values. A rise in interest rates over a period of time and the general condition of a Mortgaged Property as well as other factors may have the effect of reducing the value of such Mortgaged Property from the value at the time the related Home Equity Loan was originated. If there is a reduction in the value of a Mortgaged Property, the ratio of the Principal Balance of the related Home Equity Loan to the value of such Mortgaged Property may increase over what it was at the time such Home Equity Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy such Home Equity Loan after satisfaction of any senior liens. In addition, if the borrower has an adjustable rate senior mortgage loan, any increase in the interest rate thereon may adversely affect such borrower's ability to make payments on the related Home Equity Loan.

THERE ARE ASPECTS OF CASH FLOW YOU SHOULD CONSIDER

     The rights of the holder of the Transferor's Interest to receive Certificate Interest Collections remaining after the payment of accrued interest due and any overdue accrued interest on the Certificates, along with certain other expenses, and to receive Interest Collections and Principal Collections allocable to the Transferor's Interest are subordinated to certain rights of holders of the Certificates in order to enhance the likelihood of receipt by holders of the Certificates of the full amount of their scheduled distributions of interest on each Distribution Date and the ultimate receipt by such holders of principal equal to the Original Certificate Principal Balance. This subordination feature must absorb the risks associated with a possible narrowing of the spread between the prime rate (which is the index for determining the Loan Rate for each Home Equity Loan) and the Certificate Rate (which is based upon One-Month LIBOR plus a specified margin). If this spread disappears (i.e., the Certificate Rate derived from the One-Month LIBOR formula exceeds the Alternate Certificate Rate derived from the prime rate formula), the Certificate Rate for the related Distribution Date will be the Alternate Certificate Rate. The Certificate Rate could also be limited if all or a significant portion of the Loan Rates were prevented by their lifetime interest rate caps from increasing in accordance with increases in the prime rate as described herein.

THERE MAY BE VARIATIONS IN SUBSEQUENT HOME EQUITY LOANS FROM INITIAL HOME EQUITY LOANS

     Each Subsequent Home Equity Loan will satisfy the eligibility criteria referred to herein at the time of its conveyance to the Trust. However, Subsequent Home Equity Loans may be originated or acquired by the Transferor using credit criteria different from those applied to the Initial Home Equity Loans and may be of a different credit quality. Therefore, following the transfer and assignment of Subsequent Home Equity Loans to the Trust, the aggregate characteristics of the Home Equity Loans then part of the Trust Fund may vary from those of the Initial Home Equity Loans.

     See "The Home  Equity  Loan Pool  --Conveyance  of  Subsequent  Home Equity
Loans".

THERE  ARE   ASPECTS OF THE MATURITY AND PREPAYMENT OF THE HOME EQUITY LOANS YOU
SHOULD CONSIDER

     Substantially all of the Initial Home Equity Loans may be prepaid in whole or in part at any time without penalty. There is limited data available on the rate of prepayment of home equity loans such as the Initial Home Equity Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, it can be expected that a portion of borrowers will not prepay their Home Equity Loans to any significant degree. Borrowers who treat the amounts borrowed as a long-term loan are more likely to allow their Home Equity Loans to remain outstanding until maturity. The presence or absence of these two types of loans in the Trust Fund may have a significant impact on the rate and timing of principal payments (including prepayments) on the Home Equity Loans and, as a result, the weighted average lives of the Certificates. In addition, any future limitations on the right of borrowers to deduct interest payments on the Home Equity Loans for federal income tax purposes may result in a higher rate of prepayments of the Home Equity Loans. The Trust Fund's prepayment experience may also be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing, competition from other lenders and homeowner mobility. In addition, all of the Initial Home Equity Loans contain due-on-sale provisions. The Servicer is under no obligation to enforce such provisions and will refrain therefrom if such exercise will impair or threaten to impair any recovery under any related insurance policy or is not permitted by applicable law. The Servicer also will refrain from enforcing such provisions under other circumstances it deems appropriate.

     The rates at which payments of principal on the Certificates will be made will be affected by the inclusion in the Trust Fund of Home Equity Loans with Principal Balances as of the Statistical Calculation Date or Subsequent Selection Date, as the case may be, of $0 or that are otherwise less than the Home Equity Loan's Credit Limit, since if the related borrowers draw down on such lines of credit during the Managed Amortization Period, payments of principal, if any, on the Certificates will be likewise reduced.

     In the event a large number of Home Equity Loans are prepaid, the weighted average life of the Certificates will be substantially shorter than the weighted average life calculated on the assumption that all payments on the Home Equity Loans are made only as scheduled. The weighted average life of the Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Home Equity Loans, which may fluctuate significantly from time to time or be zero.

     See "Prepayment and Yield Considerations" herein.

     No assurance can be given as to the level of prepayments that the Trust Fund will experience. Under the Agreement, the Transferor will be obligated to purchase or provide substitutions for Defective Home Equity Loans, Home Equity Loans as to which the Transferor consented to increases in the related Credit Limits exceeding certain limitations specified in the Insurance Agreement, Home Equity Loans as to which the Transferor has reduced the related Margins below certain levels specified in the Insurance Agreement, and Home Equity Loans as to which the Transferor has consented to the placement of a new senior mortgage on the related Mortgaged Property and such senior mortgage did not satisfy certain requirements specified in the Insurance Agreement. In such event, the Transferor will be obligated to accept the retransfer of such Home Equity Loans from the Trust and, depending on the size of the Transferor's Interest following such retransfers, may be required to make deposits into the Certificate Account. Amounts so deposited will be distributed to Certificateholders as a partial or full prepayment of such Home Equity Loans, further accelerating payments on the Certificates.

     In addition, during the Revolving Period, if the Transferor is unable to transfer Subsequent Home Equity Loans to the Trust so that the Transferor's Interest is at least equal to the Minimum Transferor's Interest and Principal Collections would otherwise be retained by the Transferor as permitted by the Agreement, then an amount of Principal Collections equal to the excess of the Minimum Transferor's Interest over the Transferor's Interest will be deposited by the Transferor into the Collection Account. At the end of the Revolving Period, if the Transferor's Interest is still less than the Minimum Transferor's Interest, then any such Principal Collections remaining on deposit in the Collection Account will be distributed to Certificateholders as a principal distribution, which distribution will accelerate the payments on the Certificates.

THERE MAY BE DELAYS AND/OR EXPENSES ASSOCIATED WITH REALIZATION UPON DEFAULTED HOME EQUITY LOANS

     An action to foreclose a home equity loan is regulated by statutes and rules of the state where the related mortgaged property is located and generally is subject to a court's equitable powers. A foreclosure action is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment with respect to a mortgage loan also is regulated by statutes and rules of the state where the related mortgaged property is located, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower on a Home Equity Loan, these restrictions, among others, may impede the ability of the Servicer to foreclose on or to sell the related Mortgaged Property or to obtain a deficiency judgment in connection therewith. If required payments under the Policy were not made and the protection afforded the Certificateholders by the limited subordination of the Transferor's Interest and the availability of overcollateralization has been exhausted, such restrictions may delay distributions to the Certificateholders and may ultimately limit the amounts distributed with respect to such defaulted Home Equity Loans and result in a loss to the Certificateholders on their investments.

     See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

THERE MAY BE DIFFICULTY IN PLEDGING THE CERTIFICATES

     Since transactions in Certificates can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, Cedelbank or Euroclear systems, or otherwise to take actions in respect of such Certificate, may be limited due to lack of a physical certificate representing such Certificate.

     See "Description of the Certificates -- Registration of the Certificates" herein.

THERE MAY BE DELAYS IN RECEIPT OF DISTRIBUTIONS ON THE CERTIFICATES

     Certificate Owners may experience some delay in their receipt of distributions of interest on and principal of their Certificates since the Trustee will forward such distributions to DTC, and DTC will credit such distributions to the accounts of its Participants (as defined herein), which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants.

     See "Description of the Certificates--Registration of the Certificates" herein.

THERE ARE LIMITATIONS TO THE RATINGS ASSIGNED TO THE CERTIFICATES

     The ratings of the Certificates will depend primarily on an assessment by the Rating Agencies of the underlying Home Equity Loans, the Policy and the limited subordination of the Transferor's Interest. A security rating by a Rating Agency is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

THERE IS A RISK THAT THE CERTIFICATE INSURER MAY NOT MAKE PAYMENTS ON THE POLICY

     Credit enhancement with respect to the Certificates will be provided by the Policy.

     If required payments under the Policy are not made, the Certificateholders will be at greater risk with respect to losses on the Home Equity Loans and nonpayment of interest on the Certificates.

     See "Description of the Certificates--The Certificate Insurance Policy" herein.

THERE IS A RISK ASSOCIATED WITH NOT RECORDING MORTGAGE ASSIGNMENTS

     So long as certain conditions specified by the Certificate Insurer are met, assignments to the Trustee of the mortgages securing the Home Equity Loans will not be required to be recorded. The failure to record assignments to the Trustee of the mortgages in some states in which the related mortgaged properties are located may have the result of making the sale thereof ineffective against (i) creditors of a prior owner of a Home Equity Loan, the Depositor or the Transferor, (ii) a purchaser to whom a prior owner of a Home Equity Loan, the Depositor or the Transferor fraudulently, negligently or inadvertently sells a Home Equity Loan, or (iii) any bankruptcy trustee or similar official appointed for a prior owner of a Home Equity Loan, the Depositor or the Transferor.

     If the conditions specified by the Certificate Insurer are not met, assignments of the mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Certificate Insurer and the Rating Agencies will be obtained to the effect that recording is not required to protect the Trustee's interest in the related Home Equity Loans).

THERE ARE OTHER LEGAL MATTERS YOU SHOULD CONSIDER

     Applicable state laws generally regulate interest rates and other charges, and require certain disclosures. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts, which may apply to the origination or collection of the Home Equity Loans. Depending on the provisions of applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrowers to a refund of amounts previously paid and, in addition, could subject the Servicer or the Transferor to damages and administrative enforcement.

     See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     The Home Equity Loans are also subject to federal laws, including:

     o    the  Federal   Truth-in-Lending   Act  and  Regulation  Z  promulgated
          thereunder,   which  require  certain  disclosures  to  the  borrowers
          regarding the terms of the Home Equity Loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may subject the Servicer or the Transferor to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action.

     See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

INSOLVENCY OF THE TRANSFEROR

     Notwithstanding the characterization of the Certificates as debt for federal, state and local income and franchise tax purposes, the Transferor and the Depositor will treat the transfer of the Initial Home Equity Loans by the Transferor to the Depositor as a sale and the Depositor and the Trust will treat the transfer of the Initial Home Equity Loans from the Depositor to the Trust as a sale. As a sale of the Home Equity Loans by the Transferor to the Depositor, the Home Equity Loans would not be part of the Transferor's bankruptcy estate and would not be available to the Transferor's creditors. However, in the event of the insolvency of the Transferor, it is possible that the bankruptcy trustee or a creditor of the Transferor or the Transferor as debtor in possession may attempt to recharacterize the sale of the Initial Home Equity Loans as a borrowing by, or as debt of, the Transferor, secured by a pledge of the Initial Home Equity Loans. This position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates. The Depositor will warrant in the Agreement that the transfer of the Initial Home Equity Loans is either a valid transfer and assignment of the Initial Home Equity Loans or the grant of a security interest therein.

     In addition, cash collections may be commingled with the Transferor's own funds prior to each Distribution Date. In the event of the insolvency of the Transferor, the Trust will likely not have a perfected interest in such collections since they would not have been deposited in a segregated account within 10 days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Transferor may result in delays in payment and failure to pay amounts due on the Certificates.

     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Subsequent Home Equity Loans and Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence. If directed by the Certificate Insurer or by Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance of the Certificates, with the consent of the Certificate Insurer, the Trustee will attempt to sell the Home Equity Loans, thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders. The Policy will be available to cover any shortfalls in the event such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

     In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Servicer.

YEAR 2000 READINESS DISCLOSURE

     The Transferor/Servicer is aware of the year 2000 issues associated with existing computer systems as the year 2000 approaches. Many computer programs created in the past used two digits, rather than four, to refer to a year, creating a risk that they will not properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data, fail or cause another system to fail. The Transferor/Servicer is heavily dependent on computer systems for its operations. These include its own systems and the systems of third party vendors on which it relies.

     The Transferor/Servicer has advised the Depositor that it is has commenced and is currently in the process of carrying out a year 2000 project which, in accordance with applicable regulatory guidelines, is designed to identify and make any modifications necessary to avoid potential disruptions to its computer systems arising from year 2000 issues. Any reprogramming or other modifications to the systems used or relied upon by the Transferor/Servicer (including any such systems supplied by third parties on which it is dependent) and the related testing are scheduled to be completed by July 31, 1999. Neither the Transferor/Servicer nor any of its affiliates has made any independent investigation of the computer systems of the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Trustee or the Transferor/Servicer are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Home Equity Loans could materially adversely affect the Certificates.


                            THE HOME EQUITY LOAN POOL

GENERAL

     The statistical information presented in this Prospectus Supplement relates only to the Initial Home Equity Loans only as of the Statistical Calculation Date. Unless otherwise noted, all statistical percentages set forth in this Prospectus Supplement are measured either as a percentage of the Statistical Calculation Date Pool Balance or the number of Initial Home Equity Loans in the pool as of the Statistical Calculation Date. Subsequent Home Equity Loans, if any, will be selected using generally the same criteria used to select the Initial Home Equity Loans, and generally the same representations and warranties will be made with respect thereto. See "--Conveyance of Subsequent Home Equity Loans" herein.

THE INITIAL HOME EQUITY LOANS

     The Initial Home Equity Loans are evidenced by Account Agreements and secured by mortgages or deeds of trust (of which substantially all are junior liens and the remainder are first liens) on Mortgaged Properties located in 25 states. The term to maturity of each Initial Home Equity Loan at origination was approximately fifteen years. The Statistical Calculation Date Principal Balances of the Initial Home Equity Loans ranged from $0 to $245,488.00, and averaged $31,580.09 (for those Initial Home Equity Loans with a Statistical Calculation Date Principal Balance greater than $0). Credit Limits of the Initial Home Equity Loans ranged from $10,000.00 to $250,000.00 and averaged $35,591.64. As of the Statistical Calculation Date, the weighted average credit limit utilization rate of the Initial Home Equity Loans (computed by dividing the Principal Balance for each Initial Home Equity Loan by the Credit Limit) was approximately 86.94%. The weighted average remaining term to stated maturity of the Initial Home Equity Loans as of the Statistical Calculation Date was 151.64 months and the latest scheduled maturity of any Initial Home Equity Loan is in October 2013. The weighted average Junior Lien Ratio for Initial Home Equity Loans in a junior lien position was 30.41%.

     Each Initial Home Equity Loan was, and each Subsequent Home Equity Loan will be, selected by the Transferor for inclusion in the Trust Fund from among those that met the following criteria as of the Statistical Calculation Date or Subsequent Selection Date, as the case may be: (i) the payment on such Home Equity Loan was not more than 90 days delinquent and (ii) there was not less than three months left to contractual maturity of such Home Equity Loan. The Initial Home Equity Loans were, and each Subsequent Home Equity Loan will be, selected from the home equity loans in the Transferor's portfolio that met the above criteria using a selection process believed by the Transferor not to be adverse to Certificateholders.

     The Initial Home Equity Loans were originated between July 1989 and October 1998 in the ordinary course of the Transferor's business. As of the Statistical Calculation Date, the weighted average Margin was approximately 4.38% and the weighted average Loan Rate was approximately 12.14%. The weighted average
Combined Loan-to-Value Ratio (computed as a percentage, the numerator of which is the Home Equity Loan's Original Credit Limit plus the principal balances or credit limits, as applicable, of any related senior mortgage loans, and the denominator of which is the valuation of the Mortgaged Property used by the Transferor to underwrite the Home Equity Loan) of the Initial Home Equity Loans at origination was approximately 90.40%.

     As of the Statistical Calculation Date, substantially all of the Initial Home Equity Loans have a lifetime interest rate cap of 19.90%.

     The Trust Fund will include Home Equity Loans that are fewer than 90 days delinquent as of the Statistical Calculation Date or related Subsequent Selection Date for such Home Equity Loans, as the case may be. As of the Statistical Calculation Date, approximately 1.55% of the Home Equity Loans (by principal balance) were between 30 and 59 days delinquent and approximately 0.33% of the Home Equity Loans (by principal balance) were between 60 and 89 days delinquent.

     Set forth below is a description of certain additional characteristics of the Initial Home Equity Loans as of the Statistical Calculation Date. The sum of the percentages in each table below may not equal the total of 100% due to rounding.

                                  GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES
                                                        NUMBER OF            STATISTICAL
                                                         INITIAL           CALCULATION DATE            PERCENT OF
                                                       HOME EQUITY            PRINCIPAL         STATISTICAL CALCULATION
STATE                                                     LOANS                BALANCE             DATE POOL BALANCE
---------------------------------------------          -----------         ----------------     ------------------------
California...................................              2,437           $  91,930,465.70             16.10%
Illinois.....................................              1,467              45,174,613.78              7.91
Michigan.....................................              1,792              53,827,995.29              9.42
New Jersey...................................              1,716              57,988,535.24             10.15
New York.....................................              1,575              52,143,249.48              9.13
Ohio.........................................              1,614              44,867,302.55              7.86
Other(1).....................................              7,857             225,225,435.28             39.43
                                                         -------           ----------------            ------
                Total........................             18,458            $571,157,597.32            100.00%
                                                         =======           ================            ======

______________
(1) Includes 19 other states (none of which have a concentration of Initial Home Equity Loans in excess of 5.00% of the Statistical Calculation Date Pool Balance).

                                                     CREDIT LIMIT(1)

                                                                             STATISTICAL
                                                        NUMBER OF         CALCULATION DATE             PERCENT OF
                                                         INITIAL              PRINCIPAL         STATISTICAL CALCULATION
RANGE OF CREDIT LIMITS ($)                          HOME EQUITY LOANS          BALANCE             DATE POOL BALANCE
---------------------------------------------       -----------------      ----------------     ------------------------
        0.00      to       24,999.99............           6,786            $107,860,274.81             18.88%
   25,000.00      to       49,999.99............           8,073             248,200,895.05             43.46
   50,000.00      to       74,999.99............           2,462             125,293,377.12             21.94
   75,000.00      to       99,999.99............             678              47,766,401.57              8.36
  100,000.00      to      124,999.99............             277              23,320,410.59              4.08
  125,000.00      to      149,999.99............              97               9,906,361.36              1.73
  150,000.00      to      174,999.99............              80               8,208,237.66              1.44
  175,000.00      to      274,999.99............               5                 601,639.16              0.11
                                                      ----------        -------------------          --------
                  Total.........................          18,458            $571,157,597.32            100.00%
                                                      ==========        ===================          ========

______________
(1) The minimum and maximum Credit Limits as of the Statistical Calculation Date were $10,000.00 and $250,000.00, respectively, and the weighted average Credit Limit was $35,591.64.


                                                   OCCUPANCY STATUS(1)

                                                       NUMBER OF            STATISTICAL               PERCENT OF
                                                        INITIAL           CALCULATION DATE      STATISTICAL CALCULATION
OCCUPANCY STATUS                                   HOME EQUITY LOANS     PRINCIPAL BALANCE         DATE POOL BALANCE
---------------------------------------------      -----------------     -----------------      -----------------------
Owner occupied...............................            18,205            $563,627,171.57             98.68%
Non-owner occupied...........................               253               7,530,425.75              1.32
                                                       --------         ------------------          --------
                Total........................            18,458            $571,157,597.32            100.00%
                                                       ========         ==================          ========

______________
(1)  Based upon representation by the borrowers at the time of origination.

                                                 PRINCIPAL BALANCE(1)

                                                        NUMBER OF            STATISTICAL             PERCENT OF
                                                         INITIAL          CALCULATION DATE    STATISTICAL CALCULATION
RANGE OF PRINCIPAL BALANCES ($)                     HOME EQUITY LOANS     PRINCIPAL BALANCE      DATE POOL BALANCE
------------------------------------------------    -----------------     -----------------   -----------------------
        0.00      to      24,999.99.............          8,576            $137,788,868.82             24.12%
   25,000.00      to      49,999.99.............          7,416             259,369,911.07             45.41
   50,000.00      to      74,999.99.............          1,750             104,165,330.65             18.24
   75,000.00      to      99,999.99.............            491              42,070,624.67              7.37
  100,000.00      to    124,999.99..............            135              14,974,908.47              2.62
  125,000.00      to    249,999.99..............             90              12,787,953.64              2.24
                                                      ---------          -----------------          --------
                Total.........................           18,458            $571,157,597.32            100.00%
                                                      =========          =================          ========

______________
(1) The minimum and maximum Principal Balances as of the Statistical Calculation Date were $0 and $245,488.00, respectively, and the average Principal Balance was $31,580.09 for those Initial Home Equity Loans with a Statistical Calculation Date Principal Balance greater than $0.

                                       ORIGINAL COMBINED LOAN-TO-VALUE RATIO(1)

                                                        NUMBER OF            STATISTICAL             PERCENT OF
RANGE OF ORIGINAL COMBINED                               INITIAL          CALCULATION DATE    STATISTICAL CALCULATION
LOAN-TO-VALUE RATIOS                                HOME EQUITY LOANS     PRINCIPAL BALANCE      DATE POOL BALANCE
-----------------------------------------------     -----------------     -----------------   -----------------------
   0.01%          to       10.00%..............               9           $      267,309.92             0.05%
  10.01%          to       20.00%..............              42               1,384,699.02              0.24
  20.01%          to       30.00%..............              55               1,682,035.09              0.29
  30.01%          to       40.00%..............             101               3,795,505.90              0.66
  40.01%          to       50.00%..............             155               6,563,326.56              1.15
  50.01%          to       60.00%..............             202               8,400,057.96              1.47
  60.01%          to       70.00%..............             717              27,969,898.98              4.90
  70.01%          to       80.00%..............           2,288              76,816,976.22             13.45
  80.01%          to       90.00%..............           4,197             124,848,001.25             21.86
  90.01%          to      100.00%..............           8,970             265,669,745.00             46.51
 100.01%          to      110.00%..............             769              23,993,499.26              4.20
 110.01%          to      120.00%..............             465              16,216,044.11              2.84
 120.01%          to      125.00%..............             488              13,550,498.05              2.37
                                                       --------          -----------------          --------
                   Total........................         18,458            $571,157,597.32            100.00%
                                                       ========          =================          ========

______________
(1) The minimum and maximum Original Combined Loan-to-Value Ratios as of the Statistical Calculation Date were 4.81% and 125.00%, respectively, and the weighted average Original Combined Loan-to-Value Ratio was approximately 90.40%.

                                           CREDIT LIMIT UTILIZATION RATE(1)

                                                        NUMBER OF            STATISTICAL             PERCENT OF
RANGE OF CREDIT LIMIT                                    INITIAL          CALCULATION DATE    STATISTICAL CALCULATION
UTILIZATION RATES                                   HOME EQUITY LOANS     PRINCIPAL BALANCE      DATE POOL BALANCE
-----------------------------------------------     -----------------     -----------------   ------------------------
    0.00%      to       9.99%...................            511          $       203,859.35             0.04%
   10.00%      to      19.99%...................             99                 685,678.97              0.12
   20.00%      to      29.99%...................            159               2,082,619.86              0.36
   30.00%      to      39.99%...................            167               2,797,685.82              0.49
   40.00%      to      49.99%...................            283               5,843,391.02              1.02
   50.00%      to      59.99%...................            405               9,685,748.18              1.70
   60.00%      to      69.99%...................            503              13,975,039.47              2.45
   70.00%      to      79.99%...................            854              25,105,538.72              4.40
   80.00%      to      89.99%...................          1,627              49,046,472.84              8.59
   90.00%      to      99.99%...................         13,033             433,988,861.58             75.98
  100.00%      to     109.99%...................            817              27,742,701.51              4.86
                                                       --------          -----------------          --------
                 Total..........................         18,458            $571,157,597.32            100.00%
                                                       ========          =================          ========

______________
(1) The minimum and maximum credit limit utilization rates as of the Statistical Calculation Date were 0.00% and 101.82%, respectively, and the weighted average credit limit utilization rate was approximately 86.94%. The credit limit utilization rate is computed by dividing the Principal Balance of each Home Equity Loan by the related Credit Limit.


                                                       MARGIN(1)

                                                        NUMBER OF            STATISTICAL
                                                         INITIAL           CALCULATION DATE           PERCENT OF
                                                       HOME EQUITY            PRINCIPAL        STATISTICAL CALCULATION
RANGE OF MARGINS                                          LOANS                BALANCE            DATE POOL BALANCE
------------------------------------------------       -----------         ----------------     ------------------------
    0.50%       to      0.99%...................              32         $    2,490,543.37               0.44%
    1.00%       to      1.49%...................              39              1,928,384.93               0.34
    1.50%       to      1.99%...................             196              8,675,718.20               1.52
    2.00%       to      2.49%...................             197              8,183,003.68               1.43
    2.50%       to      2.99%...................           1,988             80,623,620.83              14.12
    3.00%       to      3.49%...................             328             12,175,610.10               2.13
    3.50%       to      3.99%...................           3,685            122,392,683.89              21.43
    4.00%       to      4.49%...................             474             14,806,806.49               2.59
    4.50%       to      4.99%...................           7,456            243,180,880.20              42.58
    5.00%       to      5.49%...................             158              5,389,128.95               0.94
    5.50%       to      5.99%...................           3,079             47,444,192.77               8.31
    6.00%       to      6.49%...................             232              7,804,078.21               1.37
    6.50%       to      6.99%...................             588             15,859,602.87               2.78
    7.00%       to      7.49%...................               6                  203,342.83             0.04
                                                      ----------         -------------------         --------
                Total...........................          18,458           $571,157,597.32             100.00%
                                                      ==========         ===================         ========

______________
(1) The minimum and maximum Margins as of the Statistical Calculation Date were 0.90% and 7.00%, respectively, and the weighted average Margin was approximately 4.38%.

                                                       SEASONING(1)

                                                         NUMBER OF             STATISTICAL
                                                          INITIAL            CALCULATION DATE           PERCENT OF
                                                        HOME EQUITY             PRINCIPAL        STATISTICAL CALCULATION
  RANGE OF SEASONING (MONTHS)                              LOANS                 BALANCE            DATE POOL BALANCE
------------------------------------------------       ------------        -----------------    ------------------------
     5      to      12..........................            3,165            $105,205,559.11              18.42%
    13      to      24..........................            6,478             209,016,230.05              36.60
    25      to      36..........................            4,192             119,365,219.81              20.90
    37      to      48..........................            2,347              65,613,222.96              11.49
    49      to      60..........................              761              23,665,962.03               4.14
    61      to      72..........................              528              16,484,922.75               2.89
    73      to      84..........................              406              12,801,557.56               2.24
    85      to      96..........................              234               7,672,947.44               1.34
    97      to     108..........................              278               8,827,578.37               1.55
   109      to     116..........................               69                2,504,397.24              0.44
                                                        ---------          ------------------          --------
            Total...............................           18,458            $571,157,597.32             100.00%
                                                        =========          =================           ========

______________
(1) The minimum and maximum number of months since origination as of the Statistical Calculation Date were 5 months and 116 months, respectively, and the weighted average number of months since origination was approximately 28.36 months.

                                          REMAINING TERM TO STATED MATURITY(1)

                                                       NUMBER OF             STATISTICAL
                                                        INITIAL            CALCULATION DATE           PERCENT OF
RANGE OF REMAINING TERMS                              HOME EQUITY             PRINCIPAL         STATISTICAL CALCULATION
TO STATED MATURITY (MONTHS)                              LOANS                 BALANCE             DATE POOL BALANCE
---------------------------------------------         -----------          ----------------     -----------------------
  61       to     72.........................                82          $    2,899,381.83               0.51%
  73       to     84.........................               280               8,946,276.32               1.57
  85       to     96.........................               239               7,855,949.30               1.38
  97       to    108.........................               438              13,666,967.93               2.39
 109       to    120.........................               521              16,213,618.20               2.84
 121       to    132.........................               781              24,398,064.13               4.27
 133       to    144.........................             2,483              69,195,621.22              12.11
 145       to    156.........................             4,341             124,670,892.93              21.83
 157       to    168.........................             6,610             214,874,944.61              37.62
 169       to    180.........................             2,683              88,435,880.85              15.48
                                                        -------          -----------------            -------
           Total..............................           18,458            $571,157,597.32             100.00%
                                                        =======          =================            =======

______________
(1) The minimum and maximum remaining terms to stated maturity as of the Statistical Calculation Date were 64 months and 175 months, respectively, and the weighted average remaining term to stated maturity was approximately 151.64 months.

                                               JUNIOR LIEN RATIO(1)(2)

                                                        NUMBER OF            STATISTICAL             PERCENT OF
                                                         INITIAL          CALCULATION DATE    STATISTICAL CALCULATION
RANGE OF JUNIOR LIEN RATIOS                         HOME EQUITY LOANS     PRINCIPAL BALANCE      DATE POOL BALANCE
------------------------------------------------    -----------------     -----------------   -----------------------
   0.00%      to       9.99%....................          1,095           $  15,858,502.44              2.78%
  10.00%      to      19.99%....................          6,081             142,250,896.17             24.91
  20.00%      to      29.99%....................          5,456             174,269,926.34             30.51
  30.00%      to      39.99%....................          2,460              92,849,557.97             16.26
  40.00%      to      49.99%....................          1,182              50,243,506.81              8.80
  50.00%      to      59.99%....................            561              24,737,448.27              4.33
  60.00%      to      69.99%....................            325              14,078,550.99              2.46
  70.00%      to      79.99%....................            245              10,630,268.87              1.86
  80.00%      to      89.99%....................            179               8,688,008.65              1.52
  90.00%      to      99.99%....................            118                5,811,687.40             1.02
                                                       --------          ------------------           ------
             Total..............................         17,702           $ 539,418,353.91             94.44%
                                                       ========          ==================           ======

______________
(1) The minimum and maximum Junior Lien Ratios as of the Statistical Calculation Date were 2.20% and 99.85%, respectively, and the weighted average Junior Lien Ratio was approximately 30.41%.
(2) The Junior Lien Ratio of a Home Equity Loan is the ratio (expressed as a percentage) computed by dividing its Credit Limit by the sum of its Credit Limit and the outstanding balances or credit limits, as applicable, of any senior mortgages as of the date of the origination of such Home Equity Loan. The Junior Lien Ratio is calculated only with respect to those Home Equity Loans in a junior lien position.


                                                    LIEN POSITION

                                                        NUMBER OF            STATISTICAL             PERCENT OF
                                                         INITIAL          CALCULATION DATE    STATISTICAL CALCULATION
LIEN POSITION                                       HOME EQUITY LOANS     PRINCIPAL BALANCE      DATE POOL BALANCE
----------------------------------------------      -----------------     -----------------   -----------------------
Senior........................................              756           $  31,739,243.41              5.56%
Junior........................................           17,702             539,418,353.91             94.44
                                                         ------           ----------------           -------
          Total...............................           18,458            $571,157,597.32            100.00%
                                                         ======           ================           =======




                                                         PROPERTY TYPE

                                                       NUMBER OF            STATISTICAL
                                                        INITIAL             CALCULATION             PERCENT OF
                                                      HOME EQUITY         DATE PRINCIPAL     STATISTICAL CALCULATION
PROPERTY TYPE                                            LOANS                BALANCE           DATE POOL BALANCE
----------------------------------------------        -----------         --------------     ------------------------
Single-Family.................................           18,099           $557,936,690.23             97.69%
Other.........................................              359             13,220,907.09              2.31
                                                       --------         -----------------          --------
          Total...............................         18,458             $571,157,597.32            100.00%
                                                       ========         =================          ========

     The Transferor will transfer to the Depositor all of its right, title and interest in the Initial Home Equity Loans and any Additional Balances relating thereto, and the Depositor in turn will transfer the same to the Trust. The Servicer will continue to service the Home Equity Loans pursuant to the Agreement, and will receive the monthly Servicing Fee for such services. See "Description of the Certificates -- Transfer of Home Equity Loans" and "--Servicing and Other Compensation and Payment of Expenses" herein.

     The Transferor will make certain representations and warranties regarding the Home Equity Loans, but its transfer of the Home Equity Loans to the Depositor will be without recourse, other than its obligation to repurchase or substitute for breach of certain representations and warranties with respect thereto. See "Description of the Certificates -- Transfer of Home Equity Loans" herein. The Servicer's obligations with respect to the Home Equity Loans will consist principally of its contractual servicing obligations under the Agreement.

CONVEYANCE OF SUBSEQUENT HOME EQUITY LOANS

     The Agreement permits the Trust Fund to acquire Subsequent Home Equity Loans during the Revolving Period. Accordingly, the statistical characteristics of the Home Equity Loans upon the addition of Subsequent Home Equity Loans to the Trust may vary somewhat from the statistical characteristics of the Initial Home Equity Loans.

     Each Subsequent Home Equity Loan will have been underwritten substantially in accordance with the criteria set forth herein under "The Transferor and Servicer -- Underwriting Criteria." Subsequent Home Equity Loans will be transferred to the Trust by the Transferor pursuant to subsequent transfer instruments (the "SUBSEQUENT TRANSFER AGREEMENTS") between the Transferor and the Trust. In connection with the transfer of Subsequent Home Equity Loans to the Trust by the Transferor on any dates during the Revolving Period (the "SUBSEQUENT TRANSFER DATES"), the Transferor's Interest will increase on the date of transfer by an amount equal to the Principal Balance of each Subsequent Home Equity Loan so transferred. In each instance in which Subsequent Home Equity Loans are transferred to the Trust pursuant to a Subsequent Transfer Agreement, the Transferor will designate (i) a selection date (such date, the "SUBSEQUENT SELECTION DATE") with respect to the Subsequent Home Equity Loans selected by the Transferor for inclusion in the Trust and (ii) a cut-off date (such date, the "SUBSEQUENT CUT-OFF DATE") as of which such Subsequent Home Equity Loans will be transferred to the Trust. As of any Subsequent Cut-off Date, the Principal Balance of the related Subsequent Home Equity Loan will be the "SUBSEQUENT CUT-OFF DATE PRINCIPAL BALANCE". Upon any transfer of Subsequent Home Equity Loans on the related Subsequent Transfer Date, the aggregate Principal Balance of the Home Equity Loans will increase by an amount equal to the aggregate Subsequent Cut-off Date Principal Balance of the Subsequent Home Equity Loans so transferred.

     Any conveyance of Subsequent Home Equity Loans on a Subsequent Transfer Date will be subject to certain conditions, including, but not limited to: (a) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Agreement and the Agreement; (b) the Transferor will select such Subsequent Home Equity Loans in a manner that it reasonably believes is not adverse to the interests of the Certificateholders or the Certificate Insurer; (c) the Transferor will deliver certain opinions of counsel acceptable to the Certificate Insurer and the Trustee with respect to the validity of the conveyance of such Subsequent Home Equity Loans; and (d) as of each Subsequent Selection Date, each Subsequent Home Equity Loan will satisfy the following criteria: (i) such Subsequent Home Equity Loan may not be more than 90 days delinquent as of the related Subsequent
Selection Date; (ii) the original stated term to maturity of such Subsequent Home Equity Loan will not exceed 180 months; (iii) such Subsequent Home Equity Loan must have an outstanding Principal Balance of not less than $0 and no more than $150,000 as of the Subsequent Selection Date; (iv) such Subsequent Home Equity Loan will have been underwritten substantially in accordance with the criteria set forth under "The Transferor and Servicer -- Underwriting Criteria" herein; (v) such Subsequent Home Equity Loan must have a Combined-Loan-to-Value Ratio at origination of no more than 125%; and (vi) such Subsequent Home Equity Loan must not by its terms provide for negative amortization.

     In addition, any transfer of Subsequent Home Equity Loans will require the approval of the Certificate Insurer, which approval shall not be unreasonably withheld; provided, however that within five Business Days of request the Certificate Insurer will provide notice of approval or disapproval, or such Subsequent Home Equity Loans will be deemed approved by the Certificate Insurer. Notwithstanding the foregoing conditions, Subsequent Home Equity Loans with characteristics varying materially from those set forth above may be transferred to the Trust and included in the Trust Fund with the approval of the Certificate Insurer.

                           THE TRANSFEROR AND SERVICER

GENERAL

     Providian Financial Corporation, through its subsidiaries (collectively, "PROVIDIAN"), provides lending and deposit products to consumers nationwide. Providian National Bank (formerly known as First Deposit National Bank) is a national bank headquartered in Tilton, New Hampshire and is a wholly-owned subsidiary of Providian Financial Corporation. Providian offers a range of loan products, including credit cards, revolving lines of credit, home loans, secured credit cards, and fee-based products. As of December 31, 1998, Providian had more than eight million customers and over $14 billion in assets under management. Providian is one of the ten largest bankcard issuers in the United States.

     Providian offers its home loan products through its Home Loan Business. Providian's Home Loan Business offers home equity lines of credit and home equity loans originated primarily through mail, telemarketing and other direct marketing channels. Providian's Home Loan Business currently serves customers in 44 states plus the District of Columbia, which jurisdictions represent approximately 87.5% of the United States population. Providian had $1.085 billion of home equity lines of credit and home equity loans under management at year end 1998 and $1.030 billion at year end 1997.

     The primary focus of Providian's Home Loan Business is to target homeowners with high levels of unsecured debt and offer them an opportunity to consolidate their debt through a home equity line of credit or home equity loan. Customers are able to consolidate their debt and benefit from a lower interest rate than would be available through their credit cards, and may also gain tax advantages.

     Providian's Home Loan Business strategy focuses on the following: (i) evaluating the customers' credit history in addition to real estate which secures the loan; (ii) marketing directly to customers, which permits both customer and regional selectivity and allows Providian to react quickly to local economic and real estate market changes; (iii) utilizing a two-step process of lead generation and lead conversion with a universal offer and customization of loan terms; and (iv) establishing primary lender relationships by successfully targeting customers likely to consolidate debt. Many of the skills used by Providian to execute its Home Loan Business strategy were originally developed for its Credit Card Business. These skills, including database marketing, customer targeting and risk management, have been adapted by Providian specifically for its Home Loan Business.

LOAN ORIGINATION

     Providian's home equity line of credit product is structured with a 15-year term, consisting of a 10-year revolving period followed by a five-year amortization period. Borrowers are required to take an initial cash advance or transfer balances of at least $10,000 at the time they open the account. Borrowers primarily use checks to access additional draws, up to the applicable Credit Limit. Interest rates on Providian's home equity lines of credit are variable and are indexed to the prime rate, as published in The Wall Street Journal. Providian determines the Credit Limits and pricing based on the customer's credit profile, loan feature preferences and other risk parameters. In 1998, Providian's Home Loan Business began offering customers the option of paying upfront origination fees to reduce the interest rate applicable to their lines, and also introduced an early closure fee payable by borrowers who prepay their loans and close their accounts within the first three years.

     Providian uses internally developed proprietary models to prescreen and target individuals it believes are creditworthy and have an appetite for debt consolidation. Using its proprietary underwriting criteria, Providian segments prospective customers according to their risk profile. In this process, Providian assesses the prospective customer's probability of default before determining combined loan-to-value ("CLTV") limits. Providian offers higher CLTV ratios when a customer's historical credit performance and other factors warrant. Lines of credit with a CLTV above 100% are only offered to lower risk customers, and the maximum CLTV for lines of credit is currently 125%. The goal of Providian's pricing strategy is to ensure that Providian is appropriately compensated for risks incurred.

     A key tool in Providian's overall strategy is the flexibility offered by the use of mail, telemarketing and other direct marketing channels, in lieu of a branch-based system. This direct marketing approach enables Providian to avoid the high overhead costs associated with a branch system.

     Another key tool in Providian's strategy is the ability to tailor each line of credit to a customer's individual needs. Proprietary transaction profitability models provide Providian's telemarketers with guidelines for customizing account features directly with loan applicants. Each loan parameter, including credit limit, balance transfer or cash advance level, and pricing, is analyzed in the profitability model to ensure that the account will meet Providian's business profitability and risk guidelines. Once terms have been finalized with the customer, Providian prints each customer's documentation in its operations center to reflect the specific terms of the customer's account.

     Providian uses credit bureau prescreening as part of its customer targeting process. Providian supplies its prescreening criteria to one or more credit bureaus, which screen their databases and generate a list of names. Providian refines the list according to its targeting criteria, which are derived from statistical models of data that it gathers from previous response patterns, funding experience and other sources. Providian then provides the list to a third party company specializing in developing lists of consumers with desired attributes. Providian verifies the final list and periodically audits it to ensure that it complies with the criteria supplied.

     Consumers who receive a solicitation package may respond by completing and returning a reply card or by calling a toll-free number provided in the solicitation package. A telemarketer takes application information over the telephone, including the applicant's income and information relating to the applicant's property. Primary source income is generally verified before funding. Loan balance information is generally obtained from credit bureaus and verified with the customer.

     Leads have also been obtained from other sources, such as existing customers of Providian's Credit Card Business and through the Internet.

COLLECTIONS

     In the collections area, Providian attempts to bring delinquent accounts current and identify accounts that are at risk to become losses. The principal strategies of collection are early intervention and event driven escalation of collection efforts. An account is considered to be in default the day after the statement due date, but payment will be accepted without assessment of late charges during a grace period following the statement due date. After the grace period expires, a late charge is assessed and collections activity is initiated, unless an account is in bankruptcy. Initial written correspondence is followed by telephone contact. Additional attempts to contact the borrower by telephone are made and letters may be used to supplement calls. An economic analysis is performed on delinquent accounts to determine the equity in the property and the legal remedies which may be utilized. For those accounts with sufficient equity to foreclose, senior mortgage holders are contacted to verify the status of their loans and any impound account. If a senior loan is past due, the collector verifies the length of the delinquency, the status of the account and the amount required to bring the loan current. When these actions are completed, the collector recommends a course of action which must be approved by the Collections Manager. Except in the event of the bankruptcy or the death of the borrower, collection efforts continue until Providian determines that no further recovery is likely to be made. In the event of the bankruptcy or the death of the borrower, claims are pursued to the extent legally permitted.

     Providian's Home Loan Business prepares a projection of potential charge offs as soon as a loss of all or part of the principal of any account is anticipated. Prior to March 1999, charge offs were recorded by Providian when final resolution occurred, generally upon liquidation of the mortgaged property. Effective March 1999, Providian adopted changes to its charge-off policies for loans such as the Home Equity Loans. Rather than charging off loans upon the final resolution of defaulted loans, Providian charges off anticipated loss amounts when payments on such loans become 180 days delinquent.

     Providian's OREO (Other Real Estate Owned) unit institutes eviction proceedings if needed, selects a realtor to sell the property, manages the cleaning, repair and security of the property and actively markets the property. As of December 31, 1998, the OREO unit had 16 properties under management.

     Providian originated the Home Equity Loans in its ordinary course of business. The information set forth in the foregoing paragraphs has been provided by Providian and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

UNDERWRITING CRITERIA

     The information set forth in the following paragraphs has been provided by Providian and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

     All of the Home Equity Loans were originated by Providian and were underwritten in accordance with its Home Loan Business credit policy, which has been approved by Providian's loan committee. The focus of the Providian Home Loan Business underwriting criteria is on the customer's credit history and ability to repay rather than on the value of the real estate securing the loan.

     Providian's Home Loan Business operations center, located in Pleasanton, California, processes all of its lines of credit, from application through funding. Providian's Home Loan Business currently offers lines of credit to customers with margins ranging from 2.0% to 10.24% over the prime rate, based on factors such as points paid, CLTV, loan size and the customer's risk profile. Providian may grant rate reductions which reduce the margins to as low as 0.5% over the prime rate, depending on its profitability model.

     Under certain circumstances, a policy exception to decline or approve an application may be granted. Providian's management reviews all policy exceptions, which are subject to approval by Providian's loan committee. Policy exception trends and the performance of policy exception loans provide feedback to be used when considering future modifications to Providian's credit policy.

     Providian tracks the results of its direct marketing and continually tests new product features. The information collected enables management to monitor the effectiveness of the Home Loan Business prescreening and underwriting criteria and to modify the criteria based on the results of such monitoring.

     Each Providian Home Loan Business customer is subject to an account agreement governing the terms and conditions of the customer's line of credit. In general, the account agreements are governed by New Hampshire law, but the mortgage documents securing the related Mortgaged Property are governed by the laws of the state in which such Mortgaged Property is located. Under the account agreement, Providian reserves the right to terminate or limit access to the account under certain circumstances, such as a material change in the customer's financial condition or value of the underlying collateral or when a customer is in default.

HOME PROTECTION

     Providian makes available to borrowers a payment deferral product called "Home Protection". This product allows borrowers to defer payments on their Home Equity Loans in certain situations. It is not insurance and does not reduce any of the borrowers' outstanding balances, but finance charges do not accrue on the outstanding balances during the deferral period. Providian charges each borrower who enrolls in the plan a monthly fee that is added to the monthly payment due on the related Home Equity Loan each month. Home Protection is a registered service mark of Providian Financial Corporation.

     The Home Protection payment deferral feature is activated by the following occurrences: involuntary unemployment, hospitalization, accident, sickness or disability. During the period that the payment deferral is in effect, borrowers are not considered to be delinquent with regard to their payment obligations under their Home Equity Loans. In no event does the payment deferral extend beyond 18 months or the number of months the borrower has been enrolled in Home Protection, whichever is less. Home Equity Loans with respect to which payments have been deferred pursuant to Home Protection will not be considered delinquent or in default for any purpose under the Agreement.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth information relating to the delinquency and loss experience on the home equity loans serviced by the Servicer for its own account or for the account of affiliates and included in the Servicer's servicing portfolio as of and for each of the five years in the period ended December 31, 1998. The delinquency and loss experience set forth in the following tables represents the historical experience of the Servicer for the dates and periods given, and there can be no assurance that the future experience on the Home Equity Loans in the Trust Fund will be the same as, or more favorable than, that of the total home equity loans in the Servicer's servicing portfolio.

     Due to the change in charge off policy implemented in March 1999 described in "--Collections" above, the Servicer is likely to recognize losses earlier than it would have under its previous policy. This may result in Investor Loss Amounts being paid to Certificateholders sooner than would have been the case under the previous policy reflected in the tables below. Providian will recognize a one time charge off of $10,099,691.78 for the first quarter of 1999 to reflect this change in its charge off policy.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                 AS OF DECEMBER 31,
                                      -------------- -------------- -------------- -------------- --------------
                                           1994           1995           1996           1997           1998
                                      -------------- -------------- -------------- -------------- --------------
Aggregate loan balance of home
   equity loans in the serviced
   portfolio (1):                          $462,335       $709,636       $883,043     $1,032,792     $1,084,794

Delinquent loan balances (2)(3):
   30-59 days                                $2,341         $8,996        $12,237        $17,936        $17,251
   60-89 days                                  $881         $3,165         $3,766         $6,131         $6,962
   90 or more days                           $3,137         $7,890        $15,750        $23,263        $26,111

90 or more days as a
   percentage of aggregate
   loan balance (4):                          0.68%          1.11%          1.78%          2.25%          2.41%

______________
(1)  Aggregate loan balance at the end of the reporting period.
(2) The total period of delinquency is based on the number of days payments are contractually past due.
(3) Does not include properties in foreclosure but does include mortgage loans for which the mortgagor is in bankruptcy.
(4) The delinquency percentage represents the principal balance of home equity loans with payments contractually past due.


                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                 AS OF DECEMBER 31,
                                      -------------- ------------- --------------- -------------- --------------
                                            1994          1995          1996             1997          1998
                                      -------------- ------------- --------------- -------------- --------------
Aggregate loan balance of home
   equity loans in the serviced
   portfolio (1)(2):                       $379,895      $579,314        $807,268       $959,946     $1,028,039

Gross charge-offs (3):                       $1,342        $1,554          $3,933         $5,496         $7,973
Recoveries (4):                                  13           157              88            372            282
Net charge-offs (5):                         $1,329        $1,397          $3,845         $5,124         $7,691

Net charge-offs as a
   percentage of aggregate
   loan balances (5)(6):                      0.35%         0.24%           0.48%          0.53%          0.75%

______________
(1) Average aggregate loan balance of home equity loans serviced during the period is the arithmetic average of the outstanding balances of the home equity loans outstanding on the last business day of each month during the period.
(2)  Average aggregate loan balance includes real estate owned balances.
(3) Gross charge-offs are amounts recorded as charge-offs by the Servicer during the related period with respect to loans and real estate owned properties.
(4) Recoveries are recoveries from liquidation proceeds, deficiency judgments, and other amounts recovered with respect to previously recorded charged off amounts.
(5)  Net charge-offs  represent gross charge-offs less recoveries.
(6)  Includes real estate owned properties.

     No assurance can be given that the values of the Mortgaged Properties as of the dates of origination of the related Home Equity Loans have remained or will remain constant. If residential real estate markets experience a decline in property values such that the outstanding Principal Balances of the Home Equity Loans, together with any senior mortgage loans on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. To the extent that the Mortgaged Properties are concentrated in areas that experience declining residential real estate values, the delinquencies, foreclosures and losses with respect to the Home Equity Loan pool may be particularly affected. See "The Home Equity Loan Pool" herein. The likelihood that borrowers will become delinquent in the payment of the Home Equity Loans, the rate of any subsequent foreclosures, and the severity of any losses, also may be affected by a number of factors related to each borrower's personal circumstances, including, but not limited to, unemployment or change in employment and marital separation. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Home Equity Loans. To the extent that such losses are not covered by the Policy or through the availability of the limited subordination of the Transferor's Interest and overcollateralization, they will be borne, at least in part, by holders of the Certificates.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     There is limited data available on the rate of prepayment of home equity loans such as the Home Equity Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, because the Home Equity Loans are nonamortizing during the first 10 years following origination, in the absence of significant voluntary borrower prepayments they would experience slower rates of principal payment than traditional fully amortizing first mortgages. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing, competition from other lenders, borrower cash flow, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on the Home Equity Loans. Substantially all of the Initial Home Equity Loans may be prepaid in whole or in part at any time without penalty. The prepayment experience with respect to the Home Equity Loans will affect the life of the Certificates.

     Because principal payments on the Home Equity Loans will be distributed to Certificateholders as they are collected after the Revolving Period, the rate of principal payments and the aggregate amount of each interest payment on the Certificates and the yields to maturity of the Certificates will vary in relation to the rate and timing of losses sustained by the Certificateholders resulting from the liquidation of Home Equity Loans or otherwise. Principal prepayments on the Certificates may be in the form of prepayments on the Home Equity Loans, payments under the Policy, Accelerated Principal Distributions, repurchases by the Transferor and liquidations due to default, casualty, condemnation and the like. The weighted average life of the Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Home Equity Loans, which may fluctuate significantly from time to time or be zero.

     If the  actual  amount  of  losses  in  respect  of the Home  Equity  Loans experienced by the Trust Fund exceeds the amount of Certificate Interest Collections available to cover such losses, subject to the protection provided by the Policy and the availability of the limited subordination of the Transferor's Interest and overcollateralization, Certificateholders may experience a loss on their investment.

     The Trust Fund's prepayment experience will be affected by any repurchases of Home Equity Loans by the Transferor. Although substantially all of the Home Equity Loans contain due-on-sale provisions, the Servicer is under no obligation to enforce such provisions and will refrain therefrom in circumstances deemed appropriate by the Servicer or if such exercise is not permitted by applicable law or will impair or threaten to impair any recovery under any related insurance policy. However, transfers of Mortgaged Properties resulting in the voluntary prepayment of the full amount due under the related Account Agreements will affect the level of prepayments on the Home Equity Loans. See "Description of the Agreements -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Agreement referred to below that may affect the prepayment experience on the Home Equity Loans.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Home Equity Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Home Equity Loans may vary because, among other things, borrowers may make payments during any month (other than the month in which the Home Equity Loan matures) as low as the scheduled principal payment for such month, which may be zero during the account's revolving period or as high as the entire outstanding balance plus accrued interest thereon. Collections on the Home Equity Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     Although the Servicer is restricted under the Agreement from increasing the Credit Limit under an Account Agreement above a certain level without repurchasing the related Home Equity Loan, it is not prohibited from entering into a new loan agreement with the borrower providing for the increased credit limit and simultaneously prepaying the Principal Balance on behalf of the borrower from amounts advanced under such new loan agreement. Any such prepayments would be passed through to holders of the Certificates after the Revolving Period and may affect the weighted average life of the Certificates.

     From time to time, the Transferor may solicit the refinancing of Home Equity Loans by offering new loans to the related borrowers. Any such refinancing of a Home Equity Loan would have the effect of a prepayment in full. Any such prepayments would be passed through to holders of the Certificates after the Revolving Period and may affect the weighted average life of the Certificates.

     No assurance can be given as to the level of prepayments that the Trust Fund will experience, but it is expected that a portion of borrowers will not prepay their Home Equity Loans to any significant degree.

     During the Managed Amortization Period, Certificateholders will receive, to the extent of the availability thereof, amounts from Principal Collections either based upon the Fixed Allocation Percentage of principal received or the principal received less amounts drawn under the Account Agreements, whichever is less. Upon the commencement of the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon the Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Floating Allocation Percentage but do not change the Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Home Equity Loans than would be the case if the Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive the Maximum Principal Payment and not a lesser amount. In addition, Certificate Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amounts. Furthermore, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from (i) Certificate Interest Collections, (ii) Interest Collections and Principal Collections otherwise allocable to the Transferor's Interest up to the Transferor Subordinated Amount or (iii), in some circumstances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent borrowers make more draws than principal payments, the Transferor's Interest may grow. Because during the Rapid Amortization Period the Certificateholders' share of Principal Collections is based upon the Fixed Allocation Percentage (without reduction), an increase in the Transferor's Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Home Equity Loans from the Trust prior to the commencement of the Rapid Amortization Period, so long as the Transferor's Interest (after giving effect to such removal) is not less than the Minimum Transferor's Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates -- Optional Retransfers of Home Equity Loans to the Transferor."

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Home Equity Loans on the weighted average lives of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Home Equity Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Certificates will be affected by the rate at which principal of the Home Equity Loans is paid. Principal payments on Home Equity Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of Home Equity Loans). Prepayments on Home Equity Loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled Principal Balance of the pool of Home Equity Loans for that month. The columns headed "20%", "30%", "40%", "50%" and "60%" assume that prepayments on the Home Equity Loans are made at CPRs of "20%", "30%", "40%", "50%" and "60%", respectively. CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF HOME EQUITY LOANS, INCLUDING THE HOME EQUITY LOANS.

     There is no assurance, however, that prepayments of the Home Equity Loans will conform to any level of CPR, and no representation is made that the Home Equity Loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on the Home Equity Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their Home Equity Loans. Other factors affecting prepayment of the Home Equity Loans will include changes in borrowers' housing needs, job transfers, unemployment and borrowers' net equity in their homes.

     For the purpose of the tables on the following pages, the aggregate pool has been assumed to have a Statistical Calculation Date Principal Balance of $571,157,597.32, a weighted average remaining months to maturity of 152 months and a weighted average loan rate of 12.14%. The weighted average remaining months to maturity represent the number of months remaining until the final maturity date. The weighted average loan rate does not vary.

     In addition, such tables assume that (i) the distributions are made in accordance with the description set forth under "Description of the Certificates--Distributions on the Certificates" herein, (ii) the Servicing Fee Rate plus the premium rate on the Policy is assumed to be 0.85% per annum, the Servicing Fee is calculated monthly on the Invested Amount as of the first day of the immediately preceding Collection Period and the premium on the Policy is calculated monthly on the Certificate Principal Balance at the beginning of the immediately preceding Collection Period, (iii) distributions of principal and interest on the Certificates will be made on the 25th day of each calendar month regardless of the day on which the Distribution Date actually occurs, commencing in June 1999, (iv) monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (v) no extension past the scheduled maturity date of a Home Equity Loan is made, (vi) no delinquencies occur, (vii) all prepayments are prepayments in full and include 30 days of interest thereon, (viii) the scheduled due date for each Home Equity Loan is the first day of each month, (ix) the Closing Date is April 27, 1999, (x) no losses on the Home Equity Loans will be realized and (xi) the Original Certificate Principal Balance is $500,000,000.

     Since the tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Initial Home Equity Loans and the characteristics of the Initial Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Certificate Principal Balance outstanding and the weighted average lives of the Certificates set forth in the tables. In particular, the Loan Rates are adjustable and will most likely vary from the assumed constant interest rates, which may have a significant effect on the percentages of the Original Certificate Principal Balance outstanding and the weighted average lives. In addition, since the actual Initial Home Equity Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Home Equity Loans will prepay at any constant CPR to maturity or that all Home Equity Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Home Equity Loans could produce slower distributions of principal than as indicated in the related tables at the various CPRs specified even if the weighted average remaining months to maturity of the Home Equity Loans are as assumed above.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The following tables set forth below are based on a CPR and constant draw rate (which for purposes of these assumptions is the amount of Additional Balances on the Initial Home Equity Loans drawn each month expressed as an annualized percentage of the total principal of the pool of Initial Home Equity Loans outstanding at the beginning of such month) indicated in the tables below.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Certificates and sets forth the percentage of the Original Certificate Principal Balance that would be outstanding after each of the dates shown at the indicated CPR.

                        PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE--AMORTIZATION SCHEDULE (1)

DISTRIBUTION DATE                    20% CPR            30% CPR            40% CPR            50% CPR             60% CPR
---------------------------          -------            -------            -------            -------             -------
Closing Date...............           100                 100               100                 100                100
May 25, 2000...............            85                  78                71                  62                 53
May 25, 2001...............            72                  57                44                  31                 20
May 25, 2002...............            61                  42                27                  14                  5
May 25, 2003...............            51                  30                15                   5                  0
May 25, 2004...............            43                  20                 8                   0                  0
May 25, 2005...............            33                  12                 0                   0                  0
May 25, 2006...............            23                   5                 0                   0                  0
May 25, 2007...............            12                   0                 0                   0                  0
May 25, 2008...............             0                   0                 0                   0                  0
Weighted Average Life
(years) (1)(2).............          4.44                3.06              2.26                1.74               1.40
Weighted Average Life
(years) (1)(3).............          4.45                3.08              2.29                1.77               1.42

______________
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and
     (iii) dividing the sum by the Original Certificate Principal Balance.
(2) Assumes (i) that an optional termination is exercised when the Certificate Principal Balance is less than or equal to 5% of the Original Certificate Principal Balance and (ii) a constant draw rate of 8%.
(3) Assumes (i) that the Certificates remain outstanding to their maturity date and (ii) a constant draw rate of 8%.



       WEIGHTED AVERAGE LIFE (1) AND FINAL SCHEDULED DISTRIBUTION DATE (2)
            SENSITIVITY OF THE CERTIFICATES TO PREPAYMENTS AND DRAWS

                                                   CONSTANT PREPAYMENT RATE -- OPTIONAL TERMINATION (3)

                                 20% CPR             30% CPR             40% CPR             50% CPR             60% CPR
CONSTANT DRAW RATE (4)       WAL       DATE      WAL      DATE      WAL       DATE       WAL       DATE      WAL       DATE
----------------------       ---       ----      ---      ----      ---       ----       ---       ----      ---       ----
           0%               3.65    1/25/2008   2.71   5/25/2006    2.04     6/25/2004   1.64                1.36   6/25/2002

           5%               4.06    12/25/2007  2.87   4/25/2006    2.14     7/25/2004   1.68                1.37   5/25/2002

           8%               4.44    1/25/2008   3.06   6/25/2006    2.26   11/25/2004    1.74                1.40   6/25/2002

           15%              5.65    1/25/2008   3.64   10/25/2006   2.64     8/25/2005   1.93   12/25/2003   1.51   10/25/2002

           20%              6.89    12/25/2007  4.25   12/25/2006   2.94   11/25/2005    2.13   7/25/2004    1.60   1/25/2003

                                                 CONSTANT PREPAYMENT RATE -- NO OPTIONAL TERMINATION (5)

                                 20% CPR             30% CPR             40% CPR             50% CPR             60% CPR
CONSTANT DRAW RATE (4)       WAL       DATE      WAL      DATE      WAL       DATE       WAL       DATE      WAL       DATE
----------------------       ---       ----      ---      ----      ---       ----       ---       ----      ---       ----
           0%               3.68    1/25/2009   2.75   1/25/2008    2.08   12/25/2005    1.66   6/25/2004    1.38   5/25/2003

           5%               4.07    8/25/2008   2.90   6/25/2007    2.17     9/25/2005   1.70   3/25/2004    1.38   2/25/2003

           8%               4.45    6/25/2008   3.08   5/25/2007    2.29   12/25/2005    1.77   6/25/2004    1.42   3/25/2003

           15%              5.65    4/25/2008   3.65   4/25/2007    2.66     6/25/2006   1.96   1/25/2005    1.53   8/25/2003

           20%              6.89    2/25/2008   4.26   3/25/2007    2.95     6/25/2006   2.15   5/25/2005    1.62   12/25/2003

______________
(1) The weighted average life ("WAL") of a Certificate is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Original Certificate Principal Balance.

(2) The final scheduled Distribution Date of the Certificates is the date on which the Certificate Principal Balance is expected to be reduced to zero.

(3) Assumes that an optional termination is exercised when the Certificate Principal Balance is less than or equal to 5% of the Original Certificate Principal Balance.

(4) Assumes that each Initial Home Equity Loan has a monthly draw rate equal to the constant draw rate indicated.

(5)  Assumes that no optional termination is exercised.

     The Servicer, or if the Servicer fails to exercise its option, the Certificate Insurer, has the option of purchasing all remaining Home Equity Loans and other assets of the Trust Fund at such time as the Certificate Principal Balance is less than or equal to 5% of the Original Certificate Principal Balance. Under these circumstances, distributions allocable to
principal   will  be  made  to   Certificateholders   in  advance  and  possibly
significantly in advance of the time that the aggregate amount of such distributions would otherwise have been made to Certificateholders. See "Description of the Certificates -- Termination; Retirement of the Certificates" herein.

     See "Risk Factors -- There are Aspects of the Maturity and Prepayment of the Home Equity Loans You Should Consider" herein for certain additional prepayment considerations.


                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement among the Depositor, the Transferor, the Servicer and the Trustee. A copy of the Agreement (exclusive of the list of Initial Home Equity Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Certificates will be available for purchase in denominations of $1,000 and will evidence specified beneficial ownership interests in the Trust Fund. The Trust Fund will consist of (i) the Initial Home Equity Loans and the
Subsequent Home Equity Loans, and any Additional Balances transferred to the Trust; (ii) all payments of interest and principal received (x) after the Initial Cut-off Date in respect of the Initial Home Equity Loans and (y) after the applicable Subsequent Cut-off Date in respect of the Subsequent Home Equity Loans; (iii) property that secured a Home Equity Loan and that has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, and the related Mortgage, Account Agreement and other Mortgage File documents for each Home Equity Loan; (iv) such assets as shall from time to time be identified as deposited in the Collection and Certificate Accounts in accordance with the Agreement; (v) the benefits of the Policy; (vi) any insurance policies related to the Home Equity Loans, including hazard insurance policies; and (vii) certain other property relating to the Home Equity Loans as described herein. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, acting as Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     The initial principal balance of the Certificates will be $500,000,000 (the "ORIGINAL CERTIFICATE PRINCIPAL BALANCE"). The aggregate principal balance of the Certificates as of any date is equal to the Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders (the "CERTIFICATE PRINCIPAL BALANCE"). Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $500,000,000 (the "ORIGINAL INVESTED AMOUNT"), which represents approximately 87.54% of the Statistical Calculation Date Pool Balance. Following the Closing Date, the "INVESTED AMOUNT" with respect to any date will be an amount equal to the Original Invested Amount minus the sum of (i) the total of Principal Collections previously distributed to Certificateholders (other than any such collections applied to reimburse Investor Loss Amounts), (ii) the Aggregate Investor Loss Amount as of such date and (iii) the aggregate amount of any Excess Overcollateralization Amounts released on or before such Distribution Date.

     As of any date, the "AGGREGATE INVESTOR LOSS AMOUNT" is the aggregate amount of Investor Loss Amounts for all prior Distribution Dates during the Managed and Rapid Amortization Periods that were previously allocated to Certificateholders, exclusive of any Investor Loss Amounts (or portions thereof) reallocated on such Distribution Dates in reduction of the Transferor's Interest.

     As to any Distribution Date, the "EXCESS OVERCOLLATERALIZATION AMOUNT" will be the amount, if any, by which the Overcollateralization Amount for such Distribution Date exceeds the Required Overcollateralization Amount for such Distribution Date.

     With respect to any Distribution Date, the "OVERCOLLATERALIZATION AMOUNT" will be the excess, if any, of the Invested Amount over the Certificate Principal Balance as of such Distribution Date (after giving effect to the distribution of principal on such Distribution Date (other than any Accelerated Principal Distribution Amount) to the Certificateholders).

     The Transferor will hold the remaining undivided interest (the "TRANSFEROR'S INTEREST") in the Trust Fund, which interest is equal to the Pool Balance minus the Invested Amount and initially will equal approximately 12.46% of the Statistical Calculation Date Pool Balance. In general, the Pool Balance will vary as principal is paid on the Home Equity Loans, liquidation losses are incurred and Additional Balances are created.

     The Transferor has the right to sell or pledge the Transferor's Interest at any time, provided (i) each Rating Agency has notified the Transferor and the Trustee in writing that such action will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

PAYMENTS ON HOME EQUITY LOANS; DEPOSITS TO COLLECTION AND CERTIFICATE ACCOUNTS

     The Collection and Certificate Accounts will each be created and maintained with the Trustee on behalf of the holders of the Certificates. The Servicer will deposit into the Collection Account, within two Business Days of processing, all Interest Collections and, except during the Revolving Period, all Principal Collections with respect to the related Collection Period (generally net of new draws during the Managed Amortization Period), except that, for so long as Providian National Bank remains the Servicer under the Agreement and at such future time as Providian National Bank receives a certificate of deposit rating of "P-1" by Moody's and of "A-1" or better by S&P, then the Servicer may deposit such amounts in the Collection Account on a monthly basis on the Business Day prior to the related Distribution Date. Subject to the foregoing, during the Managed Amortization Period, deposits of Principal Collections into the Collection Account for any Collection Period and day during such Collection Period will be made in an amount (but only if such amount is greater than $0) equal to the aggregate amount of Principal Collections for such Collection Period through such day less the sum of (i) the aggregate amount of draws by borrowers for such Collection Period through such day and (ii) the aggregate amount of Principal Collections for such Collection Period previously deposited into the Collection Account prior to such day.

     Not later than 2:00 p.m., New York time, on the Business Day immediately prior to each Distribution Date, the Trustee will transfer from the Collection Account for deposit into the Certificate Account an amount in same day funds equal to the aggregate of the amounts described below, as well as any net investment earnings on funds on deposit in the Collection Account. Notwithstanding the foregoing and regardless of whether deposits are required to be made by the Servicer on a daily or monthly basis, so long as the Transferor's Interest exceeds the Minimum Transferor's Interest, the Servicer maintains investment grade ratings and certain other conditions are satisfied, the Servicer will only be required to deposit funds in the Collection Account in an amount up to, but not in excess of, the amount to be distributed to Certificateholders on the related Distribution Date.

     The Trustee will deposit any amounts drawn under the Policy into the Certificate Account.

ALLOCATIONS AND COLLECTIONS

     All collections on the Home Equity Loans will be allocated in accordance with the related Account Agreements between amounts collected in respect of interest and amounts collected in respect of principal.

     As to any payment on a Home Equity Loan during a Collection Period, "INTEREST COLLECTIONS" will be the amount collected during such Collection Period that is allocated to interest in accordance with the terms of the related Account Agreement, including Net Liquidation Proceeds allocable to interest on such loan. In addition, Interest Collections will also include all assumption fees, late payment charges, returned payment check fees, returned cash advance check fees, overlimit fees, annual fees, Home Protection and other fee-based product fees, post-liquidation recoveries and other recoveries with respect to Liquidation Loss Amounts. Interest Collections will also include net investment earnings on funds on deposit in the Collection and Certificate Accounts.

     As to any Distribution Date other than the first Distribution Date, the "COLLECTION PERIOD" is the calendar month preceding the month in which such Distribution Date occurs. The Collection Period for the first Distribution Date will begin on the Closing Date and end on May 31, 1999.

     As to any Home Equity Loan and Collection Period, "PRINCIPAL COLLECTIONS" will equal the sum of (i) the portion of the payment received from the borrower during such Collection Period and applied in reduction of the Principal Balance of the Home Equity Loan in accordance with the terms of the related Account Agreement, (ii) the principal portion of Net Liquidation Proceeds and Insurance Proceeds for such Collection Period, and (iii) the principal portion of any Transfer Deposit Amount of a repurchased Home Equity Loan.

     "NET LIQUIDATION PROCEEDS" with respect to any Liquidated Home Equity Loan and Collection Period will be the Liquidation Proceeds realized by the Servicer during such Collection Period, net of related Liquidation Expenses.

     "LIQUIDATED HOME EQUITY LOAN" means a Home Equity Loan that was in default during the related Collection Period and with respect to which the Servicer has determined that all related Liquidation Proceeds that it expects to recover from that Home Equity Loan have been recovered. A Liquidated Home Equity Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Home Equity Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

     "CHARGED OFF AMOUNT" with respect to any Distribution Date means the portion of the Principal Balance of a Partially Charged Off Home Equity Loan or the entire remaining Principal Balance of a Home Equity Loan that became a Fully Charged Off Home Equity Loan during the related Collection Period that the Servicer has charged off on its servicing records during the related Collection Period in accordance with the Servicer's normal servicing procedures.

     "PARTIALLY CHARGED OFF HOME EQUITY LOAN" means a defaulted Home Equity Loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures by the Servicer are ongoing and (ii) the Servicer has charged off a portion, but not all, of the related Principal Balance.

     "FULLY CHARGED OFF HOME EQUITY LOAN" means a defaulted Home Equity Loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures by the Servicer are ongoing and (ii) the Servicer has charged off the related Principal Balance in its entirety.

     "LIQUIDATION LOSS AMOUNT" means with respect to any Distribution Date and the related Collection Period, the amount charged off, either in full or in part, by the Servicer in accordance with its normal servicing procedures, including (i) as to any Liquidated Home Equity Loan, the unrecovered Principal Balance thereof at the end of such Collection Period in which such loan became a Liquidated Home Equity Loan (after giving effect to the application of the principal portion of any Net Liquidation Proceeds realized in connection therewith) and (ii) as to any Partially or Fully Charged Off Home Equity Loan, the Charged Off Amount for such Collection Period.

     "LIQUIDATION PROCEEDS" with respect to any Home Equity Loan and Collection Period are cash or funds (including Insurance Proceeds) received in connection with the liquidation of any defaulted Home Equity Loan, whether through trustee's sale, foreclosure sale or otherwise, during such Collection Period.

     "LIQUIDATION EXPENSES" with respect to any Home Equity Loan and Collection Period are expenses incurred by the Servicer during such Collection Period in connection with the liquidation of any defaulted Home Equity Loan and not recovered under any insurance policy or from the related borrower, including legal fees and expenses, real estate brokerage commissions, certain unreimbursed amounts set forth in the Agreement expended by the Servicer with respect to such Home Equity Loan (including amounts advanced to correct defaults on any mortgage on the Mortgaged Property that is senior to such defaulted Home Equity Loan) and certain other related previously unreimbursed expenses set forth in the Agreement.

     "INSURANCE PROCEEDS" with respect to any Home Equity Loan and Collection Period are the insurance proceeds paid to the Servicer during such Collection Period pursuant to any insurance policy covering such Home Equity Loan, reduced by related expenses, that (i) are not Liquidation Proceeds, (ii) are not applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the normal servicing procedures of the Servicer. Insurance Proceeds will be applied by the Servicer in reduction of the Principal Balance of the related Home Equity Loan, but not including the portion, if any, of such amount that exceeds the Principal Balance of such Home Equity Loan at the end of the related Collection Period.

     "TRANSFER DEPOSIT AMOUNT" with respect to any Distribution Date is the amount of cash required to be deposited to the Certificate Account by the Transferor to maintain the Minimum Transferor's Interest with respect to a repurchased Defective Home Equity Loan after taking into account any transfer of an Eligible Substitute Home Equity Loan to the Trust in replacement of such Defective Home Equity Loan.

     As to  any  Distribution  Date,  interest  allocable  to  the  Certificates
("CERTIFICATE INTEREST COLLECTIONS") will equal the product of Interest Collections for such Distribution Date and the Floating Allocation Percentage. The remaining amount of Interest Collections will be allocated to the Transferor's Interest. With respect to any Distribution Date, the "FLOATING ALLOCATION PERCENTAGE" will be the percentage equivalent (but not in excess of 100%) of a fraction determined by dividing the Invested Amount by the Pool Balance as of the beginning of the related Collection Period.

     With respect to any date,  the "POOL  BALANCE"  will be equal to the sum of
(i) the aggregate of the Principal Balances of all of the Home Equity Loans (including any Additional Balances relating thereto) as of such date, and (ii) amounts, if any, otherwise allocable to the Transferor that are required to be retained in the Collection Account when the Transferor's Interest is less than the Minimum Transferor's Interest. The "PRINCIPAL BALANCE" of a Home Equity Loan (other than a Liquidated Home Equity Loan or a Fully Charged Off Home Equity Loan which, in both cases, has a Principal Balance of zero) on any day is equal to its Initial Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, plus any related Additional Balances, minus all collections credited against the Principal Balance of such Home Equity Loan in accordance with the related Account Agreement prior to such day and any Insurance Proceeds received prior to such day and applied to the reduction of the Principal Balance of such Home Equity Loan, minus all Charged Off Amounts, if any, with respect to such Home Equity Loan. In certain cases, the Principal Balance of a Home Equity Loan as of the Statistical Calculation Date or Subsequent Selection Date, as the case may be, will be zero.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the June 1999 Distribution Date, distributions of interest and, beginning on the first Distribution Date after the commencement of the Managed Amortization Period (or the Rapid Amortization Period if a Rapid Amortization Event occurs during the Revolving Period), distributions of principal, on Certificates will be made by the Trustee on each Distribution Date (i.e., the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day) to holders of record (which, in the case of Book-Entry Certificates, will be Cede as nominee of DTC) on the last Business Day of the month prior to the month in which such Distribution Date occurs (or, in the case of interest on the first Distribution Date, on the date of issuance of the Certificates) (the "RECORD DATE").

     Distributions to Certificateholders will be made in an amount equal to each holder's respective Percentage Interest multiplied by the amount distributed in respect of the Certificates on each Distribution Date. The undivided percentage interest (the "PERCENTAGE INTEREST") evidenced by any Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the Original Certificate Principal Balance.

     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "BROKERAGE FIRM" or "INDIRECT PARTICIPATING FIRM") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with the provisions of the Certificates. For purposes of the Agreement, a "BUSINESS DAY" is defined as any day other than (i) a Saturday or a Sunday or (ii) a day on which banks in the states of New York, New Hampshire or California are required or authorized by law to be closed.

Application of Certificate Interest Collections

     On each Distribution Date, the Certificate Interest Collections will be applied in the following order of priority:

     (i)    to pay the Servicer accrued and unpaid Servicing Fees;

     (ii)   to pay the premium for the Policy;

     (iii)  to  pay   Certificateholders   the  accrued   interest  due  at  the
            Certificate Rate on the Certificate Principal Balance for the related Accrual Period and any overdue accrued interest;

     (iv) to pay to the Transferor during the Revolving Period and to pay to Certificateholders during the Managed and Rapid Amortization Periods the "INVESTOR LOSS AMOUNT" equal to the product of the Floating Allocation Percentage and the aggregate amount of any Liquidation Loss Amounts for such Distribution Date;

     (v) to pay to the Transferor during the Revolving Period and to pay to Certificateholders during the Managed and Rapid Amortization Periods any Investor Loss Amount that was not previously (a) paid from Certificate Interest Collections, (b) paid from Interest Collections and Principal Collections allocable to the Transferor's Interest or reallocated to reduce the Transferor's Interest up to the Transferor Subordinated Amount as described under "-- Limited Subordination of the Transferor's Interest" below, or (c) funded by draws on the Policy;

     (vi) to reimburse prior draws from the Policy, together with interest thereon, and to pay any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon;

     (vii) to pay principal on the Certificates (such payment is referred to as the "ACCELERATED PRINCIPAL DISTRIBUTION Amount") until the Invested Amount exceeds the Certificate Principal Balance by an amount equal to the Required Overcollateralization Amount; and

     (viii) to or at the direction of the owner of the Transferor's Interest.

     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iv), (v) and (vii) will be principal payments on the Certificates and will reduce the Certificate Principal Balance. However, payments to Certificateholders of the Accelerated Principal Distribution Amount pursuant to clause (vii) will not reduce the Invested Amount. In addition, payments to Certificateholders pursuant to clause (v) will not reduce the Invested Amount. Payments to Certificateholders of Interest Collections and Principal Collections allocable to the Transferor's Interest will reduce the Certificate Principal Balance. Payments of the Accelerated Principal Distribution Amount are neither guaranteed by the Policy nor supported by the Transferor Subordinated Amount. No interest will accrue on any Investor Loss Amount not paid to Certificateholders on a Distribution Date.

     An "ACCRUAL PERIOD" for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period beginning on the preceding Distribution Date (or the Closing Date in the case of the first Distribution
Date) and ending on the day preceding such Distribution Date.

     With respect to any Distribution Date, the "REQUIRED OVERCOLLATERALIZATION AMOUNT" will be the amount, if any, by which the Required Enhancement Amount for such Distribution Date exceeds the Transferor Subordinated Amount for such Distribution Date.

     On the Closing Date, the "REQUIRED ENHANCEMENT AMOUNT" will be $10,000,000 (2.00% of the Original Certificate Principal Balance). For each Distribution Date thereafter, the Required Enhancement Amount will be an amount equal to the product of the Required Enhancement Percentage and the Certificate Principal Balance; provided that in no event will the Required Enhancement Amount be less than a floor amount equal to the greater of (i) $7,500,000 (1.50% of the Original Certificate Principal Balance) and (ii) the sum of (a) $5,000,000 (1.00% of the Original Certificate Principal Balance) and (b) the aggregate Principal Balance of all Home Equity Loans that are 180 or more days delinquent. The Required Enhancement Amount may be increased or decreased for any Distribution Date based on the performance of the Home Equity Loans.

     With  respect  to  any   Distribution   Date,  the  "REQUIRED   ENHANCEMENT
PERCENTAGE" will be the percentage specified in the Insurance Agreement.

Certificate Rate

     On each Distribution Date, the "CERTIFICATE RATE" will be equal to One-Month LIBOR (as described below) on the second LIBOR Business Day prior to the preceding Distribution Date (or as of the second LIBOR Business Day before the Closing Date in the case of the first Distribution Date) plus %.

     Notwithstanding the foregoing, in no event will the Certificate Rate exceed the Alternate Certificate Rate. As to any Distribution Date, the "ALTERNATE CERTIFICATE RATE" is the rate, expressed as an annualized percentage, equal to the Weighted Average Loan Rate for such Distribution Date after subtracting an amount, expressed as an annual rate, equal to 0.50% per annum, the monthly Servicing Fee and the monthly premium due on the Policy (all of which amounts, expressed as an annual rate, will not exceed 1.40% per annum). The "WEIGHTED AVERAGE LOAN RATE" for any Distribution Date shall be the weighted average of the applicable Loan Rates on the Home Equity Loans as of the last Business Day of the third calendar month preceding such Distribution Date, weighted based on the outstanding Principal Balances of the Home Equity Loans as of the last Business Day of the third calendar month preceding such Distribution Date.

Calculation of One-Month LIBOR

     "ONE-MONTH LIBOR" with respect to any Distribution Date following the initial Distribution Date will be determined by the Trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (as of the second LIBOR Business Day before the Closing Date in the case of the first Distribution Date). If no such posted rate appears, One-Month LIBOR will be determined on such date as described in the paragraph below. "TELERATE PAGE 3750" means the display page designated on the Bridge Information Systems Telerate Service (or such other page as may replace such page on such service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). "LIBOR BUSINESS DAY", for purposes of the Agreement, is a Business Day and a day on which banking institutions in the city of London, England, are not required or authorized by law to be closed.

     If on such date no posted rate appears on the Telerate Page 3750 as described above, the Trustee will request the principal London office of each of the reference banks (which shall be four major banks specified in the Agreement that are engaged in transactions in the London interbank market) (the "REFERENCE BANKS") to provide the Trustee with such bank's offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two Reference Banks provide the Trustee with such offered quotations, then One-Month LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with a 5/1,000th of a percent (0.00005) rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, One-Month LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest 1/100,000th of a percent (0.0000001), with five one-millionths of a percent (0.00000005) rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York selected by the Trustee (after consultation with the Servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Distribution Date.

Transferor Collections

     Collections allocable to the Transferor's Interest that are not distributed to Certificateholders will be distributed to or at the direction of the owner of the Transferor's Interest only to the extent that such distribution will not reduce the amount of the Transferor's Interest as of the related Distribution Date below the Minimum Transferor's Interest. Amounts not so distributed because of such limitations will be retained in the Collection Account until the Transferor's Interest exceeds the Minimum Transferor's Interest, at which time such excess shall be released to or at the direction of the owner of the Transferor's Interest. If any such amounts are still retained in such account at the end of the Revolving Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     In addition, during the Revolving Period, if the Transferor is unable to transfer Additional Balances or Subsequent Home Equity Loans to the Trust so that the Transferor's Interest as of each Distribution Date is at least equal to the Minimum Transferor's Interest and Principal Collections would otherwise be retained by the Transferor as permitted by the Agreement, then an amount of Principal Collections equal to the excess of the Minimum Transferor's Interest over the Transferor's Interest will be deposited by the Servicer into the Collection Account until such time, if any, as the Transferor's Interest is at least equal to the Minimum Transferor's Interest. At the end of the Revolving Period, if the Transferor's Interest is still less than the Minimum Transferor's Interest, then any such Principal Collections remaining on deposit in the Collection Account will be paid to Certificateholders as a reduction of the Certificate Principal Balance.

Principal Payments from Principal Collections

     During the Revolving Period, no Principal Collections will be paid to Certificateholders other than Accelerated Principal Distribution Amounts. Instead, during such period Principal Collections will be available to the Transferor to acquire Additional Balances and Subsequent Home Equity Loans. During the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be, to the extent funds are available therefor from Principal Collections, the Scheduled Principal Collections Payment for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "SCHEDULED PRINCIPAL COLLECTIONS PAYMENT" will be equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment.

     During the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be, to the extent funds are available therefor from Principal Collections, the Maximum Principal Payment.

     With respect to any Distribution Date after the end of the Revolving Period, the "MAXIMUM PRINCIPAL PAYMENT" will be the product of Principal
Collections for the related Collection Period and the Fixed Allocation Percentage. With respect to any Distribution Date during the Managed Amortization Period, the "ALTERNATIVE PRINCIPAL PAYMENT" will be the amount (but not less than zero) of Principal Collections for the related Collection Period less the aggregate of Additional Balances created during the related Collection Period.

     The "REVOLVING PERIOD" will begin on the Closing Date and end on the day immediately preceding the day on which the Managed Amortization Period begins (or, if earlier, upon the occurrence of a Rapid Amortization Event). The "MANAGED AMORTIZATION PERIOD" will begin on the earlier of (i) September 1, 1999 and (ii) the first day of the calendar month during which a Deficiency Amount exists, and end on August 31, 2004 (or, if earlier, upon the occurrence of a Rapid Amortization Event). The "RAPID AMORTIZATION PERIOD" will begin on September 1, 2004 (or, if earlier upon the occurrence of a Rapid Amortization Event) and end upon the termination of the Trust.

     With respect to any date of determination, the "FIXED ALLOCATION PERCENTAGE" will be the greater of (i) 98.00% and (ii) the percentage equivalent (but not in excess of 100%) of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the beginning of the related Collection Period.

     On the Distribution Date in June 2025 (the "SCHEDULED MATURITY DATE"), to the extent funds are available therefor, Certificateholders will be entitled to receive as payment of principal an amount equal to the Certificate Principal Balance. To the extent funds are not otherwise available for such payment, the Trustee will make a draw on the Policy for such insufficiency on the Scheduled Maturity Date.

     The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

     The Transferor will be entitled to receive the portion of Principal Collections on each Distribution Date that is not distributed on the
Certificates, to the extent that such distribution will not reduce the Transferor's Interest below the Minimum Transferor's Interest as of such Distribution Date.

RAPID AMORTIZATION EVENTS

     The Rapid Amortization Period will commence upon the occurrence of a Rapid Amortization Event. A "RAPID AMORTIZATION EVENT" will be any of the following events:

     (a) failure on the part of the Servicer (i) to make a payment or deposit required to be made by the Servicer under the Agreement within five Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice and materially and adversely affects the interests of the Certificateholders;

     (b) any representation or warranty made by the Transferor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Transferor has purchased or made a substitution for the related Home Equity Loan or Home Equity Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

     (c)  the  occurrence  of  certain  events  of  bankruptcy,   insolvency  or
receivership relating to the Transferor;

     (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (e) the occurrence of a Servicer Default (as defined in the Agreement); or

     (f) the occurrence of certain trigger events specified in the Insurance Agreement.

     In the case of any event described in clause (a), (b) or (e), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace or cure period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders or the Certificate Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event. In the case of any event described in clause
(f), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace or cure period, if any, the Certificate Insurer gives written notice to the Transferor, the Servicer and the Trustee that a Rapid Amortization Event has occurred.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment, the Transferor will promptly give notice to the Trustee of any such filing or appointment and no further
Additional Balances will be transferred to the Trust. If directed by the Certificate Insurer or by Certificateholders representing Percentage Interests aggregating more than 51% of the Certificate Principal Balance of the Certificates, with the consent of the Certificate Insurer, the Trustee will sell, dispose of or otherwise liquidate the Home Equity Loans in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Home Equity Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. Any remaining amounts will be treated as collections and, the portion thereof allocated to the Certificateholders will be distributed to the Certificateholders on the date such proceeds are received. The Policy will be available to cover any shortfalls in the event the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of the Home Equity Loans as described above.

THE CERTIFICATE INSURANCE POLICY

The Certificate Insurer

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. Accordingly, the Depositor, the Transferor and the Servicer do not make any representation as to the accuracy and completeness of such information.

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "COMPANY"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                              SAP
                                                              ---
                                                 DECEMBER 31,       DECEMBER 31,
                                                     1997               1998
                                                  (AUDITED)          (AUDITED)
                                                 ------------       ------------
                                                           (in millions)
         ADMITTED ASSETS                           $5,256              $6,521
         LIABILITIES                                3,496               4,231
         CAPITAL AND SURPLUS                        1,760               2,290


                                                              GAAP
                                                              ----
                                                 DECEMBER 31,       DECEMBER 31,
                                                     1997               1998
                                                  (AUDITED)          (AUDITED)
                                                 ------------       ------------
                                                           (in millions)
         ASSETS                                     $5,988             $7,488
         LIABILITIES                                 2,624              3,211
         SHAREHOLDER'S EQUITY                        3,364              4,277


     Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     MBIA Inc. is actively managing a high-priority Year 2000 (Y2K) program. The Company has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and MBIA does not expect the project budget to materially exceed this amount. MBIA has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which MBIA conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth herein under "-- The Certificate Insurance Policy". Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc., rates the financial strength of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. MBIA does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

The Policy

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "INSURANCE AGREEMENT") to be dated as of the Closing Date, among the Transferor, the Servicer, the Depositor, the Trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment to the Trustee for the benefit of the Certificateholders (a) on each Distribution Date, the full and complete payment of (i) the Guaranteed Principal Amount with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates at the Certificate Rate (together, the "GUARANTEED DISTRIBUTIONS"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates and the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) of any Preference Amount. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     For any Distribution Date (other than the Scheduled Maturity Date) after the Transferor Subordinated Amount has been reduced to zero, the "GUARANTEED PRINCIPAL AMOUNT" is the amount, if any, by which the Certificate Principal Balance as of such Distribution Date exceeds the Invested Amount as of such Distribution Date (in each case after giving effect to all other amounts distributable as principal on the Certificates on such Distribution Date). In addition, the Policy will guarantee the payment of the Certificate Principal Balance on the Scheduled Maturity Date (after giving effect to all other amounts distributable as principal on the Certificates on the Scheduled Maturity Date).

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon New York City time on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment (the "PREFERENCE AMOUNT") under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of the Transferor, the Servicer, the Depositor or the Trust, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Trustee is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy or insolvency law, (B) a certificate of the Trustee that the Order has been entered with respect to which Order the appeal period has expired without an appeal having been filed and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholders, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholders by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholders relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly.

     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, California or New Hampshire are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future payments to Certificateholders in respect of such subrogated rights until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     The Policy is not covered by the Property Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law.

     Pursuant to the terms of the Agreement and except as specified in the Agreement, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary of the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.

LIMITED SUBORDINATION OF THE TRANSFEROR'S INTEREST

     If Certificate Interest Collections on the related Distribution Date are insufficient (such insufficiency, the "DEFICIENCY AMOUNT") to pay the sum of (i) accrued and unpaid Servicing Fees, (ii) the premium for the Policy, (iii) accrued interest due and any overdue interest on the Certificates, (iv) the Investor Loss Amount on such Distribution Date and (v) the Investor Loss Amounts for previous Distribution Dates not previously paid, then Interest Collections and Principal Collections allocable to the Transferor's Interest (but not in excess of the then-current Transferor Subordinated Amount, determined as described below) will be applied to cover the Deficiency Amount. The portion of the Deficiency Amount in respect of clauses (iv) and (v) above not covered by such collections (up to the remaining Transferor Subordinated Amount and not in excess of the Investor Loss Amount) will be reallocated to, and will reduce, the Transferor's Interest and the Transferor Subordinated Amount in accordance with clause (i)(b) of the definition thereof. If such Certificate Interest Collections plus the amount of collections allocable to the Transferor's Interest which have been so applied to cover the Deficiency Amount are together insufficient to pay the amount set forth in item (iii) of the definition of Deficiency Amount, then a draw will be made on the Policy to cover such shortfall. After the Transferor Subordinated Amount has been reduced to zero, the Deficiency Amount will no longer be covered by the Transferor's Interest as described above.

     With respect to any Distribution Date, the "TRANSFEROR SUBORDINATED AMOUNT" will be the least of: (i) $10,000,000 (2.00% of the Original Invested Amount) minus the sum of (a) the aggregate amount of Transferor Interest Collections and Transferor Principal Collections otherwise allocable to the Transferor's Interest that have previously been distributed to Certificateholders to cover a Deficiency Amount as described above and (b) the aggregate amount of the Investor Loss Amounts that previously have been reallocated in reduction of the Transferor's Interest as described above; (ii) the Transferor Subordinated Amount on the previous Distribution Date; and (iii) the Required Enhancement Amount.

OVERCOLLATERALIZATION

     The payment of Accelerated Principal Distribution Amounts to Certificateholders will result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. On any Distribution Date, such overcollateralization will be available to absorb any Investor Loss Amount not covered either by: (i) Certificate Interest Collections remaining after the payment of Servicing Fees, the premium for the Policy and the distribution of interest on the Certificates; or (ii) the limited subordination of the Transferor's Interest as described above. Any Investor Loss Amounts not covered by Certificate Interest Collections, the limited subordination of the Transferor's Interest or such overcollateralization will be covered by draws on the Policy to the extent provided therein.

     Overcollateralization will arise or increase primarily as a result of the payment of Accelerated Principal Distribution Amounts. As of the Closing Date, the Invested Amount will be equal to the Original Certificate Principal Balance and, accordingly, there will not be any initial overcollateralization. Commencing with the first Distribution Date, the Trustee will pay the Accelerated Principal Distribution Amount, to the extent Certificate Interest Collections are available therefor on each Distribution Date, up to an amount equal to the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount.

REPORTS TO HOLDERS OF THE CERTIFICATES

     Not later than the second Business Day prior to each Distribution Date, the Servicer will deliver to the Trustee for mailing to each holder of a Certificate (which will be Cede as nominee of DTC, unless and until Definitive Certificates are issued) a statement setting forth, among other items:

     (i)     the amount being distributed to Certificateholders;

     (ii)    the  amount  of  interest  included  in such  distribution  and the
             related   Certificate   Rate  or,  if  applicable,   the  Alternate
             Certificate Rate;

     (iii) the amount, if any, of overdue accrued interest included in such distribution;

     (iv) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

     (v)     the amount, if any, of principal included in such distribution;

     (vi) the amount, if any, of the reimbursement of previous Investor Loss Amounts included in such distribution;

     (vii) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts after giving effect to such distribution;

     (viii) the Floating Allocation Percentage for the preceding Collection Period;

     (ix) the Invested Amount, the Certificate Principal Balance and the "Factor" (the Certificate Principal Balance divided by the Original Certificate Principal Balance), each after giving effect to such distribution;

     (x)     the Required Enhancement Amount for such Distribution Date;

     (xi) the Transferor Subordinated Amount after giving effect to such distribution;

     (xii)   the Pool Balance as of the end of the preceding Collection Period;

     (xiii) during the Revolving Period, the amount of Principal Collections to be retained by the Transferor in respect of such Payment Date;

     (xiv)   the Servicing Fee for such Distribution Date;

     (xv) the number and aggregate Principal Balance of any Home Equity Loans delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more, respectively, as of the end of the related Collection Period;

     (xvi) the number and aggregate Principal Balance of any Home Equity Loans in foreclosure as of the end of the related Collection Period;

     (xvii) the aggregate book value of any Mortgaged Property that was acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure during the related Collection Period;

     (xviii) the amount of any draws on the Policy; and

     (xix) the number and aggregate Principal Balance of any Home Equity Loans that will be retransferred from the Trust to the Transferor on the related Removal Date and the cumulative number and aggregate Principal Balance of all Home Equity Loans that have been retransferred on all prior Removal Dates.

     In the case of information furnished pursuant to clauses (ii), (iii), (iv),
(v), (vi) and (vii) above, the amounts will be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 90 days after the end of each calendar year, the Servicer will be required to deliver to the Trustee for mailing to each Person who at any time during the calendar year was a holder of a Certificate (which will be Cede as nominee of DTC, unless and until Definitive Certificates are issued) a statement containing the information set forth in clauses (ii) and (v) above aggregated for such calendar year or, at the request of a Person who was a
Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

TRANSFER OF HOME EQUITY LOANS

     At the time of issuance of the Certificates, the Transferor will transfer to the Depositor, and the Depositor will transfer to the Trust, all of its right, title and interest in and to the Initial Home Equity Loans (including any Additional Balances related thereto), the related Account Agreements, Mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including all collections received on or with respect to the Initial Home Equity Loans after the Initial Cut-off Date (but not including any interest or principal received by the Transferor with respect to the Initial Home Equity Loans prior to the Initial Cut-off Date), together with all its right, title and interest in and to Insurance Proceeds received after the Initial Cut-off Date. The Transferor will transfer its rights to receive payments under the Account
Agreements but will retain its obligations to fund future draws by borrowers under the Account Agreements. The Trustee will, concurrently with such transfer, deliver the Certificates to the Depositor and the Transferor's Interest to the Transferor in exchange for the Initial Home Equity Loans. Each Initial Home Equity Loan will be identified in a schedule (the "HOME EQUITY LOAN SCHEDULE") appearing as an exhibit to the Agreement or delivered to the Trustee in the form of a magnetic tape or computer file. Such schedule will include information as to the Statistical Calculation Date Principal Balance of each Initial Home Equity Loan, as well as information respecting the Margin and the maturity of each Initial Home Equity Loan.

     The Trustee will review each Mortgage File (or copies thereof) after transfer of the related Initial Home Equity Loan or Subsequent Home Equity Loan to the Trust, and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Transferor by the Trustee, the Transferor will repurchase such Home Equity Loan in the manner set forth below.

     The Transferor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Home Equity Loan in the Trust Fund (e.g., original Combined Loan-to-Value Ratio, Principal Balance as of the Statistical Calculation Date or Subsequent Selection Date, as the case may be, Margin and maturity). In addition, the Servicer will make certain other representations and warranties customary to sales of home equity loans. The Transferor will also represent and warrant that, as of the Statistical Calculation Date or Subsequent Selection Date, as the case may be, no Home Equity Loan was more than 90 days delinquent.

     If any loss is suffered by the Trust Fund, on behalf of the Certificateholders, in respect of any Home Equity Loan as a result of (a) a defective document in the related Mortgage File or (b) a breach of any representation or warranty made by the Transferor as to a Home Equity Loan, which breach materially and adversely affects the interest of the Certificateholders in such Home Equity Loan, the Transferor will be obligated to accept the retransfer of such Home Equity Loan from the Trust. Upon such retransfer, the Principal Balance of such Home Equity Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor's Interest. If the deduction would cause the Transferor's Interest to become less than the Minimum Transferor's Interest at such time, the Transferor will be obligated to either substitute an Eligible Substitute Home Equity Loan or make a deposit into the Collection Account in the amount (the "TRANSFER DEPOSIT AMOUNT") equal to the amount by which the Transferor's Interest would be reduced to less than the Minimum Transferor's Interest at such time. Any such deduction, substitution or deposit will be considered a payment in full of such Home Equity Loan. Any Transfer Deposit Amount will be treated as a part of Principal Collections. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made, no such transfer will be considered to have occurred unless such deposit is actually made. The obligation of the Transferor to accept a retransfer of a Defective Home Equity Loan is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the Trustee or the Certificateholders.

     An "ELIGIBLE SUBSTITUTE HOME EQUITY LOAN" is a Home Equity loan substituted by the Transferor for a Defective Home Equity Loan, which must, on the date of such substitution, (i) have a Principal Balance (or in the case of a substitution of more than one Home Equity Loan for a Defective Home Equity Loan, an aggregate Principal Balance), not substantially greater or less than the Defective Home Equity Loan it replaces; (ii) have a Loan Rate not less than the Loan Rate of the Defective Home Equity Loan it replaces; (iii) have a Loan Rate based on the same Index as that of the Defective Home Equity Loan it replaces;
(iv) have a Margin that is not less than the Margin of the Defective Home Equity Loan it replaces; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Home Equity Loan it replaces; (vi) have a remaining term to maturity not more than six months earlier and not more than six months later than the remaining term to maturity of the Defective Home Equity Loan it replaces and in no case later than June 2025; (vii) comply with each representation and warranty as to the Home Equity Loans set forth (or incorporated by reference) in the Agreement (deemed to be made as of the date of substitution); (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Home Equity Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the aggregate Principal
Balance of Eligible Substitute Home Equity Loans is less than the Principal Balance of the Defective Home Equity Loans they replace and to the extent that the Transferor's Interest would be reduced below the Minimum Transferor's Interest, the Transferor will be required to make a deposit to the Collection Account equal to such difference.

     Home Equity Loans required to be transferred to the Transferor as described in the preceding paragraphs are referred to as "DEFECTIVE HOME EQUITY LOANS."

AMENDMENTS TO ACCOUNT AGREEMENTS

     In connection with the servicing of the Home Equity Loans and subject to applicable law, the Agreement will provide that the Servicer may at the request of a borrower or at its own initiative agree to amend, modify or waive compliance by the borrower with any provision of the Account Agreement relating to a Home Equity Loan; provided, that any such amendment, modification or waiver
(a) is required by law or (b)(i) is consistent with the Servicer's then-current practice respecting comparable home equity loans held in its own portfolio, (ii) does not materially and adversely affect the interests of the Certificateholders, (iii) is consistent with prudent lending practices, and (iv) satisfies certain other criteria specified in the Agreement. In addition, the Agreement will permit the Servicer, subject to the foregoing restrictions and to certain limitations specified in the Insurance Agreement, to increase the Credit Limit or reduce the Margin of a Home Equity Loan. There can be no assurance that changes in applicable law or the marketplace for home equity loans or present business practice will not result in changes in the terms of the Account Agreements.

CONSENT TO SENIOR LIENS

     The Servicer, acting as agent for the Trust and to the extent consistent with its then-current practice respecting comparable home equity loans held in its own portfolio, may permit the placement of a subsequent senior mortgage on any Mortgaged Property so long as either (i) the Combined Loan-to-Value Ratio of the related Home Equity Loan immediately following such placement, based upon a current evaluation of the Mortgaged Property, does not exceed the Combined Loan-to-Value Ratio at origination of such Home Equity Loan or (ii) the placement of such new senior mortgage is in connection with the refinancing of a prior senior mortgage and generally does not result in an increase in the then outstanding principal balance of such senior mortgage other than an increase due to closing costs, points and other funds for the related borrower's use, provided that certain other conditions specified in the Insurance Agreement are satisfied.

OPTIONAL RETRANSFERS OF HOME EQUITY LOANS TO THE TRANSFEROR

     Subject to the conditions specified in the Agreement, on any Distribution Date prior to the commencement of the Rapid Amortization Period, the Transferor may, but will not be obligated to, remove from the Trust Fund on such Distribution Date (the "REMOVAL DATE"), certain Home Equity Loans without notice to the Certificateholders. The Transferor is permitted to designate the Home
Equity Loans to be so removed. Home Equity Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor's Interest as of such Removal Date (after giving effect to such removal) exceeds the Minimum Transferor's Interest; (ii) the Transferor shall have delivered to the Trustee a Home Equity Loan Schedule containing a list of all Home Equity Loans remaining in the Trust Fund after such removal; (iii) the Transferor shall represent and warrant that no selection procedures that the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used in selecting such Home Equity Loans; (iv) in connection with the first such retransfer of Home Equity Loans, each Rating Agency shall have been notified of the proposed retransfer and prior to the Removal Date shall have notified the Transferor in writing that such retransfer would not result in a qualification, reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (v) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming that the above conditions have been satisfied.

     As of any date of determination, the "MINIMUM TRANSFEROR'S INTEREST" will be an amount equal to the greater of (i) 2.00% of the Invested Amount on such date and (ii) the Transferor Subordinated Amount on such date.

SERVICING AND HAZARD INSURANCE

     The Home Equity Loans will be serviced in accordance with procedures as described generally in "The Transferor and Servicer" herein and as set forth in the Agreement.

     In any case in which the Servicer becomes aware that a Mortgaged Property has been conveyed by the related borrower, the Servicer, to the extent it deems appropriate, will take reasonable steps to freeze such borrower's Credit Limit at the level of the current outstanding Principal Balance of the related Home Equity Loan. The Servicer is not obligated to enforce any due-on-sale clause in an Account Agreement. If the Servicer elects not to enforce any such due-on-sale clause or is prevented from enforcing such due-on-sale clause under applicable law, the Servicer is authorized to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the related Account Agreement. The original borrower may request to be released from liability under the related Account Agreement. If deemed appropriate by the Servicer after the person to whom such Mortgaged Property has been conveyed enters into an assumption and modification agreement, the original borrower may be released from liability. If the Servicer elects not to enforce any such due-on-sale clause and not to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been conveyed, then the original borrower remains liable under the related Account Agreement. If the Servicer elects to enforce any such due-on-sale clauses in connection with transfers of the related Mortgaged Properties, the acceleration of the related Home Equity Loans as a result of such enforcement will affect the level of prepayments on the Home Equity Loans, thereby affecting the weighted average life of the Certificates. See "Yield Considerations" in the Prospectus and "Prepayment and Yield Considerations" herein.

     In connection with the origination of Home Equity Loans before June 1998, each borrower with a Credit Limit of $50,000 or more was required to obtain for the corresponding Mortgaged Property a hazard insurance policy containing a mortgage clause naming the Transferor as loss payee. Since June 1998, hazard insurance has been required only for borrowers with Home Equity Loans where the Transferor is in first lien position. The majority of Account Agreements obligate the borrower to notify the Transferor of any change in insurance status. Under the remaining Account Agreements, the Transferor maintains procedures designed to ensure that the policy status is reviewed periodically.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

     In the event that title to any Mortgaged Property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Servicer, or to the Trustee or its nominee on behalf of the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Home Equity Loan, such Home Equity Loan will be considered to be an outstanding Home Equity Loan held in the Trust Fund until such time as the related Mortgaged Property is sold and such Home Equity Loan is liquidated.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The primary servicing compensation to be paid to the Servicer in respect of its servicing activities relating to the Home Equity Loans (the "SERVICING FEE") will be computed monthly at a specified annual rate (the "SERVICING FEE RATE") on the Invested Amount as of the first day of the immediately preceding Collection Period. The Servicing Fee Rate will be 0.65% per annum. The portion of the Servicing Fee allocable to the Certificates will be paid from Certificate Interest Collections and certain reallocated amounts as described under "--Distributions on the Certificates" herein. On each Distribution Date, the Servicing Fee will be paid to the Servicer prior to amounts payable to Certificateholders.

     The Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Home Equity Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Net Liquidation Proceeds.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust Fund will terminate on the Distribution Date following the later of (a) payment in full of all amounts owing to the Certificate Insurer and (b) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Home Equity Loan in the Trust Fund, (iii) the optional purchase by the Servicer or the Certificate Insurer of the Home Equity Loans, as described below and (iv) the Scheduled Maturity Date.

     The Home Equity Loans and all property acquired in respect of any Home Equity Loan held in the Trust Fund will be subject to optional purchase by the Servicer, or in the absence of the exercise thereof by the Servicer, the Certificate Insurer, on any Distribution Date after the Certificate Principal Balance is less than or equal to 5% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price thereof will be equal to the sum of the Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the Distribution Date on which such purchase is made. In no event, however, will the Trust created by the Agreement continue in perpetuity. Written notice of termination of the Agreement will be given to each Certificateholder.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "-- Rapid Amortization Events" herein.

MISCELLANEOUS

     In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under "Description of the Agreements -- Amendment" in the Prospectus, such percentage shall be based upon the relative outstanding principal balances of the Certificates. Amendments to the Agreement requiring the consent of Certificateholders shall require only the consent of the holders of Certificates affected thereby, evidencing Percentage Interests aggregating at least 51%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer. The Certificate Insurer may direct the Trustee to waive any default by the Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon the occurrence of certain events of default specified in the Agreement, the Trustee may terminate the rights of the Servicer only with the consent of the Certificate Insurer, and shall terminate the Servicer at the direction of the Certificate Insurer.

REGISTRATION OF THE CERTIFICATES

     The Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may hold their Certificates through DTC in the United States or Cedelbank or Euroclear (each as defined below) in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants (each as defined below), respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such business day. Cash received by Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of their Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on their Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as such term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of their interests in the Certificates only through Participants by instructing such Participants to transfer such ownership interests in the Certificates, by book-entry transfer, through DTC for the account of the purchasers of such ownership interests, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership interests in the Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     The Certificates will be issued in registered form to Certificate Owners or their nominees, rather than to DTC (such Certificates being referred to herein as "DEFINITIVE CERTIFICATES"), only if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Servicer or the Trustee is unable to locate a qualified successor, (ii) the Servicer, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of one or more events of default specified in the Agreement, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Certificates advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Servicer and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder of Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Certificates are credited. DTC has advised the Servicer that DTC will take such action with respect to any Percentage Interest of Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interest of Certificates. DTC may take actions, at the direction of the related Participants, with respect to certain ownership interests in the Certificates that conflict with actions taken with respect to other ownership interests in the Certificates.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations
("CEDELBANK  PARTICIPANTS")  and  facilitates  the clearance  and  settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "EUROCLEAR COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, net the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to the Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Owner under the Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Servicer would seek an alternative depositary (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described above.

     Issuance of the Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

DTC AND YEAR 2000 COMPLIANCE

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

THE TRUSTEE

     Bankers Trust Company will act as Trustee of the Trust Fund. The mailing address of the Trustee's corporate trust office is Four Albany Street, 10th Floor, New York, New York 10006 and its telephone number is (212) 250-2500.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. If a downgrading in the credit rating of the Trustee occurs that would materially and adversely affect the rating of the Certificates, the Servicer, under certain circumstances and with the prior written consent of the Certificate Insurer, may remove the Trustee and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of such appointment by the successor Trustee.

CERTAIN ACTIVITIES

     The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except the Certificates for an interest in the Home Equity Loans and Additional Balances); or (viii) repurchase or otherwise reacquire its securities. The Agreement does not provide for meetings of Certificateholders, and the Servicer does not contemplate holding such meetings.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor and counsel to the Underwriters ("TAX COUNSEL"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. See "Material Federal Income Tax Consequences" in the Prospectus.

     The Depositor expresses in the Agreement its intent that, and the Certificateholders, by their acceptance of the Certificates, are deemed to express their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Home Equity Loans. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Home Equity Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Home Equity Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID REGULATIONS"), it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences--Single Class of Grantor Trust Certificates--Original Issue Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as pay-through securities.

POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     Based on application of existing laws to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement, Tax Counsel is of the opinion that the Trust contemplated by this Prospectus Supplement will not be treated as a publicly traded partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Home Equity Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, and that the Trust will not be a publicly traded partnership or an association taxable as a corporation, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Home Equity Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Home Equity Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Home Equity Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Certificates as Debt for Tax Purposes -- Foreign Investors" in the Prospectus.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports. Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing its name, address, correct federal taxpayer identification number and a statement that it is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

NEW WITHHOLDING REGULATIONS

     On January 6, 1997, the Treasury Department issued new regulations (the "NEW REGULATIONS"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                   STATE TAXES

     No representation is made regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit or other plan, such as an individual retirement account or a Keogh plan, that is subject to ERISA or to Section 4975 of the Code (collectively referred to as "PLANS") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code (together, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, the Trustee, the Transferor and the Underwriters are likely to be Parties in Interest with respect to many Plans; a purchase of a Certificate by such a Plan would constitute a prohibited transaction unless a statutory, regulatory or administrative exemption were available. There are five class exemptions issued by the Department of Labor (the "DOL") that may apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts ), 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets. See "ERISA Considerations" in the Prospectus.

     Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Certificates. The DOL has issued a final regulation (the "PLAN ASSETS REGULATION") concerning the definition of what constitutes the "plan assets" of a Plan. Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" could be deemed to be assets of the Plan in certain circumstances. Accordingly, if Plans or persons investing plan assets of Plans purchase Certificates, the Trust could be deemed to hold plan assets of such Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

AVAILABILITY OF EXEMPTIONS FOR CERTIFICATES

     The Plan Assets Regulation contains an exception (the "PUBLICLY-OFFERED SECURITIES EXCEPTION") that provides that if a Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     The Depositor expects that the Certificates will meet the criteria of the Publicly-Offered Securities Exception as set forth above. The Underwriters expect (although no assurance can be given) that the Certificates will be held by at least 100 persons independent of the Trust and of each other at the conclusion of the offering; there are no restrictions imposed on the transfer of the Certificates; and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act under Section 12(b) or 12(g) of the Exchange Act. The Underwriters will notify the Trustee as to whether the Certificates will be held by 100 independent persons at the conclusion of the offering. The Depositor will not, however, determine whether the 100-investor requirement of the Publicly-Offered Securities Exception is satisfied with respect to the Certificates.

     If the Certificates fail to meet the criteria of the Publicly-Offered Securities Exception and the Trust's assets are deemed to include plan assets of Plans that are holders of the Certificates, transactions involving the Trust and Parties in Interest with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless another ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Plan is an obligor or guarantor of one of the Home Equity Loans, under DOL interpretations the purchase of the Certificates by such Plan could constitute a prohibited transaction. The five class exemptions mentioned above are not likely to apply to many of the prohibited transactions that may arise in connection with the operations of the Trust.

REVIEW BY PLAN FIDUCIARIES

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary or other investor who proposes to use plan assets of any Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. Assets of a Plan should not be invested in the Certificates unless it is clear that the assets of the Trust will not be plan assets or that the Publicly-Offered Securities Exception will apply.

     In addition, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Publicly-Offered Securities Exception, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase price of the Initial Home Equity Loans and expenses connected with pooling the Initial Home Equity Loans and issuing the Certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because, among other things, most of the Mortgages securing the Home Equity Loans are not first Mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgages (i.e. "mortgage-related securities" under SMMEA) may not be legally authorized to invest in the Certificates. No representation is made as to whether the Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in the Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") relating to the Certificates, the Depositor has agreed to sell to the underwriters named below (the "UNDERWRITERS"), and the Underwriters have agreed to purchase, severally but not jointly, the following principal amounts of Certificates set forth opposite their names below.


                     UNDERWRITERS              PRINCIPAL AMOUNT OF CERTIFICATES
                     ------------              --------------------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.......................           $
NationsBanc Montgomery Securities LLC..........           $
                                                          ------------
                Total..........................           $500,000,000

     In the Underwriting Agreement, each of the Underwriters has agreed, subject to the terms and conditions set forth therein, to purchase all of its respective allocation of the Certificates if any of the Certificates are purchased.

     The Underwriters have advised the Depositor that they propose initially to offer the Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of % of the Certificate denomination. The Underwriters may allow and such dealers may reallow a concession not in excess of % of the Certificate denomination to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor, the Transferor or any of their respective affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates. In addition, neither the Depositor, the Transferor or any of their respective affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has agreed to indemnify each Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof. The Depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters.

     The Underwriters intend to make a secondary market in the Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will provide holders of the Certificates with liquidity of investment at any particular time or for the life of the Certificates. The Certificates will not be listed on any securities exchange.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

     Until 90 days from the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York and for the Transferor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings assigned to the Certificates address the likelihood of the receipt of distributions due on the Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Home Equity Loans, the structural and legal aspects associated with the Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Certificates affected by such change. The ratings assigned to the Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Certificates, or if it does, what rating it will assign to the Certificates.

                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE
                                                                            ----

Accelerated Principal Distribution Amount.............................S-14, S-47
Account Agreement............................................................S-6
Accrual Period........................................................S-14, S-48
Additional Balance...........................................................S-6
Aggregate Investor Loss Amount.........................................S-5, S-44
Agreement....................................................................S-4
Alternate Certificate Rate..................................................S-48
Alternative Principal Payment.........................................S-15, S-50

Brokerage firm..............................................................S-47
Business Day................................................................S-47

Cede........................................................................S-20
Cedelbank Participants......................................................S-61
Certificate Interest Collections......................................S-13, S-46
Certificate Owners..........................................................S-20
Certificate Principal Balance..........................................S-4, S-44
Certificate Rate.......................................................S-4, S-48
Certificates.................................................................S-4
Charged Off Amount.....................................................S-7, S-45
CLTV........................................................................S-34
Code........................................................................S-63
Collection Period.....................................................S-12, S-45
Combined Loan-to-Value Ratio.................................................S-9
Conversion Date..............................................................S-9
CPR.........................................................................S-40
Credit Limit.................................................................S-9
Cut-off Date.................................................................S-6

Defective Home Equity Loan..................................................S-18
Defective Home Equity Loans.................................................S-57
Deficiency Amount.....................................................S-16, S-54
Definitive Certificates.....................................................S-61
Depositaries................................................................S-60
Depositor Subordinated Amount...............................................S-55
Distribution Date............................................................S-4
DOL.........................................................................S-67
DTC.........................................................................S-20

Eligible Substitute Home Equity Loan..................................S-18, S-57
ERISA.................................................................S-19, S-66
Euroclear.............................................................S-20, S-62
Euroclear Cooperative.......................................................S-62
Euroclear Operator..........................................................S-62
Euroclear Participants......................................................S-62
European Depositaries.......................................................S-20
Excess Overcollateralization Amount....................................S-5, S-44

Fixed Allocation Percentage...........................................S-15, S-50
Floating Allocation Percentage........................................S-13, S-46
Fully Charged Off Home Equity Loan.....................................S-8, S-46

Global Securities............................................................S-1
Guaranteed Distributions....................................................S-53
Guaranteed Principal Amount.................................................S-53

Home Equity Loan Schedule...................................................S-56

Indirect participating firm.................................................S-47
Initial Cut-off Date Pool Balance............................................S-7
Initial Cut-off Date Principal Balance.......................................S-7
Initial Home Equity Loans....................................................S-6
Insurance Agreement...................................................S-16, S-53
Insurance Proceeds....................................................S-12, S-46
Interest Collections..................................................S-12, S-45
Invested Amount........................................................S-5, S-44
Investor Loss Amount..................................................S-13, S-47

Junior Lien Ratio...........................................................S-10

LIBOR Business Day,.........................................................S-49
Liquidated Home Equity Loan............................................S-7, S-45
Liquidation Expenses........................................................S-46
Liquidation Loss Amount................................................S-8, S-46
Liquidation Proceeds........................................................S-46
Loan Rate....................................................................S-9

Managed Amortization Period...........................................S-15, S-50
Margin.......................................................................S-9
Maximum Principal Payment.............................................S-15, S-50
MBIA........................................................................S-51
Minimum Transferor's Interest.........................................S-12, S-58
Moody's.....................................................................S-20
Mortgage File................................................................S-6
Mortgaged Property..........................................................S-12

Net Liquidation Proceeds..............................................S-12, S-45
New Regulations.............................................................S-66

OID.........................................................................S-64
OID Regulations.............................................................S-64
One-Month LIBOR.............................................................S-48
Original Certificate Principal Balance.................................S-4, S-44
Original Invested Amount...............................................S-5, S-44
Overcollateralization Amount...........................................S-5, S-44

Partially Charged Off Home Equity Loan.................................S-7, S-46
Participants................................................................S-60
Parties in Interest.........................................................S-66
Percentage Interest....................................................S-5, S-47
Plan........................................................................S-19
Plan Assets Regulation......................................................S-67
Plans.......................................................................S-66
Policy......................................................................S-16
Pool Balance...........................................................S-6, S-46
Preference Amount...........................................................S-53
Principal Balance......................................................S-7, S-46
Principal Collections.................................................S-12, S-45
Providian...................................................................S-34
Publicly-Offered Securities Exception.......................................S-67

Rapid Amortization Event....................................................S-50
Rapid Amortization Period.............................................S-15, S-50
Rating Agencies.............................................................S-20
Record Date.................................................................S-47
Reference Banks.............................................................S-49
Related Documents...........................................................S-56
Removal Date..........................................................S-11, S-58
Required Enhancement Amount...........................................S-14, S-48
Required Enhancement Percentage.......................................S-14, S-48
Required Overcollateralization Amount.................................S-14, S-48
Revolving Period......................................................S-15, S-50

S&P.........................................................................S-20
Scheduled Maturity Date...............................................S-15, S-50
Scheduled Principal Collections Payment...............................S-15, S-49
Servicing Fee.........................................................S-18, S-59
Servicing Fee Rate....................................................S-18, S-59
SMMEA.......................................................................S-68
Statistical Calculation Date Pool Balance....................................S-8
Subsequent Cut-off Date................................................S-6, S-33
Subsequent Cut-off Date Principal Balance..............................S-7, S-33
Subsequent Home Equity Loans.................................................S-6
Subsequent Selection Date..............................................S-6, S-33
Subsequent Transfer Agreements..............................................S-33
Subsequent Transfer Dates...................................................S-33

Tax Counsel.................................................................S-64
Telerate Page 3750..........................................................S-49
Terms and Conditions........................................................S-62
Transfer Deposit Amount.........................................S-13, S-46, S-57
Transferor Subordinated Amount................................................17
Transferor's Interest..................................................S-5, S-44
Trust........................................................................S-4
Trust Fund...................................................................S-6

U.S. Person..................................................................S-3
Underwriters................................................................S-68
Underwriting Agreement......................................................S-68

Weighted Average Loan Rate..................................................S-48

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Providian Home Equity Loan Asset Backed Certificates, Series 1999-PNB1 (the "GLOBAL SECURITIES"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or its agent.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of one- to five-family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), mortgage pass-through certificates or mortgage-backed securities evidencing interests in Mortgage Loans or secured thereby ("MBS") or certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") (with respect to any series, collectively, "Assets"). The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets or derivative instruments, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."

Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series; (vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

The Securities of each series will not represent an obligation of or interest in the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Material Federal Income Tax Consequences" herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                               MERRILL LYNCH & CO.

                 The date of this Prospectus is March 23, 1999.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Securities of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Securities are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Securities (the "Securityholders") upon request to their respective DTC participants. See "Description of the
Securities--Reports to Securityholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Securities evidencing interests therein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, or by telephone at (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUPPLEMENT..........................................................3
AVAILABLE INFORMATION..........................................................3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................4
SUMMARY OF PROSPECTUS..........................................................6
RISK FACTORS..................................................................14
DESCRIPTION OF THE TRUST FUNDS................................................18
USE OF PROCEEDS...............................................................23
YIELD CONSIDERATIONS..........................................................23
THE DEPOSITOR.................................................................27
DESCRIPTION OF THE SECURITIES.................................................27
DESCRIPTION OF THE AGREEMENTS.................................................36
DESCRIPTION OF CREDIT SUPPORT.................................................53
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................55
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................65
STATE TAX CONSIDERATIONS......................................................99
ERISA CONSIDERATIONS..........................................................99
LEGAL INVESTMENT.............................................................101
PLAN OF DISTRIBUTION.........................................................103
LEGAL MATTERS................................................................104
FINANCIAL INFORMATION........................................................104
RATING.......................................................................104
INDEX OF PRINCIPAL DEFINITIONS...............................................105

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Securities........................ Asset-Backed    Certificates    (the
                                            "Certificates")   and  Asset  Backed
                                            Notes  (the  "Notes"  and,  together
                                            with    the    Certificates,     the
                                            "Securities"), issuable in series.

Issuer..................................... With  respect  to  each  series, the trust fund (the "Trust Fund") formed
                                            to  issue  the  Securities  of  that
                                            series.

Depositor.................................. Merrill  Lynch  Mortgage  Investors,
                                            Inc.  (the  "Depositor"),  a  wholly
                                            owned  subsidiary  of Merrill  Lynch
                                            Mortgage  Capital,  Inc., which is a
                                            wholly-owned  indirect subsidiary of
                                            Merrill   Lynch  &  Co.,   Inc.  The
                                            Depositor is an affiliate of Merrill
                                            Lynch,   Pierce,   Fenner   &  Smith
                                            Incorporated.  Neither Merrill Lynch
                                            &   Co.,   Inc.   nor   any  of  its
                                            affiliates,  including the Depositor
                                            and Merrill Lynch, Pierce,  Fenner &
                                            Smith  Incorporated,  will insure or
                                            guarantee  the   Securities  or  the
                                            Mortgage   Loans  or  be   otherwise
                                            obligated in respect thereof.

Master Servicer............................ The   master   servicer  or   master
                                            servicers     (each,    a    "Master
                                            Servicer"),  if any,  or a  servicer
                                            for  substantially  all the Mortgage
                                            Loans for each series of Securities,
                                            which servicer or master servicer(s)
                                            may be affiliates of the  Depositor,
                                            will  be   named   in  the   related
                                            Prospectus      Supplement.      See
                                            "Description          of         the
                                            Agreements--General"             and
                                            "--Collection  and  Other  Servicing
                                            Procedures."

Trustee.................................... The trustee (the "Trustee") for each series of Certificates will be named
                                            in    the     related     Prospectus
                                            Supplement.  See "Description of the
                                            Agreements--The Trustee."

The Trust Assets........................... Each  series  of  Certificates  will
                                            represent  in  the   aggregate   the
                                            entire beneficial ownership interest
                                            in a  Trust  Fund.  If a  series  of
                                            Securities   includes  Notes,   such
                                            Notes will represent indebtedness of
                                            the Trust  Fund and will be  secured
                                            by a security interest in the Assets
                                            of the Trust Fund. A Trust Fund will
                                            consist  of  any  of  the  following
                                            assets  (the  Mortgage   Assets  and
                                            Government    Securities    may   be
                                            referred    to    collectively    or
                                            individually as "Assets"):

    (a) Mortgage  Assets....................The Mortgage  Assets with respect to
                                            a  series   of   Certificates   will
                                            consist  of a pool of single  family
                                            loans (or certain balances  thereof)
                                            (collectively,     the     "Mortgage
                                            Loans"),    mortgage    pass-through
                                            certificates         or        other
                                            mortgage-backed  securities (such as
                                            debt  obligations and  participation
                                            interests      or      certificates)
                                            evidencing  interests  in or secured
                                            by Mortgage Loans (collectively, the
                                            "MBS") or a combination  of Mortgage
                                            Loans and/or MBS. The Mortgage Loans
                                            will not be guaranteed or insured by
                                            the   Depositor   or   any   of  its
                                            affiliates   or,  unless   otherwise
                                            provided    in    the     Prospectus
                                            Supplement,   by  any   governmental
                                            agency or  instrumentality  or other
                                            person.  The Mortgage  Loans will be
                                            secured by first and/or junior liens
                                            on one- to  five-family  residential
                                            properties or security  interests in
                                            shares issued by cooperative housing
                                            corporations     ("Single     Family
                                            Properties"),     including    mixed
                                            residential      and      commercial
                                            structures.  The Mortgage  Loans may
                                            include   (i)   closed-end    and/or
                                            revolving   home  equity   loans  or
                                            certain   balances   thereof  ("Home
                                            Equity   Loans")  and/or  (ii)  home
                                            improvement     installment    sales
                                            contracts   and   installment   loan
                                            agreements    ("Home     Improvement
                                            Contracts").      The      Mortgaged
                                            Properties may be located in any one
                                            of the fifty states, the District of
                                            Columbia, the Commonwealth of Puerto
                                            Rico or any other U.S.  jurisdiction
                                            specified    in    the    Prospectus
                                            Supplement.      The      Prospectus
                                            Supplement will indicate  additional
                                            jurisdictions,  if any, in which the
                                            Mortgaged Properties may be located.
                                            Unless  otherwise  provided  in  the
                                            related Prospectus  Supplement,  all
                                            Mortgage Loans will have  individual
                                            principal balances at origination of
                                            not less than  $25,000 and  original
                                            terms to  maturity  of not more than
                                            40 years.  All  Mortgage  Loans will
                                            have  been   originated  by  persons
                                            other  than the  Depositor,  and all
                                            Mortgage   Assets   will  have  been
                                            purchased,    either   directly   or
                                            indirectly,  by the  Depositor on or
                                            before the date of initial  issuance
                                            of    the    related    series    of
                                            Certificates. The related Prospectus
                                            Supplement will indicate if any such
                                            persons   are   affiliates   of  the
                                            Depositor.

                                            Each  Mortgage  Loan may provide for
                                            accrual  of  interest  thereon at an
                                            interest  rate (a  "Mortgage  Rate")
                                            that is fixed  over its term or that
                                            adjusts  from time to time,  or that
                                            may be converted  from an adjustable
                                            to a fixed  Mortgage Rate, or from a
                                            fixed  to  an  adjustable   Mortgage
                                            Rate,  from  time  to  time  at  the
                                            mortgagor's  election,  in each case
                                            as    described   in   the   related
                                            Prospectus  Supplement.   Adjustable
                                            Mortgage Rates on the Mortgage Loans
                                            in a Trust  Fund may be based on one
                                            or more indices.  Each Mortgage Loan
                                            may provide for  scheduled  payments
                                            to  maturity,  payments  that adjust
                                            from  time to  time  to  accommodate
                                            changes in the  Mortgage  Rate or to
                                            reflect  the  occurrence  of certain
                                            events, and may provide for negative
                                            amortization      or     accelerated
                                            amortization,   in   each   case  as
                                            described in the related  Prospectus
                                            Supplement.  Each  Mortgage Loan may
                                            be fully  amortizing  or  require  a
                                            balloon  payment  due on its  stated
                                            maturity   date,  in  each  case  as
                                            described in the related  Prospectus
                                            Supplement.  Each  Mortgage Loan may
                                            contain  prohibitions  on prepayment
                                            or require payment of a premium or a
                                            yield    maintenance    penalty   in
                                            connection  with  a  prepayment,  in
                                            each  case  as   described   in  the
                                            related Prospectus  Supplement.  The
                                            Mortgage   Loans  may   provide  for
                                            payments of  principal,  interest or
                                            both,   on  due  dates   that  occur
                                            monthly, quarterly, semi-annually or
                                            at  such   other   interval   as  is
                                            specified in the related  Prospectus
                                            Supplement.  See "Description of the
                                            Trust Funds--Assets."

    (b) Government Securities.............. If   so   provided  in  the  related
                                            Prospectus  Supplement,   the  Trust
                                            Fund may  include,  in  addition  to
                                            Mortgage   Assets,   certain  direct
                                            obligations  of the  United  States,
                                            agencies thereof or agencies created
                                            thereby which provide for payment of
                                            interest      and/or       principal
                                            (collectively,           "Government
                                            Securities").

    (c) Collection Accounts................ Each Trust Fund will  include one or
                                            more   accounts    established   and
                                            maintained    on   behalf   of   the
                                            Securityholders   into   which   the
                                            person or persons  designated in the
                                            related Prospectus  Supplement will,
                                            to the extent  described  herein and
                                            in   such   Prospectus   Supplement,
                                            deposit all payments and collections
                                            received or advanced with respect to
                                            the Assets  and other  assets in the
                                            Trust  Fund.  Such an account may be
                                            maintained as an interest bearing or
                                            a non-interest  bearing account, and
                                            funds  held  therein  may be held as
                                            cash   or    invested   in   certain
                                            short-term,     investment     grade
                                            obligations,   in   each   case   as
                                            described in the related  Prospectus
                                            Supplement.  See "Description of the
                                            Agreements  --Collection Account and
                                            Related Accounts."

    (d) Credit  Support.....................If  so   provided   in  the  related
                                            Prospectus  Supplement,  partial  or
                                            full   protection   against  certain
                                            defaults and losses on the Assets in
                                            the   related   Trust  Fund  may  be
                                            provided  to one or more  classes of
                                            Securities of the related  series in
                                            the form of  subordination of one or
                                            more other  classes of Securities of
                                            such series, which other classes may
                                            include  one  or  more   classes  of
                                            Offered Securities, and/or by one or
                                            more  of  the  following   types  of
                                            credit  support  that has the effect
                                            of  covering  losses  on  Assets:  a
                                            letter of credit,  insurance policy,
                                            guarantee,  reserve  fund  or  other
                                            type of  credit  support  consistent
                                            with   the   foregoing   (any   such
                                            coverage   with   respect   to   the
                                            Securities  of any  series,  "Credit
                                            Support").  The  amount and types of
                                            coverage,  the identification of the
                                            entity  providing  the  coverage (if
                                            applicable) and related  information
                                            with  respect to each type of Credit
                                            Support,  if any,  will be described
                                            in the  Prospectus  Supplement for a
                                            series of Securities. The Prospectus
                                            Supplement   for   any   series   of
                                            Securities evidencing an interest in
                                            a Trust Fund that  includes MBS will
                                            describe any similar forms of credit
                                            support that are provided by or with
                                            respect to, or are  included as part
                                            of the trust  fund  evidenced  by or
                                            providing  security  for,  such MBS.
                                            See  "Risk  Factors--Credit  Support
                                            Limitations"   and  "Description  of
                                            Credit Support."

    (e) Cash Flow  Agreements...............If  so   provided   in  the  related
                                            Prospectus  Supplement,   the  Trust
                                            Fund    may    include    guaranteed
                                            investment   contracts  pursuant  to
                                            which  moneys  held in the funds and
                                            accounts established for the related
                                            series   will  be   invested   at  a
                                            specified  rate.  The Trust Fund may
                                            also  include  one  or  more  of the
                                            following agreements:  interest rate
                                            exchange  agreements,  interest rate
                                            cap or  floor  agreements,  currency
                                            exchange agreements, other swaps and
                                            derivative   instruments   or  other
                                            agreements   consistent   with   the
                                            foregoing.  The  principal  terms of
                                            any   such   agreement   (any   such
                                            agreement, a "Cash Flow Agreement"),
                                            including,    without    limitation,
                                            provisions  relating  to the timing,
                                            manner   and   amount  of   payments
                                            thereunder and  provisions  relating
                                            to the termination thereof,  will be
                                            described    in    the    Prospectus
                                            Supplement  for the related  series.
                                            In addition,  the related Prospectus
                                            Supplement   will  provide   certain
                                            information   with  respect  to  the
                                            obligor  under  any such  Cash  Flow
                                            Agreement. The Prospectus Supplement
                                            for   any   series   of   Securities
                                            evidencing  an  interest  in a Trust
                                            Fund that includes MBS will describe
                                            any cash  flow  agreements  that are
                                            included  as part of the trust  fund
                                            evidenced by or  providing  security
                                            for such MBS.  See  "Description  of
                                            the    Trust     Funds--Cash    Flow
                                            Agreements."

    (f) Pre-Funding Account................ To   the   extent   provided   in  a
                                            Prospectus Supplement, the Depositor
                                            will be obligated  (subject  only to
                                            the availability thereof) to sell at
                                            a predetermined price, and the Trust
                                            Fund  for  the  related   series  of
                                            Securities   will  be  obligated  to
                                            purchase     (subject     to     the
                                            satisfaction  of certain  conditions
                                            described    in    the    applicable
                                            Agreement),  additional  Assets (the
                                            "Subsequent  Assets")  from  time to
                                            time (as frequently as daily) within
                                            the  number of months  specified  in
                                            the Prospectus  Supplement after the
                                            issuance    of   such    series   of
                                            Securities   having   an   aggregate
                                            principal   balance    approximately
                                            equal to the  amount on  deposit  in
                                            the    Pre-Funding    Account   (the
                                            "Pre-Funded Amount") for such series
                                            on date of such issuance.

Description of Securities.................. Each  series  of   Certificates will
                                            evidence  an interest in the related
                                            Trust   Fund  and  will  be   issued
                                            pursuant to a pooling and  servicing
                                            agreement  or  a  trust   agreement.
                                            Pooling and servicing agreements and
                                            trust  agreements  are  referred  to
                                            herein  as  the  "Agreements."  If a
                                            series of Securities includes Notes,
                                            such    Notes     will     represent
                                            indebtedness  of the  related  Trust
                                            Fund  and  will  be   secured  by  a
                                            security  interest  in the Assets of
                                            the Trust Fund (or a specified group
                                            thereof) pursuant to an indenture.

                                            Each  series  of   Securities   will
                                            include  one or more  classes.  Each
                                            class  of  Securities   (other  than
                                            certain      Stripped       Interest
                                            Securities,  as defined  below) will
                                            have a stated  principal  amount  (a
                                            "Security  Balance")  and except for
                                            certain      Stripped      Principal
                                            Securities,  as defined below,  will
                                            accrue  interest  thereon based on a
                                            fixed,    variable   or   adjustable
                                            interest   rate   (in  the  case  of
                                            Certificates,     a    "Pass-Through
                                            Rate").   The   related   Prospectus
                                            Supplement will specify the Security
                                            Balance,    if    any,    and    the
                                            Pass-Through  Rate or interest  rate
                                            for each class of Securities  or, in
                                            the case of a variable or adjustable
                                            Pass-Through  Rate or interest rate,
                                            the  method  for   determining   the
                                            Pass-Through Rate or interest rate.

Distributions on Securities................ Each  series  of   Securities   will
                                            consist  of one or more  classes  of
                                            Securities  that may (i) provide for
                                            the  accrual  of  interest   thereon
                                            based   on   fixed,    variable   or
                                            adjustable  rates;  (ii)  be  senior
                                            (collectively,  "Senior Securities")
                                            or    subordinate     (collectively,
                                            "Subordinate  Securities") to one or
                                            more other  classes of Securities in
                                            respect of certain  distributions on
                                            the Securities; (iii) be entitled to
                                            principal    distributions,     with
                                            disproportionately  low,  nominal or
                                            no      interest       distributions
                                            (collectively,  "Stripped  Principal
                                            Securities");  (iv) be  entitled  to
                                            interest     distributions,     with
                                            disproportionately  low,  nominal or
                                            no      principal      distributions
                                            (collectively,   "Stripped  Interest
                                            Securities");    (v)   provide   for
                                            distributions  of  accrued  interest
                                            thereon  commencing  only  following
                                            the  occurrence  of certain  events,
                                            such  as  the  retirement  of one or
                                            more other  classes of Securities of
                                            such series (collectively,  "Accrual
                                            Securities");   (vi)   provide   for
                                            distributions    of   principal   as
                                            described in the related  Prospectus
                                            Supplement; and/or (vii) provide for
                                            distributions based on a combination
                                            of two or  more  components  thereof
                                            with    one   or    more    of   the
                                            characteristics  described  in  this
                                            paragraph,   including   a  Stripped
                                            Principal  Security  component and a
                                            Stripped      Interest      Security
                                            component,    to   the   extent   of
                                            available  funds,  in  each  case as
                                            described in the related  Prospectus
                                            Supplement.  If so  specified in the
                                            related    Prospectus    Supplement,
                                            distributions on one or more classes
                                            of a  series  of  Securities  may be
                                            limited   to   collections   from  a
                                            designated  portion of the  Mortgage
                                            Loans in the related  Mortgage  Pool
                                            (each  such   portion  of   Mortgage
                                            Loans, a "Mortgage Loan Group.") See
                                            "Description          of         the
                                            Securities--General."    Any    such
                                            classes  may   include   classes  of
                                            Offered Securities.  With respect to
                                            Securities    with   two   or   more
                                            components, references herein to

                                            Security  Balance,  notional  amount
                                            and  Pass-Through  Rate or  interest
                                            rate refer to the principal balance,
                                            if any, notional amount, if any, and
                                            the  Pass-Through  Rate or  interest
                                            rate,   if   any,   for   any   such
                                            component.

                                            The    Securities    will   not   be
                                            guaranteed   or   insured   by   the
                                            Depositor or any of its  affiliates,
                                            by  any   governmental   agency   or
                                            instrumentality   or  by  any  other
                                            person, unless otherwise provided in
                                            the related  Prospectus  Supplement.
                                            See "Risk  Factors--Limited  Assets"
                                            and "Description of the Securities."

    (a) Interest........................... Interest  on each  class of  Offered
                                            Securities   (other  than   Stripped
                                            Principal   Securities  and  certain
                                            classes   of    Stripped    Interest
                                            Securities)   of  each  series  will
                                            accrue     at     the     applicable
                                            Pass-Through  Rate or interest  rate
                                            on the outstanding  Security Balance
                                            thereof and will be  distributed  to
                                            Securityholders  as  provided in the
                                            related Prospectus  Supplement.  The
                                            specified      date     on     which
                                            distributions  are to be  made  is a
                                            "Distribution  Date."  Distributions
                                            with respect to interest on Stripped
                                            Interest  Securities  may be made on
                                            each  Distribution Date on the basis
                                            of a notional amount as described in
                                            the related  Prospectus  Supplement.
                                            Distributions   of   interest   with
                                            respect  to one or more  classes  of
                                            Securities  may  be  reduced  to the
                                            extent  of  certain   delinquencies,
                                            losses,      prepayment     interest
                                            shortfalls,  and other contingencies
                                            described  herein and in the related
                                            Prospectus  Supplement.   See  "Risk
                                            Factors--Average Life of Securities;
                                            Prepayments;     Yields,"     "Yield
                                            Considerations"  and "Description of
                                            the   Securities--Distributions   of
                                            Interest on the Securities."

    (b) Principal.......................... The   Securities   of  each   series
                                            initially  will  have  an  aggregate
                                            Security Balance no greater than the
                                            outstanding principal balance of the
                                            Assets  as of,  unless  the  related
                                            Prospectus    Supplement    provides
                                            otherwise,  the close of business on
                                            the   first  day  of  the  month  of
                                            formation of the related  Trust Fund
                                            (the    "Cut-off    Date"),    after
                                            application  of  scheduled  payments
                                            due on or before such date,  whether
                                            or  not   received.   The   Security
                                            Balance  of a  Security  outstanding
                                            from  time  to time  represents  the
                                            maximum   amount   that  the  holder
                                            thereof is then  entitled to receive
                                            in respect of principal  from future
                                            cash  flow  on  the  assets  in  the
                                            related Trust Fund. Unless otherwise
                                            provided in the  related  Prospectus
                                            Supplement,     distributions     of
                                            principal   will  be  made  on  each
                                            Distribution  Date to the  class  or
                                            classes   of   Securities   entitled
                                            thereto until the Security  Balances
                                            of such Securities have been reduced
                                            to zero. Unless otherwise  specified
                                            in    the     related     Prospectus
                                            Supplement,     distributions     of
                                            principal of any class of Securities
                                            will  be made  on a pro  rata  basis
                                            among all of the  Securities of such
                                            class  or by  random  selection,  as
                                            described in the related  Prospectus
                                            Supplement or otherwise  established
                                            by  the  related  Trustee.  Stripped
                                            Interest Securities with no Security
                                            Balance     will     not     receive
                                            distributions    in    respect    of
                                            principal.  See  "Description of the
                                            Securities--Distributions         of
                                            Principal of the Securities."

Risk Factors............................... There   are  material   risks  to be
                                            considered   in   investing  in  the
                                            Securities.   See   "Risk   Factors"
                                            herein  and, if  applicable,  in the
                                            related Prospectus Supplement.

Advances................................... Unless   otherwise   provided in the
                                            related Prospectus  Supplement,  the
                                            Master Servicer will be obligated as
                                            part      of      its      servicing
                                            responsibilities   to  make  certain
                                            advances  that  in  its  good  faith
                                            judgment it deems  recoverable  with
                                            respect  to   delinquent   scheduled
                                            payments  on the Whole Loans in such
                                            Trust Fund.  Neither  the  Depositor
                                            nor any of its affiliates  will have
                                            any   responsibility  to  make  such
                                            advances.  Advances made by a Master
                                            Servicer are reimbursable  generally
                                            from   subsequent    recoveries   in
                                            respect  of  such  Whole  Loans  and
                                            otherwise  to the  extent  described
                                            herein and in the related Prospectus
                                            Supplement.  If and  to  the  extent
                                            provided    in    the     Prospectus
                                            Supplement   for  any  series,   the
                                            Master  Servicer will be entitled to
                                            receive  interest on its outstanding
                                            advances,  payable  from  amounts in
                                            the   related   Trust   Fund.    The
                                            Prospectus Supplement for any series
                                            of Securities evidencing an interest
                                            in a Trust  Fund that  includes  MBS
                                            will   describe  any   corresponding
                                            advancing  obligation  of any person
                                            in  connection  with such  MBS.  See
                                            "Description          of         the
                                            Securities--Advances  in  Respect of
                                            Delinquencies."

Termination................................ If   so  specified  in  the  related
                                            Prospectus  Supplement,  a series of
                                            Securities   may   be   subject   to
                                            optional early  termination  through
                                            the  repurchase of the Assets in the
                                            related  Trust  Fund  by  the  party
                                            specified    therein,    under   the
                                            circumstances  and in the manner set
                                            forth therein. If so provided in the
                                            related Prospectus Supplement,  upon
                                            the   reduction   of  the   Security
                                            Balance  of  a  specified  class  or
                                            classes of Securities to a specified
                                            percentage or amount or on and after
                                            a date specified in such  Prospectus
                                            Supplement,   the  party   specified
                                            therein  will  solicit  bids for the
                                            purchase of all of the Assets of the
                                            Trust  Fund,   or  of  a  sufficient
                                            portion  of such  Assets  to  retire
                                            such class or  classes,  or purchase
                                            such  Assets at a price set forth in
                                            the related  Prospectus  Supplement.
                                            In  addition,  if so provided in the
                                            related    Prospectus    Supplement,
                                            certain classes of Securities may be
                                            purchased    subject    to   similar
                                            conditions.  See "Description of the
                                            Securities--Termination."

Registration of Securities................. If   so   provided  in  the  related
                                            Prospectus  Supplement,  one or more
                                            classes  of the  Offered  Securities
                                            will initially be represented by one
                                            or more  certificates  or notes,  as
                                            applicable,  registered  in the name
                                            of  Cede & Co.,  as the  nominee  of
                                            DTC. No person acquiring an interest
                                            in Offered  Securities so registered
                                            will  be   entitled   to  receive  a
                                            definitive  certificate  or note, as
                                            applicable,     representing    such
                                            person's   interest  except  in  the
                                            event that  definitive  certificates
                                            or notes, as applicable,  are issued
                                            under  the   limited   circumstances
                                            described    herein.    See    "Risk
                                            Factors--Book-Entry    Registration"
                                            and  "Description  of the Securities
                                            --Book-Entry     Registration    and
                                            Definitive Securities."

Tax Status of the Certificates............. The Certificates of each series will
                                            constitute,   as  specified  in  the
                                            related    Prospectus    Supplement,
                                            either   (i)   "regular   interests"
                                            ("REMIC  Regular  Certificates")  or
                                            "residual     interests"     ("REMIC
                                            Residual  Certificates")  in a Trust
                                            Fund   treated  as  a  real   estate
                                            mortgage      investment     conduit
                                            ("REMIC")    under   Sections   860A
                                            through 860G of the Internal Revenue
                                            Code  of  1986,   as  amended   (the
                                            "Code"),  (ii)  interests  ("Grantor
                                            Trust Certificates") in a Trust Fund
                                            treated  as a  grantor  trust  under
                                            applicable  provisions  of the Code,
                                            (iii)  interests  in  a  Trust  Fund
                                            treated   as   a   partnership   for
                                            purposes of federal and state income
                                            tax  or  (iv)  indebtedness  of  the
                                            Trust  Fund for  federal  income tax
                                            purposes.

    (a) REMIC.............................. REMIC Regular Certificates generally will be treated as debt  obligations
                                            of the applicable  REMIC for federal
                                            income tax  purposes.  Certain REMIC
                                            Regular  Certificates  may be issued
                                            with  original  issue  discount  for
                                            federal  income  tax  purposes.  See
                                            "Material    Federal    Income   Tax
                                            Consequences"   herein  and  in  the
                                            related Prospectus Supplement.

                                            The Offered Certificates  evidencing
                                            an   interest   in  a   Trust   Fund
                                            containing  Mortgage  Loans  will be
                                            treated as (i) assets  described  in
                                            section  7701(a)(19)(C)  of the Code
                                            and (ii) "real estate assets" within
                                            the meaning of section  856(c)(5)(A)
                                            of the  Code,  in  each  case to the
                                            extent  described  herein and in the
                                            Prospectus.  See  "Material  Federal
                                            Income Tax Consequences"  herein and
                                            in    the     related     Prospectus
                                            Supplement.

    (b) Grantor Trust...................... If      the    related    Prospectus
                                            Supplement    specifies   that   the
                                            related Trust Fund will be a grantor
                                            trust,   the  Trust   Fund  will  be
                                            classified  as a  grantor  trust and
                                            not as an  association  taxable as a
                                            corporation  for federal  income tax
                                            purposes,  and therefore  holders of
                                            Certificates  will be treated as the
                                            owners   of   undivided   pro   rata
                                            interests  in the Assets held by the
                                            Trust Fund.

    (c) Partnership........................ If  so  specified  in  a  Prospectus
                                            Supplement,  the related  Trust Fund
                                            will be treated as a partnership for
                                            purposes of federal and state income
                                            tax, and each Certificateholder,  by
                                            the  acceptance of a Certificate  of
                                            such Trust Fund, will agree to treat
                                            the Trust Fund as a  partnership  in
                                            which  such  Certificateholder  is a
                                            partner for federal income and state
                                            tax      purposes.       Alternative
                                            characterizations of such Trust Fund
                                            and such  Certificates are possible,
                                            but would not  result in  materially
                                            adverse    tax    consequences    to
                                            Certificateholders.

    (d) Indebtedness....................... If  so  specified  in  the   related
                                            Prospectus      Supplement,      the
                                            Certificates  of a  series  will  be
                                            treated as indebtedness  for federal
                                            income   tax    purposes   and   the
                                            Certificateholder,  in accepting the
                                            Certificate,  will  agree  to  treat
                                            such Certificate as indebtedness.

                                            Investors  are  advised  to  consult
                                            their  tax  advisors  and to  review
                                            "Material    Federal    Income   Tax
                                            Consequences"   herein  and  in  the
                                            related Prospectus Supplement.

Tax Status of Notes........................ Unless  otherwise  specified  in the related Prospectus Supplement, Notes
                                            of  a  series  will  be  treated  as
                                            indebtedness  for  federal and state
                                            income   tax    purposes   and   the
                                            Noteholder,  in accepting  the Note,
                                            will  agree  to treat  such  Note as
                                            indebtedness.  See "Material Federal
                                            Income Tax Consequences"  herein and
                                            in such Prospectus Supplement.

                                            Investors  are  advised  to  consult
                                            their  tax  advisors  and to  review
                                            "Material    Federal    Income   Tax
                                            Consequences"   herein  and  in  the
                                            related Prospectus Supplement.

ERISA Considerations....................... A fiduciary  of an employee  benefit plan and  certain  other  retirement
                                            plans  and  arrangements,  including
                                            individual    retirement   accounts,
                                            annuities,    Keogh    plans,    and
                                            collective   investment   funds  and
                                            separate   accounts  in  which  such
                                            plans,   accounts,    annuities   or
                                            arrangements  are invested,  that is
                                            subject to the  Employee  Retirement
                                            Income  Security  Act  of  1974,  as
                                            amended  ("ERISA"),  or Section 4975
                                            of the Code should  carefully review
                                            with its legal advisors  whether the
                                            purchase   or   holding  of  Offered
                                            Securities  could  give  rise  to  a
                                            transaction that is prohibited or is
                                            not  otherwise   permissible  either
                                            under  ERISA or Section  4975 of the
                                            Code.  See  "ERISA   Considerations"
                                            herein and in the related Prospectus
                                            Supplement.   Certain   classes   of
                                            Securities  may  not be  transferred
                                            unless the Trustee and the Depositor
                                            are  furnished   with  a  letter  of
                                            representations  or  an  opinion  of
                                            counsel  to  the  effect  that  such
                                            transfer   will  not   result  in  a
                                            violation    of    the    prohibited
                                            transaction  provisions of ERISA and
                                            the Code and  will not  subject  the
                                            Trustee, the Depositor or the Master
                                            Servicer to additional  obligations.
                                            See      "Description     of     the
                                            Securities--General"    and   "ERISA
                                            Considerations".

Legal Investment........................... Each  Prospectus   Supplement   will
                                            specify  which  class or  classes of
                                            Offered  Securities,  if  any,  will
                                            constitute         "mortgage-related
                                            securities"   for  purposes  of  the
                                            Secondary       Mortgage      Market
                                            Enhancement  Act of 1984  ("SMMEA").
                                            Institutions     whose    investment
                                            activities   are  subject  to  legal
                                            investment  laws and  regulations or
                                            review   by    certain    regulatory
                                            authorities   may  be   subject   to
                                            restrictions    on   investment   in
                                            certain   classes  of  the   Offered
                                            Securities.  See "Legal  Investment"
                                            herein and in the related Prospectus
                                            Supplement.

Rating..................................... At the date of issuance,  as to each
                                            series,   each   class  of   Offered
                                            Securities  will be rated  not lower
                                            than investment grade by one or more
                                            nationally  recognized   statistical
                                            rating  agencies  (each,  a  "Rating
                                            Agency"). See "Rating" herein and in
                                            the related Prospectus Supplement.

                                  RISK FACTORS

     Investors  should  consider,  in  connection  with the  purchase of Offered
Securities, among other things, the following factors and additional risk factors, if any, listed under "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the Offered Securities, but has no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding.

LIMITED ASSETS AND RISK THAT SUCH ASSETS WILL NOT BE SUFFICIENT TO PAY SECURITIES IN FULL

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     Unless otherwise specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     See "Description of the Trust Funds."

RISK  THAT  PREPAYMENTS  WILL  ADVERSELY  AFFECT  AVERAGE  LIFE  AND  YIELDS  OF
SECURITIES

     Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in a Trust Fund containing Mortgage Assets could occur significantly earlier than expected.

     A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate.

     See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

MORTGAGE LOANS AND MORTGAGED PROPERTIES IN GENERAL--RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS

     An investment in securities such as the Securities which generally represent interests in Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "--Junior Mortgage Loans."

     In addition, a Prospectus Supplement may specify that the Loan-to-Value Ratios for the Mortgage Loans in the related Trust will be in excess of 100%. The related Mortgaged Properties, therefore, will be highly unlikely to provide adequate security for such Mortgage Loans. To the extent specified in such Prospectus Supplement, the assessment of the credit history of a borrower and such borrower's capacity to make payments on the related Mortgage Loan will have been the primary considerations in underwriting the Mortgage Loans included in such Trust. The evaluation of the adequacy of the Loan-to-Value Ratio, if so specified in the related Prospectus Supplement, will have been given less consideration, and in certain cases no consideration, in underwriting such Mortgage Loans.

JUNIOR MORTGAGE LOANS--RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE TO HOLDERS OF JUNIOR LIEN MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage. See "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages."

CREDIT SUPPORT LIMITATIONS--RISK THAT CREDIT SUPPORT WILL NOT COVER ALL LOSSES

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or other parties.

     A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels.

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

     See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

SUBORDINATION OF THE SUBORDINATE SECURITIES; EFFECT OF LOSSES ON THE SUBORDINATE SECURITIES

     The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

BALLOON PAYMENTS--RISK THAT OBLIGOR WILL NOT BE ABLE TO MAKE BALLOON PAYMENT

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the value of the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

OPTIONAL TERMINATION OF A TRUST FUND--POSSIBILITY, IF PROSPECTUS SUPPLEMENT SO PROVIDES, THAT AMOUNT RECEIVED MAY BE LESS THAN OUTSTANDING PRINCIPAL AMOUNT PLUS ACCRUED INTEREST

     If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

     In either such case, if the related Prospectus Supplement so provides, the proceeds available for distribution to Securityholders may be less than the outstanding principal balance of their Securities plus accrued interest thereon, in which event such Securityholders could incur a loss on their investment.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Material Federal Income Tax Consequences--REMICs."

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating. See "Rating."

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Securities will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Securityholders or their nominees. Because of this, unless and until Definitive Securities are issued, Securityholders will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Securityholders will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration and Definitive Securities.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund (the "Assets") will include (i) one- to five-family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans and Home Improvement Contracts, (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are (a) interest-bearing securities, (b) non-interest-bearing securities,
(c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

     General

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a security interests in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use. Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. No more than 20% of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

     Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     The related Prospectus Supplement may specify whether the Mortgage Loans include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

     If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

     Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

     Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS
Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     Each MBS will be either (i) a security exempted from the registration requirements of the Securities Act, (ii) a security that has been previously registered under the Securities Act or (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act. In the case of clauses (ii) and
(iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government
Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

     To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

     The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     Defaults

     The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

     Refinancing

     At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

     The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may
(i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities  in respect of certain  distributions  on the  Securities;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component. If so specified in the related Prospectus Supplement, a Trust Fund may include (i) additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or (ii) in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

     Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

               (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
          Date),

               (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

               (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

          (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related
Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

     Unless  otherwise  provided  in  the  Prospectus   Supplement,   with  each
distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

          (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

          (iii)  the  amount  of  such  distribution   allocable  to  Prepayment
     Premiums;

          (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

          (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

          (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

          (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made during the related Due Period;

          (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

          (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xx) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a  limited-purpose  trust  company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

     Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and
settlement  of  securities   transactions  between  CEDEL  Participants  through
electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are
recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Cede,  as nominee for DTC,  will hold the  Securities.  CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

     Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government
Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

     Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

     A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

     Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

     General.  Any Master Servicer and the Trustee with respect to any series of
     -------
Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310.
Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans and Home Improvement Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan; (v) in the case of a Whole
Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A  Master  Servicer  will  make  certain   representations  and  warranties
regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

     General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term
Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection
Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i)  all  payments  on  account  of  principal,   including  principal
     prepayments, on the Assets;

          (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage
     Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

          (v)  any  advances  made  as  described  under   "Description  of  the
     Securities--Advances in Respect of Delinquencies";

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

          (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements --Retained Interest; Servicing Compensation and Payment of Expenses";

          (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

          (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

          (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

          (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

     Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Securityholders on each Distribution Date;

          (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

          (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

          (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

          (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

          (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

          (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

          (xvii) to make any other withdrawals permitted by the related Agreement; and

          (xviii)  to  clear  and  terminate  the  Collection   Account  at  the
     termination of the Trust Fund.

     Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom  and  deposited  into the  appropriate  Collection  Account  by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged
Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the
Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i)
specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity or correct any mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect or a letter from the applicable Rating Agency that such amendment will not result in a reduction or withdrawal of its rating of the related Security) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. Unless otherwise specified in the related Prospectus
Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

     The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

     Events of Default.  Unless  otherwise  specified in the related  Prospectus
     -----------------
Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

     Discharge of the Indenture.  The Indenture will be discharged  with respect
     --------------------------
to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     Indenture Trustee's Annual Report. The Indenture Trustee for each series of
     ---------------------------------
Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

     The Indenture Trustee.  The Indenture Trustee for a series of Notes will be
     ---------------------
specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

     If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

     Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

     Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Brown & Wood LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United states persons shall be considered U.S. Persons as well.

GENERAL

     The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

     A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization.  The Trust Fund may be created  with one class of Grantor
     ----------------
Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Brown & Wood LLP will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section
     7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped  Bonds and Coupons.  Certain Trust Funds may consist of Government
     ---------------------------
Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown  Loans.  The assets  constituting  certain  Trust Funds may include
     --------------
Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be
     -------
allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

     Original Issue Discount.  The IRS has stated in published  rulings that, in
     -----------------------
circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market  Discount.  A  Grantor  Trust  Certificateholder  that  acquires  an
     ----------------
undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election  to  Treat  All  Interest  as OID.  The OID  Regulations  permit a
     ------------------------------------------
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   STRIPPED BONDS AND STRIPPED COUPONS

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates --Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain  Owners.  Several  Code  sections  provide  beneficial
     ----------------------------
treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

          2. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM LOANS

     The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon
Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust
     ----------------------------------
Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

          3.   GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

     C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

     Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     D. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master  Servicer  will furnish or make  available,  within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code
Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures.  For certain Series of Certificates,  two separate
     -----------------------
elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

     A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General.  Except as  otherwise  stated in this  discussion,  REMIC  Regular
     -------
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium.  The REMIC Regular Certificates may be
     -----------------------------------
issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates --Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular  Certificates.  REMIC Regular  Certificates may
     -----------------------------------------
provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election  to  Treat  All  Interest  as OID.  The OID  Regulations  permit a
     ------------------------------------------
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market  Discount.  A purchaser of a REMIC Regular  Certificate  may also be
     ----------------
subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium.  A purchaser of a REMIC  Regular  Certificate  that  purchases the
     -------
REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred  Interest.  Certain  classes  of REMIC  Regular  Certificates  may
     ------------------
provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and  Delinquencies.  Certain Series of Certificates may
     --------------------------------------
contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale,  Exchange or  Redemption.  If a REMIC  Regular  Certificate  is sold,
     ------------------------------
exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest  Certificates.  Certain of the REMIC Regular  Certificates
     ------------------------------
("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest  Expenses of the REMIC. Under temporary Treasury  regulations,
     -----------------------------------
if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses.  Although not entirely clear, it appears that
     ----------------------------
holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S.  Persons.  Generally,  payments of interest (including any payment
     -----------------
with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information  Reporting  and Backup  Withholding.  The Master  Servicer will
     -----------------------------------------------
furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     New Withholding  Regulations.  On October 6, 1997, the Treasury  Department
     ----------------------------
issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable
     --------------------------------------------------------------
income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net  Losses of the REMIC.  The REMIC will have a net loss for any  calendar
     ------------------------
quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A Residual Certificate acquired after January 3, 1995
     --------------------
cannot be marked to market.

     Pass-Through of Non-Interest  Expenses of the REMIC. As a general rule, all
     ---------------------------------------------------
of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions.  A portion of the income on a REMIC Residual Certificate
     -----------------
(referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC
Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments.  Any distribution made on a REMIC Residual Certificate to a REMIC
     --------
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or  Exchange  of  REMIC  Residual  Certificates.  If a REMIC  Residual
     ----------------------------------------------------
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     C. PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

     D. LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

     E. ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     F. TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

     G. RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONs

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified  Organizations.  An entity may not  qualify as a REMIC  unless
     ---------------------------
there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual  Certificates.  The REMIC Regulations disregard,
     ----------------------------------------
for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign  Investors.  The REMIC  Regulations  provide that the transfer of a
     ------------------
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

     A. TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness.  The Trust Fund will agree, and the
     --------------------------------------
Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, etc. The  discussion  below assumes that all payments on the Notes are
     --------
denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest  Income on the Notes.  Based on the above  assumptions,  except as
     -----------------------------
discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other  Disposition.  If a Noteholder  sells a Note, the holder will
     --------------------------
recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

     The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is
     ---------------
a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such
     ------------------
as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible  Alternative  Treatments of the Notes. If, contrary to the opinion
     ----------------------------------------------
of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

     B. TAX CONSEQUENCES TO HOLDER OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Depositor will agree, and
     --------------------------------------------
the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of  alternative  characterizations  are  possible.  For  example,
     -----------------------------------------------------------
because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments
     -----------------------
on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership,  the Trust Fund will not be subject
     --------------------
to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the
Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount  and Premium.  It is believed  that the Loans were not issued with
     ---------------------
OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will
     -----------------------
be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition  of  Certificates.  Generally,  capital  gain or  loss  will be
     -----------------------------
recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations  Between  Transferors and  Transferees.  In general,  the Trust
     --------------------------------------------------
Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section  754  Election.  In the event  that a  Certificateholder  sells its
     ----------------------
Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative  Matters.  The  Trustee  is  required  to keep or have  kept
     -----------------------
complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the
     ----------------------------------------------
Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup  Withholding.  Distributions  made on the  Certificates and proceeds
     -------------------
from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     New Withholding  Regulations.  On October 6, 1997, the Treasury  Department
     ----------------------------
issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

     A. CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

     The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

     B. TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimus discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

     C. POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

     D. POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans will be issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

     E. FOREIGN INVESTORS

     In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

     If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     F. BACKUP WITHHOLDING

     Certain Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     G. NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

     General.  The  FASIT  provisions  of the Code  were  enacted  by the  Small
     -------
Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification  as a FASIT.  The Trust Fund  underlying  a Series (or one or
     -------------------------
more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset  Composition.  In order for a Trust  Fund (or one or more  designated
     ------------------
pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests  in a FASIT.  In addition to the  foregoing  asset  qualification
     ---------------------
requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates --Variable Rate REMIC Regulation Certificate.

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities --Treatment of High-Yield Interests."

     Consequences of Disqualification.  If a Series of FASIT Securities fails to
     --------------------------------
comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities.  Payments received by holders of
     -----------------------------------------
FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

     Treatment of  High-Yield  Interests.  High-Yield  Interests  are subject to
     -----------------------------------
special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another
FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership  Securities.  A FASIT  Ownership  Security
     --------------------------------------------
represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup  Withholding,  Reporting  and Tax  Administration.  Holders of FASIT
     --------------------------------------------------------
Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Availability of Underwriter's Exemption for Certificates

     Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

     General Conditions of the Exemption. Section II of the Exemption sets forth
     -----------------------------------
the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the "Restricted Group");

          (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. PTCE 83-1 is not applicable to manufactured housing contract pool investment trusts or multifamily mortgage pool investment trusts.

     Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

                                LEGAL INVESTMENT

     Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

     The  predecessor  to  the  OTS  issued  a  bulletin,   entitled,  "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the
FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

     The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

     The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

     This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

     The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

     As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                PAGE(S) ON WHICH
                                                                 TERM IS DEFINED
                                                               IN THE PROSPECTUS
                                                               -----------------

1986 Act.....................................................             70, 74
Accrual Securities...........................................              9, 27
Accrued Security Interest....................................                 29
adjusted issue price.........................................             71, 83
Agreement....................................................                 36
Agreements...................................................                  9
Amortizable Bond Premium Regulations.........................                 67
an accrual period............................................                 76
Applicable Amount............................................                 83
ARM Loans....................................................             20, 70
Asset Seller.................................................                 19
Assets.......................................................           1, 6, 18
Available Distribution Amount................................                 28
Balloon Mortgage Loans.......................................                 17
benefit plan investors.......................................                100
Book-Entry Securities........................................                 28
Buydown Mortgage Loans.......................................                 26
Buydown Period...............................................                 26
capital asset................................................             72, 79
Cash Flow Agreement..........................................              8, 22
Cash Flow Agreements.........................................                  1
Cede.........................................................              3, 33
CEDEL........................................................                 34
CEDEL Participants...........................................                 34
Certificateholder............................................                 95
Certificates.................................................          1, 6, 101
clearing agency..............................................                 33
clearing corporation.........................................             33, 38
Closing Date.................................................                 74
Code.........................................................                 11
Collection Account...........................................                 40
Commission...................................................                  3
Contributions Tax............................................                 84
Cooperative..................................................             35, 56
Cooperative Loans............................................                 56
Cooperatives.................................................                 19
Covered Trust................................................             16, 53
CPR..........................................................                 25
Credit Support...............................................           1, 8, 22
Crime Control Act............................................                 64
Cut-off Date.................................................                 10
daily accruals...............................................                 83
Daily portions...............................................             71, 75
Deferred Interest............................................                 71
Definitive Securities........................................             28, 36
Depositor....................................................              6, 19
Determination Date...........................................                 28
disqualified organization....................................                 86
Distribution Date............................................                 10
DTC..........................................................              3, 33
Due Period...................................................                 28
Eligible Corporations........................................                 97
equity of redemption.........................................                 59
ERISA........................................................             12, 99
Euroclear....................................................                 34
Euroclear operator...........................................                 34
Euroclear Participants.......................................                 34
Events of Default............................................                 49
Evidences of indebtedness....................................     72, 73, 79, 84
Excess inclusion.............................................                 83
excess inclusions............................................                 86
excess servicing.............................................                 69
Exchange Act.................................................                  4
Exemption....................................................                100
FASIT Qualification Test.....................................                 96
FDIC.........................................................            40, 102
Federal long-term rate.......................................                 83
FHLMC........................................................                 47
foreign person...............................................             87, 89
Government Securities........................................   1, 7, 19, 73, 98
Grantor Trust Certificates...................................                 11
High-Yield Interest..........................................                 97
Home Equity Loans............................................              7, 20
Home Improvement Contracts...................................              7, 20
Indenture....................................................             27, 36
Indenture Trustee............................................                 36
Indirect Participants........................................                 34
Insurance Proceeds...........................................                 40
L/C Bank.....................................................                 54
Labor........................................................                100
Legislative History..........................................                 70
Liquidation Proceeds.........................................                 40
Loan-to-Value Ratio..........................................                 19
Mark-to-Market Regulations...................................                 82
Master REMIC.................................................                 73
Master Servicer..............................................                  6
MBS..........................................................           1, 6, 18
MBS Agreement................................................                 21
MBS Issuer...................................................                 21
MBS Servicer.................................................                 21
MBS Trustee..................................................                 21
Merrill Lynch................................................                103
Model Law....................................................                103
Mortgage Assets..............................................              1, 19
Mortgage Loan Group..........................................              9, 27
Mortgage Loans...............................................           1, 6, 18
Mortgage Notes...............................................                 19
Mortgage Rate................................................              7, 20
Mortgage related securities..................................            101-103
Mortgages....................................................             19, 56
mortgagor....................................................                 56
NCUA.........................................................                102
new partnership..............................................                 91
New Regulations..............................................     72, 81, 93, 96
Nonrecoverable Advance.......................................                 31
Notes........................................................               1, 6
Offered Securities...........................................                  1
OID..........................................................             65, 67
OID Regulations..............................................                 67
Old partnership..............................................                 91
Originator...................................................                 19
OTS..........................................................                102
Ownership interests..........................................                 96
Participants.................................................             33, 35
Parties in interest..........................................                 99
pass-through entity..........................................                 86
pass-through interest holder.................................                 83
pass-through interest holders................................                 80
Pass-Through Rate............................................              9, 29
passive losses...............................................                 81
Payment Lag Certificates.....................................                 79
Permitted Investments........................................                 40
phantom income...............................................                 81
plan assets..................................................                101
Plans........................................................                 99
Policy Statement.............................................                102
Pooling and Servicing Agreement..............................                 36
portfolio income.............................................                 81
portfolio interest...........................................         85, 89, 93
Pre-Funded Amount............................................              8, 22
pre-issuance accrued interest................................                 79
prepayment...................................................                 24
Prepayment Assumption........................................                 70
Prohibited Transactions......................................             84, 99
Prohibited Transactions Tax..................................                 84
PTCE 83-1....................................................                101
Purchase Price...............................................                 39
qualified mortgage...........................................                 73
qualified stated interest....................................             74, 88
Rating Agency................................................                 13
real estate assets........................................... 11, 69, 73, 74, 98
Record Date..................................................                 28
Refinance Loans..............................................                 19
Regular interests............................................             11, 96
Related Proceeds.............................................                 31
Relief Act...................................................                 64
REMIC........................................................                 11
REMIC Certificates...........................................                 73
REMIC Regular Certificateholders.............................                 74
REMIC Regular Certificates...................................             11, 73
REMIC Regulations............................................                 65
REMIC Residual Certificateholder.............................                 80
REMIC Residual Certificates..................................             11, 73
Restricted Group.............................................                101
Retained Interest............................................                 47
RICO.........................................................                 64
Securities...................................................               1, 6
Securities Act...............................................                  3
Security.....................................................                 37
Security Balance.............................................              9, 30
Security Owners..............................................                 34
Securityholder...............................................                 34
Securityholders..............................................              3, 18
senior lien..................................................                 16
Senior Securities............................................              9, 27
Servicing Agreement..........................................                 36
Servicing Standard...........................................                 43
Short-Term Note..............................................                 88
Single Family Mortgage Loan..................................                 19
Single Family Properties.....................................                  6
Single Family Property.......................................                 19
single family residences.....................................                 73
single-class REMIC...........................................                 80
SMMEA........................................................            13, 101
SMMEA Securities.............................................                101
SPA..........................................................                 25
Stripped ARM Obligations.....................................                 71
Stripped Bond Certificates...................................                 68
stripped bonds...............................................             66, 68
Stripped Coupon Certificates.................................                 68
stripped coupons.............................................             66, 68
Stripped Interest Securities.................................              9, 27
Stripped Principal Securities................................              9, 27
Sub-Servicer.................................................                 43
Sub-Servicing Agreement......................................                 43
Subordinate Securities.......................................              9, 27
Subsequent Assets............................................              8, 22
Subsidiary REMIC.............................................                 73
Super-Premium Certificates...................................                 75
tax avoidance potential......................................                 87
Tax Counsel..................................................                 93
taxable mortgage pool........................................             84, 94
Terms and Conditions.........................................                 35
Title V......................................................                 63
Title VIII...................................................                 64
Trust Agreement..............................................                 36
Trust Assets.................................................                  3
Trust Fund...................................................               1, 6
Trustee......................................................                  6
U.S. Person..................................................             65, 87
UCC..........................................................                 33
Underlying MBS...............................................                 19
Underlying Mortgage Loans....................................                 19
Value........................................................                 19
Voting Rights................................................                 49
Warranting Party.............................................                 38
Whole Loans..................................................                 19

                                  $500,000,000

                         [PROVIDIAN NATIONAL BANK LOGO]

                    PROVIDIAN HOME EQUITY LOAN TRUST 1999-1,
     PROVIDIAN HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1999-PNB1

                             PROVIDIAN NATIONAL BANK
                             TRANSFEROR AND SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR



                      -------------------------------------

                              PROSPECTUS SUPPLEMENT

                      -------------------------------------


MERRILL LYNCH & CO.

                                           NATIONSBANC MONTGOMERY SECURITIES LLC

     No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered hereby, nor an offer of the certificates in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

     Until the expiration of 90 days from the date of this prospectus supplement, all dealers selling the certificates, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 APRIL __, 1999